Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283816

EASTSIDE DISTILLING, INC.

PROSPECTUS

545,406 Shares of Common stock

On November 14, 2024, Eastside Distilling, Inc. (the “Company” or “Eastside”) closed a financing in which it received gross proceeds of $1,615,000 before deducting fees to the placement agent and other offering expenses payable by the Company (the “Private Placement”). In the Private Placement, the Company executed Securities Purchase Agreements (the “Purchase Agreement”) with accredited investors (each, an “Investor” and together the “Investors”), under which each Investor received a Senior Secured Note (the “November Notes”) and Pre-Funded Warrants with an exercise price of $0.50 per share (the “Warrants”) to purchase a total of 363,602 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Of the $0.50 exercise price of the Warrants, $0.499 was pre-funded and received by us at the closing of the Private Placement and is included in the above gross proceeds.

In this Prospectus, we refer to each Investor as a “Selling Stockholder” and collectively, the “Selling Stockholders”.

We are obligated to register the Common Stock underlying the Warrants sold in the Private Placement pursuant to a registration rights agreement by and between us and the Selling Stockholders dated November 14, 2025 (the “Registration Rights Agreement”) that we entered into with the Selling Stockholders on November 14, 2024. Pursuant to the Registration Rights Agreement we are required to register 150% of the number of shares of the Common Stock issuable upon full exercise of the Warrants.

This Prospectus relates to the offering and resale by the Selling Stockholders, of 545,406 shares of our Common Stock (the “Shares”), which is comprised of Shares that we are required to register pursuant to the Registration Rights Agreement obligating us to register 150% of the maximum number of Shares issuable upon exercise of the Warrants in full at an exercise price of $0.50 per share (subject to adjustments as provided in the Warrants).

For a detailed description of each of the transactions in which the Selling Stockholders obtained the Shares being registered in the Prospectus and the terms of such Shares, see “The Private Placement” on page 46 of this Prospectus.

The Company is not selling any securities in this offering, and therefore will not receive any proceeds from the sale of the Shares by the Selling Stockholders, other than the nominal remaining proceeds from the exercise price of the Warrants. See “Use of Proceeds” on page 39 of this Prospectus.

We have agreed to pay the expenses of the registration of the Common Stock offered and sold under the Prospectus by the Selling Stockholders. Each Selling Stockholder will pay any commissions or discounts applicable to the Shares it sells.

Our Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EAST.” On January 10, 2025, the last reported sale price of our Common Stock on the Nasdaq was $0.0.8299 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 5 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 14, 2025

You should rely only on information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The Selling Stockholders are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. We are responsible for updating this Prospectus to ensure that all material information is included and will update this Prospectus to the extent required by law.

i

Glossary

For the convenience of investors, this glossary contains most of the defined words and terms we use in this Prospectus including technical terms and abbreviations for the many laws that we define later in this Prospectus. Certain words and terms like the Company and Beeline are not included in this Glossary.

“APOR” means the average prime offer rate.

“ATDS” means automatic telephone dialing systems.

“BSA” means the Bank Secrecy Act.

“CCPA” means the California Consumer Protection Act.

“CFPB” means the Consumer Financial Protection Bureau.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DSCR” means debt service coverage ratio.

“DTI” means debt-to-income ratio.

“EFTA” means the Electronic Fund Transfer Act of 1978.

“FCC” means the Federal Communications Commission.

“FCPA” means the Foreign Corrupt Practices Act.

“FCRA” means the Fair Credit Reporting Act.

“FHA” means the Federal Housing Authority.

“FTC” means the Federal Trade Commission.

“GLBA” means the Gramm-Leach-Bliley Act.

“GSEs” means government-sponsored enterprises, or Fannie Mae and Freddie Mac, together.

“HMDA” means the Home Mortgage Disclosure Act.

“HOEPA” means the Home Ownership and Equity Protection Act.

“HUD” means the Department of Housing and Urban Development.

“IAM” means Identity and Access Management.

ii

“LIBOR” means the London Inter-Bank Offered Rate.

“MSRs” means mortgage service rights.

“non-conforming loans” are loans originated outside of Fannie Mae, Freddie Mac, FHA, and VA guidelines.

“Non-QM loans” means non-qualified mortgage loans.

“NPI” means nonpublic personal information.

“PI” means personal information.

“QC” means quality control.

“QM” means qualified mortgage.

“QM loans” means qualified mortgage loans.

“Regulation N” means the Mortgage Acts and Practices Advertising Rule.

“RESPA” means the Real Estate Settlement Procedures Act.

“SAFE Act” means the Secure and Fair Enforcement for Mortgage Licensing Act.

“SOFR” means the Secured Overnight Financing Rate.

“TCPA” means the Telephone Consumer Protection Act.

“TILA” means the Truth in Lending Act.

“TRID rule” means the TILA-RESPA Integrated Disclosure.

“USA Patriot Act” means the Uniting and Strengthening America by providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act.

“VA” means the Veterans Administration.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	Our ability to continue as a going concern and the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months which will depend on our ability to raise capital;
●	Maintaining the listing of our Common Stock on The Nasdaq Capital Markets (“Nasdaq);
●	Our ability to obtain stockholder approval to increase our authorized common stock;
●	Our need for stockholder approval to approve the conversion or exercise of securities we issued in a recent merger transaction and subsequent financings;
●	Our ability to integrate Beeline Financial Holdings, Inc. (“Beeline”) and its subsidiaries’ business and effectively manage and grow that business;
●	Future interest rates in the United States;
●	Changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry;
●	geopolitical conflicts such as those in Ukraine and Israel;
●	our ability to develop and maintain our brand cost-effectively; and
●	the other risk factors summarized under “Summary of Risk Factors” on page 5 and described in more detail in “Risk Factors” beginning on page 5 of this Prospectus.

You should read this Prospectus and the documents we have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this Prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus particularly our forward-looking statements, by these cautionary statements.

iv

PROSPECTUS SUMMARY

Background of Eastside

Eastside is a Nevada corporation incorporated in 2004 with its principal place of business in Monroe, Connecticut.

Our Recent Merger

On October 7, 2024, Eastside closed the merger contemplated by the Agreement and Plan of Merger and Reorganization, as amended, which we refer to elsewhere in this Prospectus as the “Merger Agreement,” with East Acquisition Inc. (“Merger Sub”) and Beeline, a fintech mortgage lender and title provider. Pursuant to the closing Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving corporation, Merger Sub, being changed to Beeline Financial Holdings, Inc. (the “Merger”). In connection with the Merger, Eastside also completed a debt exchange transaction with certain of its existing lenders and sold the largest segment of its business. See “The Merger” beginning on page 44.

Our Recent Private Placement

On November 14, 2024 (the “Closing Date”), the Company sold $1,938,000 in aggregate principal amount of Notes and Warrants and received gross proceeds of $1,615,000 in connection with a private placement offering (the “Offering”). The Notes and Warrants were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholders. In connection with the Offering, the Company entered into a Registration Rights Agreement pursuant to which it agreed to file the Registration Statement of which this Prospectus forms a part to register the resale by the Selling Stockholders of the Shares underlying the Warrants. See “The Private Placement” beginning on page 46.

Business Overview

The Company currently operates through two subsidiaries. Bridgetown Spirits Corp. (“Spirits”) manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages, including whiskey, vodka, rum and tequila, under recognized brands in 30 U.S. states. We sell our products on a wholesale basis to distributors through open states, and brokers in control states.

In the Merger on October 7, 2024 Beeline became our second subsidiary. Beeline is a fintech mortgage lender and title provider aimed at transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage and title platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in three locations in the United States.

For more information, see “Business” beginning on page 50 of this Prospectus.

1

THE OFFERING

Issuer	Eastside Distilling, Inc., a Nevada corporation

Securities offered by the Selling Stockholders	545,406 Shares issuable for nominal consideration upon exercise of Warrants. See “Selling Stockholders” beginning on page 41 for more information.

Total Common Stock outstanding after this offering(1)	5,234,909 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by this Prospectus, except a nominal amount from the exercise of Warrants.

Risk Factors	Investing in our Common Stock involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” beginning on page 5 of this Prospectus.

(1)	The number of shares of our Common Stock to be outstanding after this offering assumes 4,689,503 outstanding as of December 31, 2024 and the Shares issuable upon exercise of the Warrants (notwithstanding any beneficial ownership limitations). It excludes the following:

●	2,500,000 shares of our Common Stock issuable upon conversion of outstanding Series B Convertible Preferred Stock (the “Series B”);
●	255,474 shares of our Common Stock issuable upon conversion of outstanding Series D Convertible Preferred Stock (the “Series D”);
●	200,000 shares of our Common Stock issuable upon conversion of outstanding Series E Convertible Preferred Stock (the “Series E”);
●	517,775 shares of our Common Stock issuable upon conversion of outstanding Series F-1 Convertible Preferred Stock (the “Series F-1”);
●	69,085,562 shares of our Common Stock issuable upon conversion of outstanding Series F Convertible Preferred Stock (the “Series F”);
●	5,364,889 shares of our Common Stock issuable upon conversion of outstanding Series G Convertible Preferred Stock (the “Series G”);
●	3,560,848 shares issuable upon the full exercise of other outstanding warrants; and
●	Common Stock underlying awards we are obligated to issue Beeline option holders once our authorized Common Stock is increased.

2

Summary Risk Factors

Our business and an investment in our Common Stock are subject to numerous risks and uncertainties, including those highlighted in this “Risk Factors” section below. Some of these risks include:

Financial Risks Related to the Company

●	There is substantial doubt as to our ability to continue as a going concern.
●	We have substantial indebtedness which becomes due and payable in the near future.
●	We have a very limited operating history since our Merger with Beeline in October 2024.
●	We and Beeline each have a history of operating losses since inception, if it fails to generate operating cash flow, you may lose all or most of your investment.

Special Risks Related to our Common Stock

●	The Company received two non-compliance letters from Nasdaq, and may become subject to delisting.
●	If we fail to obtain the vote to increase our authorized Common Stock, we will not be able to raise equity capital to fund our ongoing operations.

Risks Relating to our Spirits Business

●	We are susceptible to cybersecurity breaches and cyber-related fraud.
●	We must maintain adequate terms from our supply partner, and any failure to do so will likely result in deteriorating performance of our Azuñia brand.
●	Failure of our distributors to distribute our products adequately could result in deteriorating operating performance.
●	Failure of our products to secure and maintain listings in the control states would result in a decline in revenue.
●	Failure to maintain adequate inventory levels would negatively impact operational profitability.
●	We have been unsuccessful in launching new products.
●	We face substantial competition in the spirits industry and compete with many better capitalized competitors.
●	We face unique risks relating to class actions or other litigation relating to alcohol.
●	We face substantial regulatory risks in connection with the marketing and sale of alcohol.
●	We are exposed to product liability or other related liabilities.

3

Risks Related to Beeline’s Business

●	Beeline depends on third party partners and vendors to maintain and grow its business, the loss of some or all of these third parties may have a material adverse effect.
●	Beeline depends on its ability to sell loans and mortgage service rights (“MSRs”) in the secondary market the impairment of which would materially harm its business.
●	An economic downturn could halt or limit its ability to sell Beeline’s loans and lend money to future borrowers.
●	Beeline is required to comply with many financial, legal, and regulatory laws and regulations, and any failure to comply could have a material adverse effect.
●	Beeline faces intense competition that could materially and adversely affect it.
●	Beeline’s loans to customers originated outside of GSE guidelines or other guidelines involve a high degree of business and financial risk.
●	Beeline relies on highly-skilled personnel with knowledge of the mortgage industry, the loss of whom may negatively impact its business.
●	Beeline is exposed to interest rate volatility, which could have a material adverse effect.
●	Material fraud could result in significant financial losses and reputational harm.
●	Beeline markets its services through advertising via online sources, and it may need to incur substantial costs to drive future sales, and may be unsuccessful in doing so.
●	New TCPA regulations go into effect in early 2025 will impact Beeline’s compliance costs and give rise to new regulatory and legal risks.

Risks Related to Beeline’s Operations and Financial Results

●	Beeline has a history of operating losses and has not yet been able to maintain profitability, and it may not achieve or maintain profitability in the future.
●	If the United States experiences rising mortgage interest rates, it may continue to negatively impact Beeline’s business and loan origination volumes.
●	Beeline’s business is subject to underwriting limitations and the potential of mortgage defaults.
●	Failure to comply with underwriting guidelines of aggregators or GSEs could materially and adversely impact Beeline’s business.
●	Changes in the GSEs’, the FHA’s or the VA’s requirements or guidelines could materially and adversely affect Beeline’s business.

Risks Related to Beeline’s Debt and Warehouse Credit Lines

●	Beeline relies on indebtedness to fund its operations and growth objectives, which subjects it to numerous risks arising from its incurring this indebtedness.
●	Beeline relies on warehouse lines to fund the loans it originates and without these lines, Beeline would be unable to originate loans as a correspondent lender to its investors who purchase its loans.

Risks Related to Beeline’s Products, Technology, and Intellectual Property

●	Beeline’s business relies on technology infrastructure, which exposes it to cybersecurity and technology infrastructure risks.
●	If Beeline is not able to protect the privacy, use, and security of customer information, it could sustain damages.

●	Beeline heavily relies on third-party software to operate its business.
●	Beeline faces risks with respect to its ability to protect its intellectual property rights.

Regulatory Risks

●	We and Beeline each operate in a heavily regulated industry, and our business operations expose it to risks of noncompliance, including due to any future changes in the regulations applicable to it.
●	Future AI or technology regulations could negatively impact our business.
●	Beeline is subject to various telecommunications, data protection and privacy laws.
●	Federal and state laws regulate Beeline’s strategic relationships which could result in harm to its business.

Risks Relating to Our Common Stock

●	The market price of our shares of Common Stock is subject to fluctuation.
●	Our failure to maintain effective disclosure controls and internal controls over financial reporting could have an adverse impact on us.
●	Outstanding preferred stock and any new preferred stock that may be issued could harm our existing stockholders.
●	If we raise capital in the future, it may dilute our existing stockholders’ ownership and/or have other adverse effects on us, our securities or our operations.
●	Common Stock eligible for future sale may adversely affect the market.
●	A lack of securities or industry analyst coverage on our business or negative reports could negatively impact the market price and trading volume of our Common Stock.
●	We have never paid dividends and we do not expect to pay dividends for the foreseeable future.

4

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of our securities could decline.

Following our acquisition of Beeline on October 7, 2024, our focus is on, and our future revenue and operating results are anticipated to be derived both from, what we call our spirits business and Beeline’s business. As such, the following risks, as they relate to our business, are divided among risks related to our spirits business, financial risks, Beeline-related risks, and risks related to our combined Company as a whole.

Financial Risks Related to the Company

Because there is substantial doubt as to the Company’s ability to continue as a going concern, we may not be successful and our ability to continue our operations is in doubt unless we can access sufficient working capital within the timeframe needed.

The Company has limited capital and substantial accumulated deficit as of the date of this Prospectus. We do not have sufficient working capital and cash flows for continued operations for at least the next 12 months, which raises a risk of our potential inability to continue as a going concern. Our continued existence is dependent upon our obtaining the necessary capital to meet our expenditures, and we can provide no assurance that we will be able to raise adequate capital to meet our future working capital needs.

We have substantial indebtedness which becomes due and payable in the near future, and if we are unable to repay this indebtedness as and when it comes due, it could materially adversely affect our business and your investment in us.

We presently have a total of $9,553,333 of outstanding indebtedness, which includes $2,386,333 of indebtedness outstanding under the November Notes due March 13, 2025 and $3,600,000 of indebtedness outstanding under the Beeline 10% Senior Secured Debentures (the “Debentures”). In addition, Beeline has approximately $265,000 of other indebtedness as of November 30, 2024, not including sums due under its warehouse line which it uses to place mortgage loans, which mortgage loans are then resold to third parties. The November Notes are secured by our Spirits assets. If we are unable to repay the November Notes when they come due, we could lose the Spirits business. Further, if we are unable to repay the November Notes within 180 days of November 14, 2024, the November Notes will accrue a special one-time interest payment of 30% which will increase the principal of each November Note in addition to 18% default interest. In January 2025, Beeline will begin to make monthly installment payments of $440,328 through September 2025 under the Beeline Debentures. These Debentures are secured by Beeline’s assets, and if we are unable to meet these obligations, it could jeopardize that business. If we are unable to meet these obligations with respect to the indebtedness described above, it would have a material adverse effect on our business and financial condition, and you could lose all or most of your investment as a result.

We have a very limited operating history since our Merger with Beeline in October 2024 which makes it difficult to forecast our future results, making any investment in us highly speculative.

While Beeline had operations prior to the October 7, 2024 Merger in which we acquired Beeline, we have a limited operating history as a combined company following the Merger from which to evaluate our prospects. Importantly, two of our executive officers come from Beeline, so our operations going forward are subject to ordinary integration risks where two companies and two cultures are combined. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts or budgetary predictions. Our current and future expense levels are based largely on our budget plans and estimates of future revenue, which are in part contingent on our ability to access capital as needed and planned, which remains uncertain including due to factors described elsewhere in these Risk Factors. Additionally, our current revenue projections are based largely on customer and partner relationships and trends, including general trends in the mortgage lending industry, which remain uncertain. Similarly, if we are able to raise sufficient capital in the future, we may use a portion of the proceeds to acquire other operating businesses in our segments or related segments to facilitate strategic growth and build our market presence and revenue potential. If we face further challenges in raising the necessary capital or generating revenue in the future, we may be unable to adjust our spending in a timely manner to address for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations or plan of operations or acquisitions. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations and growth process and facing integration challenges following a recent merger and acquisition transaction. Due to these contingencies, we may be unable to achieve profitability in some or all of our businesses in a timely manner or at all, in which case you could lose all or some of your investment.

5

Because we and Beeline each have a history of operating losses since inception, if we fail to generate operating cash flow, you may lose all or most of your investment.

At September 30, 2024, we had an accumulated deficit of $86,959,000 which reflects our history of continued operating losses. On a pro forma basis assuming we acquired Beeline on September 30, 2024, our accumulated deficit would have been $78,993,141. Beeline was organized in 2019, has a limited operating history and has generated substantial ongoing losses since inception. It recorded net losses of $10,899,722 and $10,552,236 for 2023 and 2022, respectively. For 2023, salaries expense was $6,418,989 on total revenues of $3,793,946. Interest expense was $1,253,728. For the nine months ended September 30, 2024, Beeline generated net income of $1,038,808, including approximately $1,430,412 of interest expense and salary expenses of $4,885,059 on revenues of $3,637,207. In June 2024, Beeline restructured its indebtedness, which accounted for the $11,344,207 gain on extinguishment of debt. We expect will we continue to incur losses and experience negative cash flows from operations for the foreseeable future. If we cannot achieve positive cash flow from operations or net income, we will need to raise additional capital, which we may not be able to do on favorable terms, if at all. Our and Beeline’s ongoing losses raise substantial uncertainty about its future profitability and success.

Special Risks Related to our Common Stock

Because the Company received two non-compliance letters from Nasdaq, its failure to maintain its Nasdaq listing, and any delisting could negatively impact our future capital-raising abilities.

In 2024, the Company failed to comply with two applicable Nasdaq Listing Rules, and received non-compliance letters. One letter is financial in nature. The Company has been notified that Nasdaq is continuing to monitor its compliance with Nasdaq Listing Rule 5550(b)(1), which requires a listed company to maintain stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Rule”). While the Company believes it has regained compliance with the Stockholders Equity Rule as the result of its Merger with Beeline, there can be no assurances that Nasdaq will ultimately agree. The second deficiency relates to the minimum bid price being below $1.00. While we have a stockholders meeting scheduled for December 23, 2024, at which we are asking our stockholders to approve a reverse stock split in the range of 1-for-2 to 1-for-10, there are no assurances that this proposal will pass. Further, once we implement a reverse stock split, we may again fail to meet the minimum bid price in which case our Common Stock will be delisted. If the Company’s Common Stock is delisted it would negatively impact the Company’s ability to raise capital, and negatively impact our stockholders’ ability to trade their Common Stock.

6

If we fail to obtain the vote to amend our Articles of Incorporation to increase our authorized Common Stock, we will not be able to raise equity capital to fund our ongoing operations, which will impair our ability to remain operational.

We have a very limited number of authorized and unissued shares of our Common Stock, which has impeded our ability to raise capital. Because of our need to raise capital to fund our operations and growth objectives, we will need to seek stockholder approval to amend our Articles of Incorporation to increase our authorized Common Stock to 100 million shares to enable us to conduct capital raising transactions. We plan to seek that approval in a Proxy Statement we will send to our stockholders after we clear that Proxy Statement with the Securities and Exchange Commission (the “SEC”). Amendment of our Articles of Incorporation will require stockholders holding 50.1% of the voting power as of the record date for the meeting to approve the proposal at a special meeting. Because many clearing broker-dealers will not vote the shares of “street name” stockholders, it has been increasingly harder to get stockholder approvals to amend charters. Any delays in having the special meeting or getting the necessary majority vote could make it difficult to raise the necessary capital we need. Ultimately, if we fail to obtain the vote in favor, we will very likely be unable to remain operational, unless our Common Stock no longer trades on Nasdaq.

If we fail to obtain further stockholder approval in order to permit our Series F to convert and vote and permit the Warrants to be exercised, we may face significant challenges including the loss of attention from former Beeline stockholders which could result in a decline in Beeline’s business.

At another stockholders meeting to be held next year, we will also seek stockholder approval for former Beeline stockholders to be able to convert and vote their preferred stock issued in the Merger and also approve the exercise of the Warrants issued to the Selling Stockholders as well as exercises and conversions of other Warrants and shares of the Series G issued in a subsequent private placement offering. The Proxy Statement we use for that meeting will need to comply with the SEC’s merger and acquisitions Proxy Statement rules. These rules require comprehensive and lengthy disclosure about the Beeline Merger including a summary of all telephone calls, emails, texts and written communications between us and Beeline through the October 7th Merger closing. In addition, the Proxy Statement will require extensive disclosure about the businesses of Beeline and the Company including the risk factors facing each company, the management of each company and our Board of Directors (the “Board”), principal stockholders, related party transactions for the prior two year period for each company, and financial statements for the Company and Beeline for two prior years as well as interim financial statements and a discussion about the results of operations and financial condition of each of us for the periods in the financial statements.

7

As a public company required to comply with both Nasdaq and SEC rules as they relate to stockholder approval of corporate actions, the process for taking these actions will be prolonged, complex and costly. Under SEC rules, before conducting any stockholder meeting we must first prepare and file a preliminary Proxy Statement with the SEC. Because we expect the SEC Staff may issue extensive comments, we are uncertain when we can schedule the special meeting of stockholders. We will need to allow 45-60 days following the record date to have a meeting; the record date will be before the mailing. In addition, we face a deadline of February 14th to mail the Proxy Statement without waiting for completion of our 2024 financial statements, which could further delay our ability to have the meeting.

The Series F and Series F-1 Certificates of Designation contemplate former Beeline stockholders owning 82.5% of the Company upon conversion subject to future dilution. Most of the former Beeline capital stock is contained in the Series F. If our stockholders approve the conversion and voting of the Series F, Nicholas Liuzza, Jr., Beeline’s Chief Executive Officer, will beneficially own 24.5% of our Common Stock. If this proposal fails, it is possible Mr. Liuzza and other former Beeline stockholders who are our employees will lose their motivation and fail to focus on Beeline.

Because our Common Stock is listed on Nasdaq, if we obtain stockholder approval for the conversion of our Series F we will at the same time be required to meet the initial listing requirements which are more stringent than the continued listing rules.

When we acquired Beeline, it did not result in a change of control. Whenever there is a change of control under The Nasdaq Stock Market Rules, it is treated as a new listing and subject to the new listing requirements. If our stockholders (other than the holders of the Series F and F-1) approve the conversion and voting of the Series F and F-1, it will be deemed a change of control. The new listing requirements including stock price are more stringent than the requirements for a continued listing. We cannot assure you that Nasdaq will approve the new listing application. Delisting would have a negative effect on the price of our Common Stock and would impair your ability to sell our Common Stock when you wish to do so.

Risks Relating to our Spirits Business

We are susceptible to cybersecurity breaches and cyber-related fraud.

We depend on information technology (“IT”) systems, networks, and services, encompassing internet sites, data hosting and processing facilities, as well as hardware (including laptops and mobile devices), along with software and technical applications and platforms. Some of these are overseen, hosted, supplied, and/or utilized by third parties or their vendors, supporting us in the administration of our business.

8

The escalation of IT security threats and the increasing sophistication of cyber-crime pose a potential hazard to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. Should the IT systems, networks, or service providers we rely on encounter malfunctions or if we experience a loss or disclosure of sensitive information due to various causes such as catastrophic events, power outages, or security breaches, and our business continuity plans fail to address these issues promptly, we could face disruptions in managing operations. This may result in reputational, competitive, and/or business harm, potentially adversely impacting our business operations and financial condition. Furthermore, such incidents could lead to the unauthorized disclosure of critical confidential information, causing financial and reputational damage due to the loss or misappropriation of confidential information belonging to us, our partners, employees, customers, suppliers, or consumers, particularly with Beeline’s storage of confidential consumer information including social security numbers. In such scenarios, significant financial and other resources might be required to rectify the damage caused by a security breach or to repair and replace networks and IT systems.

We must maintain adequate terms from our supply partner Agaveros Unidos de Amatitan, SA. de CV, which if not done, will likely result in deteriorating performance of our Azuñia brand.

We have a long-term exclusive agreement with Agaveros Unidos de Amatitan, SA. de CV (“Agaveros Unidos”) for the Azuñia Tequila brand. The termination of our relationship or an adverse change in the terms of our arrangement with Agaveros Unidos could have a negative impact on our business. If Agaveros Unidos increases its prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, any failure by Agaveros Unidos to perform satisfactorily or handle increased orders, or delays in shipping, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business, financial condition or results of operations could be negatively impacted.

Failure of our distributors to distribute our products adequately within their territories or any “under-investment” by our distributors in our brands could result in deteriorating operating performance.

We currently distribute our Spirits products in seven states. We are required by law to use state-licensed distributors or, in 17 states known as “control states,” state-owned agencies to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the United States. We have established relationships for our brands with a limited number of wholesale distributors. In the past two years, at least one distributor has significantly reduced its investment in our spirits brands, which had an adverse effect our business, sales and growth. We have engaged new distributors, however they do not have the same scale as the former distributor.

Over the past decade, there has been increasing consolidation in production, distribution, and retail (the three tiers of the current system) that challenges the growth of small businesses in the marketplace. Our distributors also distribute competitive brands for much larger companies with significant pricing power. The ultimate success of our products depends in large part on our distributors’ ability and desire to distribute our products, as we rely significantly on them for product placement and retail store penetration. In many key states, we have signed contracts that greatly limit our ability to replace and pursue recourse with distributor partners that fail to meet their obligations. We cannot assure you that our U.S. distributors will commit sufficient time and resources to promote and market our brands and product lines. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

9

Failure of our products to secure and maintain listings in the control states would result in a decline in revenue.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain sales volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures, which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly, which would have a material adverse financial effect on our results of operations and financial condition.

Failure to maintain adequate inventory levels would negatively impact operational profitability.

We maintain inventories of our product aging in barrels, as well as inventory needed to meet customer delivery requirements. We have used our barreled spirits inventory at market value as collateral in the Company’s financing. If we do not make timely payments on our financing obligations, or we breach our covenants in any financing document, including maintaining loan-to-value ratios, the lenders may foreclose and take possession of our inventory. In addition, this inventory is always at risk of loss due to theft, fire, evaporation, spoilage, or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

We have been unsuccessful in launching new products and recent launches have negatively impacted the rate of loss.

A component of our growth strategy has been the addition of other brands that are complementary to our existing portfolio. Toward this end, during recent years we have launched new services and acquired new assets. Future growth requires we continue to invest in the newly acquired businesses. The addition of new products or businesses entails numerous risks with respect to integration and other operating issues, any of which could have a detrimental effect on our results of operations and/or the value of our equity. These risks include, but are not limited to, the following:

●	difficulties in assimilating acquired operations or products, including failure to realize synergies;

10

●	unanticipated costs that could materially adversely affect our results of operations;
●	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;
●	diversion of management’s attention from other business concerns;
●	adverse effects on existing business relationships with suppliers, distributors and retail customers;
●	risks of entering new markets or markets in which we have limited prior experience; and
●	the potential inability to retain and motivate key employees of acquired businesses.

Our ability to grow through the acquisition of additional brands is also dependent upon identifying acceptable acquisition targets and opportunities, our ability to consummate prospective transactions on favorable terms, or at all, and the availability of capital to complete the necessary acquisition arrangements. We intend to finance our brand acquisitions through a combination of our available cash resources, third-party financing and, in appropriate circumstances, the further issuance of equity and/or debt securities. Acquiring additional brands could have a significant effect on our financial position and could cause substantial fluctuations in our quarterly and yearly operating results. Also, acquisitions could result in the recording of significant goodwill and intangible assets on our financial statements, the amortization or impairment of which would reduce reported earnings in subsequent years.

We face substantial competition in the spirits industry and have limited financial resources compared to other competitors.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. Many of our competitors have longer operating histories and have substantially greater financial, sales, marketing and other resources than we do, as well as larger installed customer bases, greater name recognition and broader product offerings. These large competitors can devote financial and other greater resources to the development, promotion, sale and support of their products. As a result, it is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

We face unique risks relating to class actions or other litigation relating to alcohol abuse or the misuse of alcohol.

Our industry faces the possibility of class action or similar litigation alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems or that we failed to adequately warn consumers of the risks of alcohol consumption. It is also possible that governments could assert that the use of alcohol has significantly increased government-funded healthcare costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

11

Lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

We face substantial regulatory risks including compliance with local and national laws, as well as the possibility of adverse changes in law, regulation or tax policy.

Our business is subject to extensive government regulation. This includes regulations regarding production, distribution, marketing, advertising and labelling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and increase our losses.

Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

12

We are exposed to product liability or other related liabilities which could have significant negative financial repercussions on Spirits’ solvency.

Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from consumer, stakeholder and other lawsuits, these measures may not be sufficient for us to successfully avoid or limit product liability or other related liabilities. Our general liability insurance coverage is limited to $1 million per occurrence and $3 million in the aggregate and $2 million products/completed operations aggregate, and our general liability umbrella policy is limited to $5 million per occurrence and $5 million in the aggregate and $5 million products/completed operations aggregate. We do not have insurance covering employee lawsuits. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. Extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation or business.

We could face issues including the risk of contamination of our products and/or counterfeit or confusingly similar products.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality, as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands and potentially serious damage to our reputation for product quality, as well as product liability claims. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Risks Related to Beeline’s Business

Because Beeline depends on third party partners and vendors to maintain and grow its business, the loss of some or all of these third parties may have a material adverse effect on its results of operations.

To grow its customer base and business Beeline relies on relationships with third-party partnerships and other commercial vendors, including services to help Beeline close loans and for capital markets analytics. Beeline also requires the use of such third-party partnerships and vendors to engage and attract customers and originate mortgages. If Beeline is unable to grow its third-party partners and relationships with vendors, it may be unable to grow its business. Further, if Beeline’s current third-party partnerships and vendors were to stop providing services to it on acceptable terms or at all, or if Beeline’s commercial partners were to terminate their relationships with it, Beeline may be unable to procure alternatives in a timely and efficient manner and on acceptable terms, or at all. Beeline may incur significant costs to resolve any such disruptions in services or the loss of commercial partnerships and this could materially and adversely affect its business, financial condition, and results of operations. Further, any loss of third-party partnerships and vendors may decrease Beeline’s customer base or inhibit its ability to gain new customers and disrupt its existing business operations. Beeline’s third-party partners and vendors may also choose to cease doing business with it and instead do business with its competitors.

13

Beeline is also subject to regulatory risks associated with all of the above relationships, including changes in law or interpretations of law that could result in increased scrutiny of these relationships, require restructuring of these relationships, and/or diminish the value of these relationships.

If Beeline loses the services of the vendor that provides it with loan origination or customer relationship management software, its short-term results of operations will be materially and adversely affected.

Beeline licenses loan origination software and customer relationship management software from privately-held third-parties. If those parties were to cease providing platform services to Beeline, Beeline would be required to obtain software from another party, which could be on more expensive terms. Further, the integration of another loan origination software product would entail technical challenges and expenses and generally be disruptive to operations. If Beeline was cut off without notice, such disruption could also negatively impact borrowers with loans at various points of the process. This could lead to liability to Beeline if borrowers end up with financial loss. As a result, our short-term results of operations would be materially and adversely affected.

Because Beeline depends on its ability to sell loans and mortgage service rights (“MSRs”) in the secondary market to a limited number of loan purchasers and to secondary market participants for each relevant product, its ability to originate loans and offer related mortgage service rights would be materially and adversely affected, if its ability to sell loans and mortgage service rights became impaired.

Beeline’s business depends on its ability to sell its loan production to third party investors. Its ability to sell and the prices it receives for its loans vary from time-to-time and may be materially adversely affected by several factors, including, without limitation: (i) an increase in the number of similar loans available for sale; (ii) conditions in the loan securitization market or in the secondary market for loans in general or for its loans in particular, which could make its loans less desirable to potential purchasers; (iii) defaults under loans in general; (iv) loan-level pricing adjustments imposed by investors and Fannie Mae and Freddie Mac (together, the “GSEs”), including adjustments for the purchase of loans in forbearance or refinancing loans; (v) the types and volume of loans being originated or sold by Beeline; (vi) the level and volatility of interest rates; and (vii) unease in the banking industry caused by, among other things, recent bank failures. An inability to sell or a decrease in the prices paid to Beeline upon sale of its loans and MSRs would be detrimental to its business, as Beeline is dependent on the cash generated from such sales to fund its future loan production and repay borrowings under its warehouse lines of credit. If Beeline lacks liquidity to continue to fund future loans, its revenues from new loan originations would be materially and adversely affected, which in turn would materially and adversely affect its potential to achieve profitability.

Substantially all of Beeline’s loan production and related MSRs are sold to a limited number of purchasers in the secondary market. If any of those buyers decide to not purchase loans from Beeline going forward, it would have a materially adverse impact on Beeline’s operations and ability to originate new loans and generate revenue.

14

Because Beeline relies on the secondary mortgage market for loan sales, an economic downturn could halt or limit its ability to sell its loans and lend money to future borrowers.

Beeline’s business operations depends on selling loans to a limited pool of purchasers in the secondary mortgage market, including secondary mortgage market participants and investors. Its business model requires it to sell its loans on the secondary mortgage market to replenish its lending funding and to help shift lending risks.

Demand in the secondary market for home loans and Beeline’s ability to sell the loans that it produces depend on many factors that are beyond its control, including general economic conditions, prevailing interest rates, a major war affecting the United States, the willingness of lenders to provide funding for and purchase home loans, the risk of another pandemic like COVID-19, and changes in regulatory requirements. Beeline’s inability to make new loans and sell the loans that it produces in the secondary market in a timely manner and on favorable terms would materially and adversely affect its business. In particular, market fluctuations may alter the types of loans and other products that it is able to originate and sell. If it is not possible or economical for Beeline to continue originating and selling its loans in the secondary mortgage market, Beeline’s business, financial condition, and results of operations, could be materially and adversely affected.

Because Beeline is required to comply with many financial, legal, and regulatory laws and regulations, its failure to comply with all of the applicable laws and regulations could result in large fines, suspensions of its licenses to make loans in one or more states, and could otherwise have a material adverse effect on Beeline.

Beeline’s business operations require it to comply with numerous state and federal laws and regulations applicable to the mortgage loan industry. While Beeline currently has compliance and risk management policies for maintaining compliance with such laws and regulations, Beeline cannot assure you that such policies are perfect or will guarantee full compliance. Any failure in Beeline’s current compliance and risk management policies may subject Beeline to regulatory or legal proceedings and financial penalties, which may negatively impact Beeline and our financial condition and results of operations and divert Beeline’s management’s attention from its business. Further, the legal and regulatory scheme is always subject to change, and Beeline may be unable to timely comply with new laws and regulations applicable to its business.

Beeline faces intense competition that could materially and adversely affect it if it cannot adequately address competitive challenges.

Competition in the mortgage lending industry is intense and is dominated by major national and regional banks as well as local banks and large non-depository lending institutions. In addition, the mortgage and other consumer lending business is highly fragmented and dominated by legacy players. Some of Beeline’s competitors have more name recognition and greater financial and other resources than it does (including access to capital). Other competitors, such as correspondent lenders who produce loans using their own funds, may have more operational flexibility in approving loans. Commercial banks and savings institutions may also have significantly greater access to potential customers, given their deposit-taking and other banking functions and locations near potential borrowers.

15

Also, some of these competitors are less reliant than Beeline is on the sale of mortgage loans into the secondary markets to maintain their liquidity and may be able to participate in government programs that Beeline is unable to participate, all of which may place Beeline at a competitive disadvantage. Additionally, Beeline operates at a competitive disadvantage to U.S. federal banks and thrifts and their subsidiaries because they enjoy federal preemption from compliance with state law and, as a result, conduct their business under relatively uniform U.S. federal rules and standards and are generally not subject to the mortgage-related laws of the states in which they do business. Unlike Beeline’s federally chartered competitors, it is generally subject to all state and local laws applicable to lenders in each jurisdiction in which it operates, and such regulatory changes may increase Beeline’s costs or limit its activities, such as more restrictive licensing, disclosure, or fee-related laws, or laws that may impose conditions to licensing that it or its personnel are unable to meet. To compete effectively, Beeline must have a very high level of operational, technological, and managerial expertise, as well as access to capital at a competitive cost.

Further, Beeline competes with other mortgage originators and other businesses across the broader real estate and mortgage industry for those consumers that consider obtaining loans online or non-conforming loans. Digitally native home buying technology platforms are increasingly moving into the loan production space. Such online mortgage originators and digitally native entrants primarily compete on name recognition, price and on the speed of the loan application, underwriting and approval process, and any increase in these competitive pressures could materially and adversely affect Beeline’s business, including as a result of higher performance marketing and advertising spend due to greater demand for customer leads.

Competition in Beeline’s industry can take many forms, including the variety of loan programs being made available, interest rates and fees charged for a loan, convenience in obtaining a loan, customer service levels, the amount and term of a loan and marketing and distribution channels. Fluctuations in interest rates and general economic conditions may also materially and adversely affect Beeline’s competitive position. During periods of rising rates, competitors that have locked in low borrowing costs may have a competitive advantage. Furthermore, a cyclical decline in the industry’s overall level of loan producers, or decreased demand for loans due to a higher interest rate environment, may lead to increased competition for the remaining loans. Additionally, more restrictive loan underwriting standards have resulted in a more homogenous product offering, which has increased competition across the mortgage loan industry for loan originations. Furthermore, Beeline’s existing and potential competitors may decide to modify their business models to compete more directly with Beeline’s loan origination and servicing models. Post COVID-19, many banks and depository institutions withdrew from mortgage origination, leaving large non-depository mortgage lenders with more access to market share. In addition, technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services. This has intensified competition among banks and non-banks in offering mortgage loans. Any increase in these competitive pressures could materially and adversely affect Beeline’s business.

16

Beeline’s loans to customers originated outside of GSE guidelines or the guidelines of the Federal Housing Authority or Veterans Administration involve a high degree of business and financial risk, which can result in substantial losses to Beeline.

Loans originated outside of Fannie Mae or Freddie Mac guidelines, or the guidelines of the Federal Housing Authority (“FHA”) or Veterans Administration (“VA”) (“non-conforming loans”), are sold to private investors and other entities. Approximately 58% of Beeline’s loans in 2024 through October 31st were non-conforming loans, specifically non-qualified mortgage loans (“Non-QM loans. If Beeline is unable to sell such loans to private investors, it may be required to hold such loans”) for an extended period, which exacerbates working capital needs. For these loans, a customer’s ability to repay may be adversely impacted by numerous factors, including a healthcare event of the borrower, a change in the borrower’s financial condition, or other negative local or more general economic conditions. Deterioration in a customer’s financial condition and prospects may be accompanied by deterioration in the value of the collateral.

In addition, some loans that Beeline produces that it believes will be conforming loans may not meet Fannie Mae or Freddie Mac guidelines, or the guidelines of the FHA or VA, in which case Beeline would be subject to a high degree of business and financial risk.

Because Beeline relies on highly-skilled personnel with knowledge of the mortgage industry, the loss of key personnel which may negatively impact its business.

Beeline’s future success depends on its ability to attract, hire, train, and retain a number of highly skilled employees and management that have knowledge of the mortgage industry. The loss of the services of Beeline’s Chief Executive Officer, Nick Liuzza, Jr, or its Chief Operating Officer, Jessica Kennedy, Esq., or other key employees could cause substantial disruption to Beeline’s business operations, which would adversely affect its business. Competition for qualified employees in the mortgage industry remains high, and Beeline may fail to attract or retain the employees necessary to execute its business model successfully. Further, as a smaller company with a limited operating history, Beeline relies on a smaller workforce, particularly in its accounting, legal, and compliance departments, which places Beeline at a disadvantage in attracting and retaining experienced talent.

17

Beeline is exposed to interest rate volatility, which could result in higher-than-market interest rates and may have a material adverse effect on its business, financial condition, results of operations, and prospects.

Recently, the U.S.-dollar London Inter-bank Offered Rate (“LIBOR”) was replaced with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by reference to short-term repurchase agreements for U.S. Treasury securities. In light of guidance from the Alternative Reference Rate Committee, comprised of a broad set of industry regulators and market participants, Beeline adopted SOFR as an index for the interest rate of its variable-rate indebtedness and this is the interest rate used on adjustable-rate loans offered to customers. However, because SOFR is a broad U.S. Treasury repurchase agreement financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S.-dollar LIBOR. In addition, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, including LIBOR, which results from the volatility of SOFR reflecting the underlying volatility of the overnight U.S. Treasury repurchase market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors or issuers or borrowers of SOFR-linked floating debt. If Beeline is not able to effectively manage these and other risks associated with the use of SOFR, its business, financial condition, and results of operations could be materially and adversely affected.

If Beeline encounters material fraud, it could result in significant financial losses and harm to Beeline’s reputation.

In deciding whether to approve loans or to enter into other transactions with its customers or counterparties, Beeline relies on information furnished to it by or on behalf of customers and such counterparties, including credit applications, property appraisals, title information and valuation, employment and income documentation, and other financial information. Beeline also relies on representations of customers and such counterparties as to the accuracy and completeness of that information. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the fair value of the loan may be significantly lower than expected or it may not be possible for Beeline to sell the loan. Additionally, there is a risk that, following the date of the credit report that Beeline obtains and its review of a person’s credit worthiness, a borrower may have become delinquent in the payment of an outstanding obligation, defaulted on a pre-existing debt obligation, taken on additional debt, lost his or her job or other sources of income, or sustained other adverse financial events. This risk is exacerbated since Beeline originates Non-QM loans, primarily debt service coverage ratio (“DSCR”) loans which relies on the rental income associated with a property and not the borrower’s income from traditional employment.

Beeline uses automated underwriting engines from the GSEs to assist it in determining if a loan applicant is creditworthy, as well as other proprietary and third-party tools and safeguards to detect and prevent fraud. It is unable, however, to prevent every instance of fraud that may be engaged in by its customers or staff, and any seller, real estate broker, notary, settlement agent, appraiser, title agent or third-party originator that misrepresents facts about a loan, including the information contained in the loan application, property valuation, title information and employment and income stated on the loan application. If any of this information was misrepresented and such misrepresentation was not detected prior to the acquisition or closing of the loan, the value of the loan could be significantly lower than expected, resulting in a loan being approved in circumstances where it would not have been, had Beeline been provided with accurate data. These loans can materially and adversely affect Beeline’s operations by reducing its available capital to underwrite new loans. A loan subject to a material misrepresentation is typically unsalable or subject to repurchase if it is sold before detection of the misrepresentation. In addition, the persons and entities making a misrepresentation are often difficult to locate and it is often difficult to collect from them any monetary losses Beeline may suffer.

18

High profile fraudulent activity also could negatively impact Beeline’s brand and reputation, which could materially and adversely affect its business. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase its costs and also materially and adversely affect its business.

Beeline markets its services through advertising on search engines, social media platforms, and other online sources, and if Beeline fails to drive traffic through its marketing it may have to spend more to drive traffic and improve its search results, any of which could materially and adversely affect Beeline’s business operations.

Beeline’s success will depend on its ability to attract potential consumers to its website and convert them into customers in a cost-effective manner. Beeline depends, in large part, on performance marketing leads (e.g., pay-per-click) that it purchases from search engine results, social media platforms, and other online sources for traffic to its website. Beeline expects to continue to devote significant resources to acquire customers, including advertising to its third-party partners’ significant consumer networks, and offering discounts and incentives to consumers. To the extent that Beeline’s traditional approach to customer acquisitions is not successful in achieving the levels of transaction volume that Beeline seeks, it may be required to devote additional financial resources and personnel to its sales, marketing, and advertising efforts and to increase discounts to consumers, which would increase the cost base for Beeline’s services.

Currently a substantial majority of Beeline’s advertising is spent with Google. If Google were to materially increase its prices, Beeline may be unable to replace Google and sustain materially increased costs. Beeline faces several challenges to its ability to maintain and increase the number of visitors directed to its website. Its competitors may increase their online marketing efforts and outbid Beeline for placement for search terms on various search engines, resulting in their websites receiving a higher search result page ranking than Beeline. Additionally, internet search engines could revise their methodologies in a way that would adversely affect the prominence of Beeline’s search results rankings. If internet search engines modify their search algorithms in ways that are detrimental to Beeline, or if Beeline’s competitors’ marketing or promotional efforts are more successful than Beeline, overall growth in its customer base could slow or its customer base could decline.

There can be no assurance that any increased marketing and advertising spend to maintain and increase the number of visitors directed to Beeline’s website will be effective. Any reduction in the number or credit quality of prospective borrowers directed to Beeline’s platform through internet search engines, Google, and other search engines, social networking sites or any new strategies Beeline employs could materially and adversely affect Beeline’s business, financial condition, results of operations, and prospects.

19

Regulatory changes may also require search engines, social media platforms and other online sources to adjust their outreach techniques and algorithms, which may negatively impact the effectiveness of these platforms. For instance, in 2019, the U.S. Department of Justice, acting on an investigation commenced by the Department of Housing and Urban Development (“HUD”), entered a settlement agreement with Meta that required Meta to replace the software used in Facebook for housing ads, claiming that the software allowed advertisers to discriminate based on protected characteristics such as race, national origin, religion, sex, family status and disability. As a result, platforms using similar software found it necessary to replace their advertising systems. Additionally, in the event the Consumer Financial Protection Bureau (the “CFPB”) takes a more stringent and aggressive interpretation of laws governing Beeline’s interaction with lead aggregators, including the Real Estate Settlement Procedures Act (“RESPA”), it could result in a material reduction in the availability of leads from such sources, increased costs, and increased regulatory risk.

New TCPA regulations go into effect in early 2025, which will impact our compliance costs and subject us to new regulatory and legal risks for noncompliance

In January 2025, the FCC’s new rule under the TCPA will require explicit, one-to-one consent for any form of communication involving messaging or calling between a business and consumer. In April 2025, the FCC is imposing new text and call opt-out rules, requiring companies who utilize robocalls and robotexts to broaden the standard terms consumers can use to revoke consent and treat natural language revocation requests beyond the standard opt-out terms as valid opt-out requests. Further, all reasonable opt-out requests must now be complied with within a reasonable time frame, which is generally considered as 10 business days. Both new rules may require us to modify our consent and opt-out processes and policies relating to outreach to consumers for marketing, sales, and customer service. The failure to comply with the new TCPA rules could result in fines between $500 to $1,500 per violation. If Beeline fails to comply with the rules, it may be subject to legal and regulatory fines, which may negatively impact its financial condition and results of operations.

Risks Related to Beeline’s Operations and Financial Results

If the United States experiences rising mortgage interest rates, it may continue to negatively impact Beeline’s business and loan origination volumes, and the negative impact could intensify in the future particularly if an economic downturn or recession results.

Mortgage interest rates have continually increased since 2021 until a dip in September 2024; since then, 30-year rates have been increasing. It is difficult to predict the direction of interest rates. Following the Federal Reserve’s lowering of interest rates by a half-point in September 2024, in the week ended October 25th, the 30-year average rate rose and was 60 basis points above the mid-September decrease. Then, on November 7th, the Federal Reserve reduced rates by a quarter-point. But in the week ended November 22nd, 30-year rates increased to the highest level since July 2024. By December 1, 2024, rates started easing again, with the 30-year mortgage rate around 6.45%, which was down approximately 15 basis points from the week prior.

20

The effect of the increased mortgage rates was to reduce loan volume, margins, revenue, and profitability in the mortgage origination industry, including in Beeline’s business. Following the September decrease, Beeline experienced its best origination month in terms of units closed since March of 2022 and best origination month in terms of volume since October 2021. While the market is predicting that interest rates will decline further in 2024 and possibly in 2025, such predictions offer no assurance of returning to pre-2021 loan origination volumes. If mortgage interest rates continue to rise, fewer individuals may pursue home ownership or refinance, and the decreased profitability and loan originations will negatively impact Beeline’s business operations.

In addition, higher interest rates come with an increased probability for an economic downturn or recession by making it more difficult for businesses to borrow money and individuals to maintain employment. Future economic downturns and recessions may negatively impact the real estate market and the demand for Beeline’s services, which in turn would have a material adverse effect on its business and operating results. Because of the high purchase prices for homes relative to other items that may be purchased in the market, the real estate market tends to be particularly hard hit during economic downturns or recessions, and Beeline cannot predict the impact such an event could have on Beeline or the industry in the future.

Beeline’s business is subject to underwriting limitations and the potential of mortgage defaults.

A majority of Beeline’s loan originations have been Non-QM loans. Non-QM loans are not underwritten in accordance with guidelines defined by the GSEs, as well as additional requirements in some cases, designed to predict a borrower’s ability and willingness to repay. Non-QM loans typically involve persons who do not derive their income from traditional employment. Beeline’s Non-QM loans are primarily DSCR loans, where the income calculation is derived from the rental income on the subject property. Accordingly, there may be more risk of non-payment, especially if the real estate rental market collapses and rents decrease or rental vacancies increase. The QM loans Beeline originates are subject to underwriting requirements set by the GSEs and aggregators who purchase QM loans. There could be default risk on these loans, which for example would increase if there are macroeconomic or geopolitical conditions that cause unemployment to increase or home values to decrease.

Failure to comply with underwriting guidelines of aggregators or GSEs could materially and adversely impact Beeline’s business.

Beeline must comply with the underwriting guidelines of aggregators and the GSEs to successfully originate conforming GSE loans. Beeline also must comply with the underwriting guidelines of federal agency insurers/guarantors, such as the FHA and VA for those loan types. If Beeline fails to do so, it may be required to repurchase these loans, indemnify the insurers/guarantors, or be subject to other penalties or remedial measures. If Beeline is found to have violated GSE underwriting guidelines, it could face regulatory penalties and damages in litigation, and suffer reputational damage, any of which could materially and adversely impact its business, financial condition, and results of operations. If Beeline fails to meet the underwriting guidelines of the GSEs, federal agency insurers/guarantors, or of non-GSE loan purchasers it could lose its ability to underwrite and/or receive insurance/guaranty on loans for such loan purchasers and insurers/guarantors, which could have a material adverse effect on its business, financial condition, results of operations, and prospects. Beeline does try to mitigate its repurchase risk with repurchase insurance, however, this insurance may not cover the reason for the repurchase and it may not be able to sell a repurchase demand loan at a discount. It may not be able to meet its repurchase obligations in the future. If it is required to repurchase loans or indemnify loan purchasers, it may not be able to recover amounts from third parties from whom it could seek indemnification due to financial difficulties or otherwise. As a result, Beeline is exposed to counterparty risk in the event of non-performance by a borrower or other counterparties to various contracts, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, which could result in substantial losses for which it may not have insurance coverage.

21

Changes in the GSEs’, the FHA’s or the VA’s requirements could materially and adversely affect Beeline’s business.

Beeline is required to follow specific guidelines and eligibility standards that impact the way it originates GSE and U.S. government agency loans, including guidelines and standards with respect to:

●	credit standards for mortgage loans;
●	its default and claims rates on recently produced FHA loans;
●	its staffing levels and other servicing practices;
●	the servicing and ancillary fees that it may charge;
●	its modification standards and procedures;
●	the amount of reimbursable and non-reimbursable advances that it may make; and
●	the types of loan products that are eligible for sale or securitization.

Changes to GSE and U.S. government agency rules and guidance can materially and adversely impact the conforming loans that Beeline is able to originate and sell and/or insure, as well as the servicing decisions and actions that t is required to undertake. For example, during the COVID-19 pandemic, both the GSEs and FHA issued guidance on the restrictive conditions under which they would purchase or insure loans going into forbearance pursuant to the CARES Act shortly after the loan was produced, but before the loan was purchased by a GSE or insured by the FHA. Moreover, even if loan purchasers and agencies were willing to purchase or insure loans to borrowers who were impacted by the COVID-19 pandemic, they could adjust loan terms that made additional borrowing less attractive to consumers. For instance, during the pandemic, the GSEs announced significant loan-level price adjustments for first-time home buyers and other eligible consumers, implemented operational flexibility that was later revoked, and tightened underwriting criteria. Such changes could significantly slow loan production growth. The GSEs’ COVID-19 specific loan sale restrictions generally were retired by the first quarter of 2023, while certain FHA COVID-19 specific restrictions remain in effect.

In addition, further changes to GSE, the FHA or VA loan programs, or coverage provided by private mortgage insurers, could also have broad material and adverse market implications. Any future increases in guarantee fees or changes to their structure or increases in the premiums Beeline is required to pay to the FHA, VA or private mortgage insurers for insurance or for guarantees could increase loan production costs and insurance premiums for its customers. These industry changes could negatively affect demand for Beeline’s mortgage product offerings and consequently for conforming loans its production volume, which could materially and adversely affect its business. Beeline cannot predict whether the impact of any proposals to move Fannie Mae and Freddie Mac out of conservatorship would require them to increase their fees.

22

Risks Related to Beeline’s Debt and Warehouse Credit Lines

Because Beeline relies on indebtedness to fund its operations and growth objectives, its future results of operations and financial condition are subject to numerous risks arising from its incurring this indebtedness.

Beeline has incurred in the past, and expects to incur in the future, a high level of indebtedness to finance its operations. It may be unable to timely repay its debt in accordance with the terms of the debt, which could lead to legal proceedings being instituted against it. In particular, it engages in warehouse borrowing to provide the capital to originate loans. Warehouse lending is essentially a line of credit issued by a lender that permits Beeline to borrow funds on a short-term basis. Beeline uses the warehouse loan to originate loans which it resells on the secondary market and then uses the proceeds of the sale to reduce the line of credit as well as provide working capital.

Borrowings under Beeline’s warehouse lines of credit are at variable rates of interest, which also expose it to interest rate risk. If interest rates increase, Beeline’s debt service obligations on certain of its variable-rate indebtedness will increase even though the amount borrowed remains the same, and its net losses will increase and cash flows, including cash available for servicing its indebtedness, will correspondingly decrease, which will negatively impact its financial condition and potential business operations.

For more information on Beeline’s other debt, see the Other Recent Financings Section, below on page 48. Beeline’s debt obligations could materially and adversely impact it. For example, these obligations could:

●	require Beeline to use a large portion of its cash to pay principal and interest on debt, which will reduce the amount of cash flow available to fund mortgage loan originations, working capital and other expenditures, and other business activities;
●	result in certain of Beeline’s debt instruments being accelerated to be immediately due and payable or being deemed to be in default if certain terms of default are triggered, such as applicable cross-default and/or cross-acceleration provisions;
●	limit Beeline’s future ability to raise funds for working capital, mortgage loans, strategic acquisitions or business opportunities, and other general corporate requirements;
●	restrict Beeline’s ability to incur specified indebtedness, create or incur certain liens;
●	increase Beeline’s vulnerability to adverse economic and industry conditions; and
●	increase Beeline’s exposure to interest rate risk from variable rate indebtedness.

Beeline’s ability to comply with the terms and conditions of its debt may be affected by events beyond its control, and if it is unable to meet or maintain the necessary covenant requirements or satisfy, or obtain waivers for, the covenants, it may lose the ability to borrow under all of its debt facilities, which could materially and adversely affect its business.

23

If Beeline is unable to access or utilize the warehouse lines of credit in the future, it will be unable to fund loans and thus continue its business operations as a lender and would need to act as a broker on all loans it originates or completely discontinue operations. If Beeline originates loans ineligible for warehouse funding or experiences increases in buybacks, its loan advance rates may be negatively impacted which may present a liquidity risk.

Beeline’s ability to meet its payment obligations depends on its ability to generate significant cash flows or obtain external financing in the future. This ability, to some extent, is subject to market, economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond Beeline’s control. There can be no assurance that Beeline’s business will generate cash flow from operations, or that additional capital will be available to it, in amounts sufficient to enable it to meet its debt payment obligations and to fund other liquidity needs.

Risks Related to Beeline’s Products, Technology, and Intellectual Property

Beeline’s business relies on technology infrastructure, which exposes it to cybersecurity and technology infrastructure risks.

Like Spirits, Beeline’s business model requires the use of a secure, efficient technological infrastructure to successfully operate. Its reliance on technology exposes it to cybersecurity threats. A cybersecurity breach or hacking of Beeline’s systems could result in significant disruptions in its operations and negatively impact the public perception of its business.

Technology disruptions or failures in, and cyberattacks or other breaches relating to, Beeline’s technological infrastructure, or those of third parties with whom it does business, could disrupt its business, cause legal or reputational harm, and materially and adversely impact its business, financial condition, and results of operations.

Beeline is dependent on the secure, efficient, and uninterrupted operation of its technology infrastructure, including computer systems, and related software applications, as well as those of certain third parties. Its website and computer/telecommunication networks must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to its business. Beeline’s technology must provide a loan application experience that equals or exceeds the experience provided by its competitors.

Beeline may experience service disruptions and failures caused by system or software failure, fire, power loss, telecommunications failures, including those of internet service providers, team member misconduct, human error, denial of service or information, cyberattacks, and phishing emails, including computer hackers, computer viruses and disabling devices, malicious or destructive code, as well as natural disasters, health pandemics and other similar events. Any such disruption could interrupt or delay Beeline’s ability to provide its services to its customers and could also impair the ability of third parties to provide critical services to Beeline. Although Beeline has undertaken measures intended to protect the safety and security of its information systems, there can be no assurance that disruptions, failures, and cyberattacks will not occur or, if they do occur, that they will be adequately addressed in a timely manner. Such measures may in the future fail to prevent or detect unauthorized access to Beeline’s team member, customer, and loan applicant information, and its disaster recovery planning may not be sufficient to address all technology-related risks, which are constantly evolving. Beeline may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage, interrupt, or otherwise disrupt the third-party resources or services it uses.

24

Any prolonged service disruption affecting its platform could damage Beeline’s reputation with current and potential customers, expose it to liability, cause it to lose customers, or otherwise materially and adversely affect its business, financial condition, and results of operations. In the event of damage or interruption, Beeline’s insurance policies may not adequately compensate it for any losses, although Beeline does have coverage under a cyber liability insurance policy. It may not cover all business losses or costs of reporting to consumers and/or state regulatory bodies

As Beeline’s customer base and range of product offerings continue to expand, it may not be able to scale its technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of third-party service providers to meet Beeline’s capacity requirements could result in interruptions or delays in access to its platform or impede its ability to grow its business and scale its operations. If Beeline’s third-party service agreements are terminated, or there is a lapse of service, interruption of internet service provider connectivity, or damage to data centers, it could experience interruptions in access to its platform as well as delays and additional expense in arranging new facilities and services. Any service disruption affecting its platform could damage its reputation with current and potential customers, expose it to liability, cause it to lose customers, or otherwise materially and adversely affect its business, financial condition, and results of operations.

Additionally, the technology and other controls and processes Beeline has created to help it identify misrepresented information in its loan production operations were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may not have detected, and may fail in the future to detect, all misrepresented information in Beeline’s operations.

If Beeline’s operations are disrupted or otherwise negatively affected by a technology disruption or failure, this could result in customer dissatisfaction and damage to its reputation and brand, and materially and adversely affect its business, financial condition, and results of operations. Beeline does not carry business interruption insurance sufficient to compensate it for all losses that may result from interruptions in its service as a result of systems disruptions, failures and similar events. Beeline carries $1 million in coverage of direct business interruption coverage and contingent business interruption coverage under its Cyber liability policy.

25

If Beeline is not able to protect the privacy, use, and security of customer information, it could sustain damages that may have a material adverse effect on its business, financial condition and results of operations.

Beeline receives, maintains and stores the personal information (“PI”) of its loan applicants, customers and staff. On the customer side, Beeline captures and stores thousands of data points per customer during the loan transaction process. The storage, sharing, use, disclosure, processing and protection of this information are governed by the privacy and data security policies maintained by Beeline. Moreover, there are federal and state laws regarding privacy and the storage, sharing, use, disclosure, processing and protection of PI, personally identifiable information, and user data. Specifically, PI and nonpublic personal information (“NPI”) are increasingly subject to legislation and regulations in numerous jurisdictions. For example, federal law, including the GLBA, the GLBA Safeguards Rule, and the FCRA, among other laws, set forth privacy and data security requirements for NPI and consumer report information. At the state level, state privacy laws, such as the California Consumer Protection Act (the “CCPA”), provide new data privacy rights for consumers and new operational requirements for Beeline. The CCPA also includes a statutory damages framework for violations of the CCPA and a private right of action against businesses that fail to implement and maintain reasonable security procedures and practices appropriate to the nature of the information to prevent data breaches.

Beeline could be materially and adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies (particularly to the extent such changes would affect the manner in which it stores, shares, uses, discloses, processes and protects such data), or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect its business, financial condition, results of operations, and prospects. In addition, even if legislation or regulation does not expand in a manner that affects Beeline’s business directly, changing consumer attitudes or the perception of the use of personal information also could materially and adversely affect its business, financial condition, and results of operations.

Any penetration of network security or other misappropriation or misuse of PI or personal consumer information, including through ransomware attacks, could cause interruptions in Beeline’s business operations and subject it to increased costs, litigation, and other liabilities. Claims could also be made against Beeline for other misuse of PI, such as the use of personal information for unauthorized purposes or identity theft, which could result in litigation and financial liabilities, and information security incidents also could involve investigations and enforcement from governmental authorities. Security breaches (including ransomware attacks) could also materially and adversely affect Beeline’s reputation with consumers and third parties with whom it does business, as well as expose it to regulatory and litigation risk, which could be exacerbated if it is determined that known security issues were not addressed adequately prior to any such breach. It is possible that advances in computer capabilities, new discoveries, undetected fraud, inadvertent violations of Beeline’s policies or procedures or other developments could result in a compromise of information or a breach of the technology and security processes that are used to protect consumer transaction data. In addition, Beeline’s current work-from-home policy may increase the risk of security breaches, which could result in the misappropriation or misuse of PI. As a result, Beeline’s current security measures may not prevent all security breaches. Beeline may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. Beeline also faces risks associated with security breaches affecting third parties, including its third-party partners and vendors. In addition, Beeline faces risks resulting from unaffiliated third parties who attempt to defraud, and obtain personal information directly from, its customers by imitating it. Any publicized security problems affecting Beeline’s businesses and/or those of third parties, whether actual or perceived, may discourage consumers from doing business with Beeline, which could materially and adversely affect its business, financial condition, and results of operations.

26

There can be no assurance that any of the above risks will not occur or, if they do occur, that they will be adequately addressed in a timely manner. If any loan applicant, customer, or team member’s information is inappropriately accessed or acquired and used by a third party or a team member for illegal purposes, such as identity theft, Beeline may be responsible to the affected applicant or customer for any losses he, she or they may have incurred as a result of misappropriation or other improper use. In such an instance, Beeline may also be subject to regulatory action, investigation or be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of its loan applicants’, customers’ or team members’ information. Beeline may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. In addition, Beeline’s remediation efforts may not be successful and it may not have adequate insurance to cover these losses. If Beeline is unable to protect its customers’ PI, Beeline’s business, financial condition, and results of operations can be materially and adversely affected.

Beeline heavily relies on third-party software to operate its business, creating technological risks that it cannot mitigate.

Beeline heavily relies on third-party technology in running its business. Because it utilizes third-party technology, its ability to maintain and control the technology is limited. Such utilization of this technology creates potential risks, including service interruptions, product errors, or failure, all of which could cause Beeline reputational harm, create financial losses, and harm Beeline’s business operations. All of the cybersecurity risks Beeline faces can also impact its business partners and vendors.

Beeline depends, in part, on third party vendor relationships and its ability to become profitable and service its customer base is dependent on the continuation of those relationships.

In addition to the third-party technology platforms described above, there are other vendors who provide other products and services required for mortgage origination fulfillment, like credit reporting companies, title companies, appraisal management companies and other data providers. If these providers stop providing services to us on acceptable terms or at all, or if the relationship is terminated, Beeline may be unable to replace that vendor in a timely manner on acceptable terms, or at all. This could result in service disruptions and materially and adversely affect its business, financial condition and operating results.

If Beeline is unable to protect its intellectual property rights, it may be unable to effectively compete with its competitors

Beeline’s intellectual property, principally its trade secrets and licensed technology, is a key asset. Beeline regards the protection of its intellectual property as critical to its success. Beeline has taken steps to protect its intellectual property by entering into confidentiality agreements with its employees, third-party partners, and third-party vendors. These agreements may not be enforceable or may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of an unauthorized disclosure. Monitoring and protecting Beeline’s intellectual property is difficult and may not be adequate. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Beeline’s intellectual property rights, and failure to obtain or maintain protection of its intellectual property rights could materially and adversely affect its business and financial results.

27

Beeline’s Regulatory Risks

Beeline operates in a heavily regulated industry, and its business operations expose it to risks of noncompliance with a large and increasing body of complex laws and regulations at the federal and state levels.

Due to the heavily regulated nature of the mortgage, home ownership, real estate, and insurance industries, Beeline is required to comply with a wide array of federal and state laws and regulations that regulate, among other things, the manner in which Beeline conducts its loan production, the fees that it may charge, and the collection, use, retention, protection, disclosure, transfer and other processing of personal information. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over Beeline’s business.

Both the scope of the laws and regulations and the intensity of the supervision to which Beeline’s business is subject have increased over time, in response to the 2008 financial crisis as well as other factors such as technological and market changes. Failure to satisfy certain requirements or restrictions could result in a variety of regulatory actions such as fines, directives requiring certain steps to be taken, suspension of authority to operate or ultimately a revocation of authority or license. Certain types of regulatory actions could result in a breach of representations, warranties and covenants, and potentially cross-defaults in Beeline’s or our financing arrangements which could limit or prohibit its access to liquidity to operate its business. In addition, while the Biden Administration promulgates new rules or guidance, it also may interpret existing laws and regulations in novel ways and/or expand enforcement priorities at certain federal agencies, such as the CFPB and the Federal Trade Commission (the “FTC”). It is therefore possible that new rulemakings, interpretations, or enforcement actions will materially and adversely affect its business, affiliates, and strategic relationships.

Beeline expects that its business will remain subject to extensive regulation and supervision. Although it has systems and procedures designed to comply with developing legal and regulatory requirements, Beeline cannot assure you that more restrictive laws and regulations will not be adopted in the future, or that governmental bodies or courts will not interpret existing laws or regulations in a different or more restrictive manner than it has, which could render its current business practices non-compliant or which could make compliance more difficult or expensive. Any of these or other changes in laws or regulations could materially and adversely affect Beeline’s business, financial condition, and results of operations.

Changes in GSEs and other applicable government programs could negatively impact Beeline’s business operations.

While the majority of the loans Beeline originates are non-conforming, Beeline does originate conforming loans which must comply with guidelines of the GSEs and government-backed programs. It is possible that the federal government may change the rules and regulations regarding GSEs and other government-backed programs. Beeline cannot guarantee that the federal government will maintain the GSEs and government-backed programs on which it relies. Any such changes could negatively impact Beeline’s ability to do business with such entities and its ability to originate loans. Further, any changes in these entities’ roles or structures could significantly impact Beeline’s business operations and financial condition.

28

Future AI or technology regulations could negatively impact Beeline’s business and use of technology.

Beeline’s business model and competitive edge requires the use of AI and various technologies to process loans and service its customers. While there is currently no federal legislation regarding AI, it is possible that new federal legislation regarding AI may be adopted, which could negatively impact Beeline’s business operations. Further, any new regulations regarding technology or AI that impact Beeline’s business would increase its compliance costs and risks of regulatory proceedings against it. Should Beeline be unable to comply with any applicable technology or AI regulations, its business operations, financial condition and results of operation will be adversely affected. In addition, Beeline uses an AI product manufactured by MagicBlocks, a company in which Beeline has a minority interest. If Beeline is unable to use this AI product in the future or if MagicBlocks begins imposing usage fees, Beeline may experience additional costs and business disruptions.

Further, if the content, analyses, or recommendations that the AI uses to assist Beeline in processing loans and servicing customers are or are alleged to be deficient, inaccurate, or biased, Beeline could be subject to reputational harm and legal liability, either of which could result in a diversion of management’s attention. The use of AI in Beeline’s business may also result in cybersecurity incidents. Because Beeline’s use of AI involves the collection of its customers’ personal information and data, it is possible that cybersecurity incidents or breaches of the AI Beeline uses could result in the exposure of its customers’ personal information and data. Any such cybersecurity incident could adversely affect its business, create legal liability, result in operational downtime, result in reputational harm, and negatively impact Beeline’s financial condition. State and federal legislation or regulations regarding AI which may be adopted or enforced in the future could negatively impact Beeline’s business operations. Any new regulations regarding technology or AI that impact Beeline’s business would increase its compliance costs and risks of regulatory proceedings against it, which could materially harm our operating results and financial condition. A majority of states have enacted either some form of AI legislation or created a task force or committee. We are not certain how present or future AI legislation will affect us.

Because Beeline is subject to various telecommunications, data protection and privacy laws and regulations, as well as various consumer protection laws, including predatory lending laws, its failure to comply with such laws can result in material adverse effects and financial losses.

Beeline is currently subject to a variety of, and may in the future become subject to additional U.S. federal, state, and local laws and regulations that are continuously evolving and developing, including laws on advertising, as well as privacy laws and regulations, such as the Telephone Consumer Protection Act (the “TCPA”), the Telemarketing Sales Rule, the CAN-SPAM Act, the Gramm-Leach-Bliley Act (the “GLBA”), and, at the state level, numerous state privacy laws such as the CCPA.

29

These types of laws and regulations directly impact Beeline’s business and require ongoing compliance, monitoring and internal and external audits as they continue to evolve and may result in ever-increasing public and regulatory scrutiny and escalating levels of enforcement and sanctions. Subsequent changes to data protection and privacy laws and regulations could also impact how Beeline processes personal information and, therefore, limit the effectiveness of its product offerings or its ability to operate or expand its business, including limiting strategic relationships that may involve the sharing of personal information.

Beeline must also comply with a number of federal and state consumer protection laws and regulations including, among others, the Truth in Lending Act (“TILA”), RESPA, the Equal Credit Opportunity Act, the Fair Credit Reporting Act (“FCRA”), the Fair and Accurate Credit Transactions Act of 2003, the Red Flags Rule, the Fair Housing Act, the Electronic Fund Transfer Act, the Servicemembers Civil Relief Act, the Military Lending Act, the Fair Debt Collection Practices Act, the Homeowners Protection Act, the Home Mortgage Disclosure Act (“HMDA”), the Home ownership and Equity Protection Act (“HOEPA”), the Secure and Fair Enforcement for Mortgage Licensing Act (the “SAFE Act”), the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, the Mortgage Acts and Practices Advertising Rule, the Bank Secrecy Act (“BSA”) and anti-money laundering requirements, the Foreign Corrupt Practices Act (“FCPA”), the Electronic Signatures in Global and National Commerce Act and related state-specific versions of the Uniform Electronic Transactions Act, the Dodd-Frank Act Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) and other U.S. federal and state laws prohibiting unfair, deceptive or abusive acts or practices as well as the Bankruptcy Code and state foreclosure laws. These statutes apply to loan production, loan servicing, marketing, use of credit reports or credit-based scores, safeguarding of nonpublic, personally identifiable information about its customers, foreclosure and claims handling, investment of and interest payments on escrow balances and escrow payment features, and mandate certain disclosures and notices to customers.

In particular, U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending and servicing practices. The HOEPA prohibits inclusion of certain provisions in residential loans that have mortgage rates or origination fees in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations which, in some cases, impose restrictions and requirements greater than those imposed by the HOEPA. In addition, under the anti-predatory lending laws of some states, the production of certain residential loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied. Failure of residential loan originators or servicers to comply with these laws, to the extent any of their residential loans are or become part of its mortgage-related assets, could subject Beeline, as an originator, to monetary penalties and could result in the borrowers rescinding the affected loans. Lawsuits have been brought in various states making claims against originators, servicers, assignees and purchasers of high-cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. Due to its size and financial condition, Beeline faces greater challenges in defending litigation. If Beeline’s loans are found to have been produced in violation of predatory or abusive lending laws, it could be subject to lawsuits or governmental actions or it could be fined or incur losses and incur reputational damage.

30

Beeline’s failure to comply with applicable U.S. federal and state lending, telecommunications, data protection, privacy and consumer protection laws could lead to:

●	loss of its licenses and approvals to engage in its lending, servicing and brokering businesses;
●	damage to its reputation in the industry;
●	governmental investigations and enforcement actions, which also could involve allegations that such compliance failures demonstrate weaknesses in Beeline’s compliance systems;
●	administrative fines and penalties and litigation;
●	civil and criminal liability, including class action lawsuits and defenses to foreclosure;
●	diminished ability to sell loans that it originates or brokers, requirements to sell such loans at a discount compared to other loans or repurchase or address indemnification claims from purchasers of such loans, including the GSEs; and
●	inability to execute on its business strategy, including its growth plans.

Since the laws and regulations to which Beeline is subject are constantly evolving, its compliance costs continue to increase.

As with any regulated business, the smaller the business, the more difficult it is to comply with applicable laws and regulations. Similarly, smaller companies like Beeline are more adversely affect by compliance costs. Large competitors have substantially greater financial resources and revenue to be able pay for and absorb the compliance costs in contrast to Beeline.

As federal and state laws evolve, it may be more difficult for Beeline to identify legal and regulatory developments comprehensively, to interpret changes accurately, and to train its team members effectively with respect to these laws and regulations. Adding to these difficulties, laws may conflict with each other and, if Beeline complies with the laws of one jurisdiction, it may find that it is violating the laws of another jurisdiction. These difficulties potentially increase its exposure to the risks of noncompliance with these laws and regulations, which could materially and adversely affect Beeline’s business. In addition, Beeline’s failure to comply with these laws and regulations may result in reduced payments by customers, modification of the original terms of loans, permanent forgiveness of debt, delays or defenses in the foreclosure process, increased servicing advances, litigation, enforcement actions and repurchase and indemnification obligations, as well as potential allegations that such compliance failures demonstrate weaknesses in its compliance systems. A failure to adequately supervise Beeline’s service providers and vendors, including outside foreclosure counsel, may also have a material adverse effect.

31

The laws and regulations applicable to Beeline are subject to administrative or judicial interpretation, but some of these laws and regulations have been recently enacted and may not be interpreted yet or may be interpreted infrequently or inconsistently. Ambiguities in applicable laws and regulations may leave uncertainty with respect to permitted or restricted conduct and may make compliance with laws and risk assessment decisions with respect to compliance with laws difficult and uncertain. In addition, ambiguities make it difficult, in certain circumstances, to determine if, and how, compliance violations may be cured. The adoption by industry participants of different interpretations of these laws and regulations has added uncertainty and complexity to compliance. Beeline may fail to comply with applicable statutes and regulations even if acting in good faith, due to a lack of clarity regarding the interpretation of such laws and regulations, which may lead to regulatory investigations, governmental enforcement actions or private causes of action with respect to Beeline’s compliance.

To resolve issues raised in examinations or other governmental actions, Beeline may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to its. In addition, certain legislative actions and judicial decisions could give rise to the initiation of lawsuits against it for activities it conducted in the past. Furthermore, provisions in Beeline’s mortgage loan and other loan product documentation, including but not limited to the mortgage and promissory notes it uses in loan originations, could be construed as unenforceable by a court. Beeline expects to incur continued costs in complying with applicable government laws and regulations.

If the CFPB expands its loan regulations and exerts more stringent enforcement of existing regulations, it could result in Beeline facing increased compliance costs, enforcement actions, fines, penalties and the inherent reputational harm that results from such actions.

Beeline is subject to the regulatory, supervisory, and examination authority of the CFPB, which has oversight of federal and state non-depository lending and servicing institutions, including residential mortgage originators and loan servicers. The CFPB has rulemaking authority with respect to many of the federal consumer protection laws applicable to mortgage lenders and servicers, including TILA and RESPA. The CFPB has issued or amended a number of regulations pursuant to the Dodd-Frank Act relating to loan production and servicing activities, including ability-to-repay and “qualified mortgage” underwriting standards, loan originator compensation standards, and other production standards and practices as well as servicing requirements that address, among other things, periodic billing statements, certain notices and acknowledgments, prompt crediting of borrowers’ accounts for payments received, additional notice, review and timing requirements with respect to delinquent borrowers, loss mitigation, prompt investigation of complaints by borrowers, and lender-placed insurance notices. The CFPB has also amended provisions of the HOEPA regarding the determination of high-cost mortgages, and of Regulation B, to implement additional requirements under the Equal Credit Opportunity Act with respect to valuations, including appraisals and automated valuation models. The CFPB has also issued guidance to loan servicers to address potential risks to borrowers that may arise in connection with transfers of servicing. Additionally, the CFPB has increased the focus on lender liability and vendor management across the mortgage and settlement services industries, which may vary depending on the services being performed.

32

In addition, the CFPB has established expectations for a financial institution’s development and maintenance of a sound compliance systems that is integrated into the overall framework for product design, delivery, and administration across the institution’s entire product and service lifecycle, and that ensures that an institution’s vendors effectively manage their compliance. The CFPB expects an institution’s compliance systems to include board and management oversight and a compliance program that includes policies and procedures, training, monitoring and/or audit, and consumer complaint response. Beeline’s compliance systems could be criticized, for example, if it is determined that management oversight should be strengthened, certain aspects of its employee training program should be augmented, the audit function should be more independent, or Beeline has not sufficiently identified and/or facilitated correction of compliance issues in a timely fashion, due to inadequate allocation of resources or staffing or other causes. Any patterns of violations of consumer financial laws could be considered evidence of compliance systems weaknesses.

Under the Biden Administration, there has been increased anti-discrimination attention including what may be perceived as the stretching of the parameters of existing laws. The Department of Justice, the FTC and the CFPB have all been active in this area and in arguing that disparate impact on a protected class is enough to prove discrimination. Very recently, the CFPB fined a mortgage lender $10 million for allegedly discriminating against racial minorities. In that case, the CFPB found the lender’s ratio of lending in majority-white versus majority-black areas was higher than other lenders. While Beeline does not consciously lend money using racial or other protected identity class information, it is possible it could be exposed to liability if its loan patterns differ from other lenders.

The CFPB also has broad enforcement powers and can order for violations of its regulation and standards, among other things, rescission or reformation of contracts, the return of funds or real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, limits on activities or functions, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and, when necessary, has issued civil money penalties to parties the CFPB determines have violated the laws and regulations it enforces. Beeline’s failure to comply with the federal consumer protection laws and regulations to which it is subject, whether actual or alleged, could expose it to enforcement actions, potential litigation liabilities, or reputational harm. The CFPB has the authority to obtain cease-and-desist orders, orders for restitution or rescission of contracts and other kinds of affirmative relief and monetary penalties ranging from up to approximately $6,800 per day for ordinary violations of federal consumer financial laws to approximately $34,000 per day for reckless violations and to approximately $1,360,000 per day for knowing violations.

In addition, the occurrence of one or more of the foregoing events or a determination by the CFPB or any court or regulatory agency that its policies and procedures or other aspects of Beeline’s compliance systems are inadequate or do not comply with applicable law could materially and adversely affect Beeline’s business, financial condition, results of operations.

33

If Beeline fails to comply with laws and regulations regarding its use of telemarketing, including the TCPA, it could increase its operating costs and materially and adversely impact its business, financial condition and results of operations, and prospects.

Beeline engages in outbound telephone and text communications with consumers, and accordingly must comply with a number of laws and regulations that govern said communications and the use of automatic telephone dialing systems (“ATDS”), including the TCPA and Telemarketing Sales Rules. The Federal Communications Commission (“FCC”), and the FTC have responsibility for regulating various aspects of these laws. Among other requirements, the TCPA requires Beeline to obtain prior express written consent for certain telemarketing calls and to adhere to “do-not-call” registry requirements which, in part, mandate Beeline maintain and regularly update lists of consumers who have chosen not to be called and restrict calls to consumers who are on the national do-not-call list. Many states have similar consumer protection laws regulating telemarketing. These laws limit Beeline’s ability to communicate with consumers and reduce the effectiveness of its marketing programs. The TCPA does not distinguish between voice and data, and, as such, SMS/MMS messages are also “calls” for the purpose of TCPA obligations and restrictions.

For violations of the TCPA, the law provides for a private right of action under which a plaintiff may recover monetary damages of $500 for each call or text made in violation of the prohibitions on calls made using an “artificial or pre-recorded voice” or an ATDS. A court may treble the amount of damages upon a finding of a “willful or knowing” violation. There is no statutory cap on maximum aggregate exposure (although some courts have applied in TCPA class actions constitutional limits on excessive penalties). An action may be brought by the FCC, a state attorney general, an individual, or a class of individuals. If in the future Beeline is found to have violated the TCPA, the amount of damages and potential liability could be extensive and materially and adversely impact Beeline’s business, financial condition and results of operations. Accordingly, were such a class certified or if Beeline is unable to successfully defend such a suit, then TCPA damages could materially and adversely affect its business, financial condition, results of operations, and prospects. Moreover, defense of any class action is expensive and may divert employees from their normal tasks.

If Beeline is unable to comply with the TILA-RESPA Integrated Disclosure (the “TRID rules”), its business and operations could be materially and adversely affected.

The CFPB implemented loan disclosure requirements, to combine and amend certain TILA and RESPA disclosures. The TRID rules significantly changed consumer-facing disclosure rules and added certain waiting periods to allow consumers time to shop for and consider the loan terms after receiving the required disclosures. If Beeline fails to comply with the TRID rules, including but not limited to disclosure timing requirements and the requirements related to disclosing fees within applicable tolerance thresholds, it may be unable to sell loans that it originates, it may be required to sell such loans at a discount compared to other loans, or it may be subject to repurchase or indemnification demands from purchasers or insurers/guarantors of such loans. Further, the right to rescind certain loans could be extended, Beeline could be required to issue refunds to consumers, and it could be subject to regulatory action, penalties, or civil litigation.

34

Federal and state laws regulate Beeline’s strategic relationships with third-party partnerships and vendors; a determination that it has failed to comply with such laws could require restructuring of the relationships, result in material financial liabilities, and expose Beeline to regulatory enforcement and litigation risk, and/or diminish the value of these relationships.

Beeline must comply with a number of federal and state laws including, among others, RESPA, TILA and HMDA. Because its business relies on strategic relationships with third parties and affiliates, it is particularly important that it comply with RESPA, which requires lenders to make certain disclosures to mortgage loan borrowers regarding their settlement costs and affiliate relationships with other settlement service providers, and prohibits kickbacks, referral fees, and unearned fees associated with settlement service business. RESPA-related risk arises, for example, to the extent that certain services provided by one of Beeline’s affiliates or third-party partners are considered to be settlement services, consumers are not able to choose whether such services are provided by the affiliate or Beeline, and consumers are deemed to pay a charge attributable to such services, or if loans are deemed not purchased in the secondary market at fair market value. Additionally, it is important that Beeline comply with TILA and other applicable federal and state laws. Risks related to such laws arise, for example, if points and fees for a transaction exceed certain applicable thresholds, loan originator compensation requirements (including incentive compensation requirements) are not satisfied, and/or TRID or other required disclosures are determined to be noncompliant, and these laws are subject to interpretational complexities in the co-branded mortgage broker context. In addition, Beeline’s lead generation and advertising activities and strategic relationships carry RESPA-related risk depending on certain factors, such as whether a third-party endorses or refers business to Beeline, whether any payments between the parties constitute fair market value, and any potential direct or indirect benefit to Beeline’s third-party partners in addition to benefits provided directly to consumers. Federal and state regulators or courts could adopt interpretations of laws and regulations-including with respect to RESPA and its governance over affiliated business arrangements, bona fide joint ventures and marketing services arrangements, TILA’s provisions applicable to transactions involving mortgage brokers, and other disclosure requirements-that could increase the regulatory risk and scrutiny of Beeline’s affiliate and third-party strategic relationships, raise licensing/registration questions, require restructuring of these relationships (as well as suspend its operations in a given jurisdiction pending such restructuring), result in financial liabilities (including indemnification, repurchase demands or financial penalties), carry litigation risk (including, potentially, false claim-related risk), and/or diminish the value of these relationships.

In 2023, the CFPB clarified its interpretation of RESPA’s longstanding prohibitions on payments for the referral of settlement service business and unearned fees that implicate mortgage lenders’ affiliate relationships, marketing/advertising arrangements, and strategic relationships, and it brought its first public enforcement action alleging RESPA Section 8 violations since 2017. Similar future clarifications, enforcement actions, or potential novel interpretations could implicate Beeline’s affiliate and third-party relationships.

If Beeline fails to comply with employment and labor laws and regulations could materially and adversely affect its business, financial condition, and results of operations.

Beeline is subject to a variety of federal and state employment and labor laws and regulations, including the Americans with Disabilities Act, the Federal Fair Labor Standards Act, and other laws related to working conditions, wage-hour pay, over-time pay, employee benefits, anti-discrimination, and termination of employment. Noncompliance with applicable laws or regulations could subject Beeline to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. An adverse outcome in any such litigation could require Beeline to pay contractual damages, compensatory damages, punitive damages, attorneys’ fees and costs.

35

Claims, enforcement actions, or other proceedings could harm Beeline’s reputation, business, financial condition and results of operations. Beeline could be materially and adversely affected by any such litigation. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees.

Risks Relating to Our Common Stock

The market price of our shares of Common Stock is subject to volatility , which could result in substantial losses to investors.

The market price of shares of our Common Stock may fluctuate and has fluctuated significantly in response to factors, some of which are beyond our control, including:

●	our ability to solve our liquidity issues;
●	our Common Stock remaining listed on Nasdaq;
●	expansion of our Spirits business;
●	the impact of interest rates on Beeline’s business;
●	Beeline’s ability to increase its business and reduce expenses;
●	our ability to get stockholder approvals referred to in this Prospectus;
●	actual or anticipated variations in operating results;
●	additions or departures of key personnel including our executive officers;
●	the impact of the wars in Ukraine and Israel and the new U.S. administration on the economy;
●	cybersecurity attacks or data privacy issues involving our products or operations;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, significant contracts, or other material developments that may affect our prospects;
●	adverse regulatory developments;
●	the possibility of a recession or market down-turn; or
●	general market conditions including factors unrelated to our operating performance

Recently, the stock market, in general, has experienced extreme price and volume fluctuations due to, among other factors, concerns involving the recent U.S. presidential election, rate of inflation, the Federal Reserve decisions on interest rates particularly in the short term, supply chain shortages, recession fears, and geopolitical turmoil including the wars in Ukraine and the Middle East. The current prolonged delay in providing new miliary aid to Ukraine and Israel are evidence of the political uncertainties. Continued market fluctuations could result in extreme market volatility in the price of our Common Stock which could cause a decline in the value of our Common Stock below its recent price.

36

An active trading market for our Common Stock may not develop.

With limited exceptions, the volume of sales of our Common Stock has not been high. Although our Common Stock trades on Nasdaq, an active trading market for our shares may never develop or be sustained. If an active market for our Common Stock does not develop, it may be difficult to sell our Common Stock without depressing the market price for the Common Stock, or at all.

We are incurring significant additional costs as a result of being a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we are incurring increased costs associated with corporate governance requirements, including rules and regulations of the SEC under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Customer Protection Act of 2010, and the Securities Exchange Act of 1934 (the “Exchange Act”), as well as the rules of The Nasdaq Stock Market. These rules and regulations are expected to significantly increase our accounting, legal and financial compliance costs and make some activities more time consuming, including due to increased training of our current employees, additional hiring of new employees, and increased assistance from consultants. The SEC’s new cybersecurity rules and if upheld the new climate change rules will increase our compliance costs. We also expect these rules and regulations to make it more expensive for us to maintain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board, or as executive officers. Furthermore, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, our management team will need to devote substantial attention to interacting with the investment community and complying with the increasingly complex laws pertaining to public companies, which may divert attention away from the day-to-day management of our business, including operational, research and development and sales and marketing activities. Increases in costs incurred or diversion of management’s attention as a result of becoming a publicly traded company may adversely affect our business, prospects, financial condition, results of operations, and cash flows.

Our failure to maintain effective disclosure controls and internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate disclosure controls and internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock. While in our Form 10-K for the year ended December 31, 2023, we reported that we did maintain effective disclosure controls over financial reporting and in our Form 10-Q, with the addition of Beeline and the integration we may experience issues with our disclosure controls and internal controls including experiencing material weaknesses. If we disclose any maternal weaknesses or disclosure control issues in our form 10-K for the year ending December 31, 2024, investors may not purchase or hold our Common Stock as a result of these failures, which may result in lower prices.

37

Our Board may authorize and issue shares of new series of preferred stock that could be superior to or adversely affect current holders of our Common Stock.

Our Board has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further stockholder approval which could adversely affect the rights of the holders of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that is convertible into our Common Stock, which could result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our Common Stock. Holders of Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, in liquidation or on any other basis.

If we raise capital in the future, it is likely to dilute our existing stockholders’ ownership and/or have other adverse effects on us, our securities or our operations.

Because we must raise capital principally through the sale of equity including securities convertible into Common Stock, if we are successful our existing stockholders’ percentage ownership will decrease, and these stockholders may experience substantial dilution. Additionally, the issuance of additional shares of Common Stock or other securities could result in a decline in our stock price. Further, if we are required to raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets and negative covenants prohibiting us from engaging in certain transactions or corporate actions that may have the effect of limiting our ability to pursue our business strategy and growth objectives. Our ability to raise debt, however, is subject to complying the Nasdaq Stockholders’ Equity Rule.

Common Stock eligible for future sale may adversely affect the market.

We have a substantial number of shares of Common Stock issuable upon exercise of our outstanding preferred stock and the Warrants.

Future sales of substantial amounts of our Common Stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time-to-time, and could impair our ability to raise capital through sales of equity or equity-related securities. In addition, the market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market or the perception that these sales may occur.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Common Stock, the market price for our Common Stock and trading volume could decline.

The trading market for our Common Stock will be influenced by research or reports that industry or securities analysts publish about our business. We do not currently have any analysts publish research reports about us, and we cannot assure you that any will. If analysts do, and one or more analysts who cover us downgrade our Common Stock, the market price for our Common Stock would likely decline.

We have never paid dividends on our Common Stock and we do not expect to pay dividends on our Common Stock for the foreseeable future.

Except for dividends we are required to pay on our preferred stock. We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on shares of our Common Stock in the foreseeable future. The payment of future cash dividends, if any, depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and other factors. As a result, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

38

USE OF PROCEEDS

This Prospectus relates to the Shares that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Shares by the Selling Stockholders in this offering. Of the $0.50 exercise price of the Warrants, $0.499 was pre-funded and received by us at the closing of the Private Placement. If all of the Warrants are exercised we will receive approximately $364.00.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our Common Stock, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our Common Stock will be at the discretion of the Board and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the Merger and the issuance to the stockholders of Beeline of a total of 69,482,229 shares of Series F and a total of 517,775 shares of Series F-1 as described above and (ii) our exchange of debt for preferred stock and sale of our largest business on October 7, 2024; and

●

on a pro forma as adjusted basis to give effect to the Merger as described above, and (i) the debt exchange and related transactions which closed concurrently with the Merger, as described under “The Merger-Amended and Restated Debt Exchange Agreement”, (ii) the sale of $1.9 million aggregate principal amount of Notes and Warrants to purchase a total of 363,602 shares of common stock for total gross proceeds of $1.6 approximately million in the Private Placement, (iii) the issuance of a $448,333.33 120-day promissory note to another affiliate of an investor in the Private Placement in exchange for that amount of stated value of shares of Series F, which note and has substantially identical terms to the Notes issued therein, except it is subordinated with respect to its security interest,(iv) the borrowing of $325,000 from the spouse of a director on October 30, 2024, (v) the issuance by the Company of 686,205 shares of Common Stock and Warrants to purchase 343,136 shares of Common Stock in a registered direct offering for aggregate gross proceeds of $350,000 on November 22, 2024, and (vi) the receipt of $705,000 from the sale of Series G Convertible Preferred Stock and Warrants through December 10, 2024.

39

The pro forma and pro forma as adjusted information below is illustrative. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes and the pro forma consolidated financial statements and the related notes included elsewhere in this Prospectus.

	(Presented in $ except for shares and per share amounts)
	Actual	Pro forma (1)	Pro forma as adjusted (1)(2)
Indebtedness	$12,506,399	$3,768,337	$10,021,670
Common stock, $0.0001 par value; 6,000,000 shares authorized; and 3,140,625 shares issued and outstanding as of September 30, 2024; 3,807,220 shares issued and outstanding as of October 7, 2024 on a pro forma basis; and 4,689,503 shares issued and outstanding as of December 10, 2024 on a pro forma as adjusted basis	314	380	469
Preferred stock - Series B, $0.0001 par value; 100,000,000 shares authorized; and 2,500,000 shares issued and outstanding as of all periods	250	250	250
Preferred stock - Series C, $0.0001 par value; 240,000 shares authorized; and 117,586 shares issued and outstanding as of September 30, 2024; 0 shares issued and outstanding as of both October 7, 2024 and December 10, 2024	12	-	-
Preferred stock - Series D, $0.0001 par value; 255,474 shares authorized; and 255,474 shares issued and outstanding as of both October 7, 2024 and December 10, 2024	-	26	26
Preferred stock - Series E, $0.0001 par value; 200,000 shares authorized; and 200,000 shares issued and outstanding as of both October 7, 2024 and December 10, 2024	-	20	20
Preferred stock - Series F, $0.0001 par value; 70,000,000 shares authorized 0 shares issued and outstanding on September 30, 2024; and 69,482,229 shares issued and outstanding as of October 7, 2024; and 69,085,562 shares issued and outstanding as of December 10, 2024 on a pro forma as adjusted basis	-	6,948	6,909
Preferred stock - Series F-1, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding on September 30, 2024; and 517,775 shares issued and outstanding as of October 7, 2024 on a pro forma basis and December 10, 2024 on a pro forma as adjusted basis	-	52	52
Preferred stock - Series G (3), $0.0001 par value; 6,000,000 shares authorized; 0 shares issued and outstanding as of both September 30, 2024 and October 7, 2024; and 1,617,647 shares issued and outstanding as of December 10, 2024 on a pro forma as adjusted basis	-	-	162
	-
Additional paid in capital	84,499,004	111,187,299	113,722,025
Accumulated deficit	(86,960,702)	(78,993,141)	(79,123,141)
Total stockholders’ equity (deficit)	(2,461,122)	32,201,874	34,606,765
Total capitalization	$10,045,277	$35,970,210	$44,628,435

(1)	Gives effect to the Merger and includes Beeline indebtedness as of October 7, 2024. Also gives effect to the debt exchange and related transactions that occurred simultaneously with the Merger, as described under “The Merger-Amended and Restated Debt Exchange Agreement.”

(2)	Reflects approximately $2,348,333 of indebtedness in connection with the Private Placement and the short-term Note described above. Gives effect to the following transactions that were completed on October 7, 2024:

40

●	Seven investors transferred to the Company a total of 31,234 shares of the Company’s Series C Preferred Stock and 119,873 shares of the Company’s Common Stock. The investors also released the Company from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, the Company exchanged the net assets of its Craft business to the investors.

●	The Company issued a total of 255,474 shares of Series D to two investors, and those investors released the Company from liability for $2,554,746 of unsecured debt.

●	The Company issued a total of 200,000 shares of Series E to two investors, and those investors released the Company from liability for $2,000,000 of unsecured debt.

●	The Company transferred a total of 108,899 shares of Spirits’ common stock to five investors and those investors released the Company from unsecured debt in the aggregate amount of $888,247.

●	The Company issued a total of 190,000 shares of Common Stock to three investors, and those investors released the Company from liability for $187,189 of unsecured debt.

(3)	Gives effect to our sale of 1,617,647 shares of Series G through December 10, 2024. In the Series G offering, which is continuing, we have issued 808,824 five-year Warrants exercisable at $0.65 per share. All of the underlying Common Stock is subject to stockholder approval together with the Series F and the issuance of the Shares.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “The Private Placement”. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time-to-time. Except for the ownership of the warrants issued pursuant to the Securities Purchase Agreement or as otherwise disclosed herein, the selling stockholders have not had any material relationship with us within the past three years.

Because of limitations imposed by Nasdaq, the Shares cannot be sold until our stockholders have approved their issuance.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of Common Stock and Warrants, as of the date of this Prospectus, assuming exercise of the Warrants held by each such Selling Stockholder as of December 31, 2024 but taking account of any limitations on exercise set forth therein.

The third column lists the shares of Common Stock being offered by this Prospectus by the Selling Stockholders and does not take into account any limitations on exercise of the Warrants set forth therein.

41

In accordance with the terms of a Registration Rights Agreement with the holders of the Warrants, this Prospectus generally covers the resale of 150% of the maximum number of shares of Common Stock issued or issuable pursuant to the Warrants. Because the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus. The fourth column assumes the exercise of the Warrants and the sale of all of the Shares offered by the Selling Stockholders pursuant to this Prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% (the “Maximum Percentage”) of the outstanding shares of the Company. The number of Shares in the second column reflects these limitations. The Selling Stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)			Maximum Number of Shares to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering(3)
Name of Selling Stockholder	Number		Percent	Prospectus(2)	Number		Percent
Cavalry Fund I LP(4)	246,300	(5)	4.99%	112,571	98,039		1.84%

WVP Emerging Manager Onshore Fund LLC – Structured Small Cap Lending Series(6)	246,300	(5)	4.99%	38,387	-		*

Bigger Capital Fund, LP(7)	517,376	(8)	9.99%	112,571	577,926	(8)	9.99%

District 2 Capital Fund, LP(9)	517,376	(10)	9.99%	112,571	577,926	(10)	9.99%

John Nash(11)	-		-	84,428	274,942		4.99%

Scott Dols (12)	-		-	84,428	274,942		4.99%

*Less than 1%

(1)	Percentages are based on 4,689,503 shares of Common Stock outstanding as of December 31, 2024, and based on 5,234,909 shares of our Common Stock outstanding after the offering.

(2)	For the purposes of the calculations of Common Stock to be sold pursuant to the prospectus we are assuming the exercise of all of the Warrants in full without regard to any limitations on exercise set forth in the Warrants.

(3)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the Warrants registered for sale by the registration statement of which this Prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of such shares offered pursuant to this Prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(4)	Cavalry Fund I GP LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I LP and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as CEO of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The address of this selling stockholder is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131.

(5)

This column lists the number of shares of our Common Stock beneficially owned by each of Cavalry Fund I LP, WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series and (Cavalry Investment Funds (collectively, the “Funds”) which entities are under common control, as of December 31, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of December 31, 2024, the Funds would beneficially own an aggregate number of 8,624,079 shares of our Common Stock, consisting of (A) 173,086 shares of our common stock beneficially owned by Cavalry Fund I LP, consisting of (i) 98,039 shares of common stock underlying warrants previously acquired, none of which will be registered under this Prospectus; and (ii) 75,047 shares of common stock underlying the Warrants, with an price of $0.50 per share, which are not currently exercisable, all of which are being registered under this Prospectus; (B) 25,891 shares of our Common Stock beneficially owned by WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series, consisting entirely of 25,891 shares of Common Stock underlying the Warrants, all of which are being registered under this Prospectus; and (C) 8,425,102 shares of our common stock beneficially owned by Cavalry Investment Fund, LP, consisting of (i) 8,356,151 shares of Common Stock underlying the Series F, none of which are being registered under this Prospectus; and (ii) 68,951 shares of Common Stock underlying the Series F-1, none of which are being registered under this Prospectus.

(6)	WVP Management, LLC, the managing member of WVP Emerging Manager Onshore Fund LLC- Structured Small Cap Lending Series (the “WVP”), has discretionary authority to vote and dispose of the shares held by the WVP and may be deemed to be the beneficial owner of these shares. Cavalry Fund I Management LLC and Worth Venture Partners, LLC, in their capacity as advisors to WVP, may also be deemed to have investment discretion and voting power of the shares held by WVP. Thomas Walsh, in his capacity as General Partner, CEO, and CIO of Cavalry Fund I Management LLC, may also be deemed to have investment discretion and voting power over the shares held by WVP. Abby Flamholz, in her capacity as managing member of WVP Management, LLC and in her capacity as managing member of Worth Venture Partners, LLC, may also be deemed to have investment discretion and voting power of the shares held by the WVP. WVP Management, LLC, Cavalry Fund I Management LLC, Worth Venture Partners, LLC, Mr. Walsh and Ms. Flamholz each disclaim any beneficial ownership of these shares. The address of this selling stockholder is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131.

42

(7)	Bigger Capital Fund, LP (“Bigger”) is managed by Michael Bigger, the Managing member of the General Partner with a business address of 11700 W Charleton Blvd 170-659, Las Vegas, Nevada 89135. Includes shares issuable upon conversion of Series D and/or Series E, subject to beneficial ownership limitations.

(8)	Includes shares issuable upon conversion of Series E and shares issuable upon conversion of Series D. Does not include additional shares underlying Series D which are subject to the 9.99% beneficial ownership limitation.

(9)	District 2 Capital Fund LP (“District 2”) is managed by its Co-Founder Eric Schlanger with a business address of 14 Wall Street, 2nd Floor, Huntington, New York 11743. Includes shares issuable upon conversion of Series D and/or Series E, subject to beneficial ownership limitations.

(10)	Includes shares issuable upon conversion of Series E. Does not include additional shares of common stock underlying Series D and Series E which are subject to the 9.99% beneficial ownership limitation.

(11)	The principal address of the Selling Stockholder is 5648 Longmont Drive, Houston, Texas 77056. This Selling Stockholder holds a $1,100,000 Debenture issued by Beeline. Includes shares of Common Stock underlying Series F-1 and Series F for the post-offering columns, which are subject to a 4.99% beneficial ownership limitation.

(12)	The principal address of the Selling Stockholder is 19822 Wetherby Lane, Lutz, Florida 33549. This Selling Stockholder holds a $275,000 Debenture issued by Beeline. Includes shares of Common Stock underlying Series F-1 and Series F for the post-offering columns, which are subject to a 4.99% beneficial ownership limitation.

Material Relationships with Selling Stockholders

As disclosed above, Cavalry Investment Fund, LP, an affiliate of Cavalry Fund I, LP, was a former investor in Beeline, and, in connection with the Merger, received shares of Series F and Series F-1. WVP Emerging Manager Onshore Fund LLC- Structured Small Cap Lending Series, is a fund under common control with Cavalry Fund I, LP and Cavalry Investment Fund, LP. For more information on the Merger see page 44 of this Prospectus. Bigger and District 2 were lenders to the Company and on October 7, 2024, closed a Debt Exchange Agreement (the “Exchange Agreement”) with the Company whereby such parties exchanged unsecured debt of the Company for shares of Series C, Series D and Series E (the “Debt Agreement”). For more information on the Exchange Agreement and related transactions see “The Merger – First Amended and Restated Debt Exchange Agreement.” Messrs. Dols and Nash were investors and lenders of Beeline and acquired shares of Series F and Series F-1 in the Merger. In addition, Messrs. Dols and Nash currently hold a $250,000 and $1,100,000 Debenture, respectively, and pursuant to side letters dated November 15, 2024 received additional shares of Series F having a stated value of 50% of their investment amount in Beeline.

43

THE MERGER

Agreement and Plan of Merger and Reorganization

On September 4, 2024, Eastside entered into the Merger Agreement with East Acquisition Inc. Merger Sub and Beeline. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement and the closing occurred pursuant to the Merger Agreement pursuant to which Beeline merged into Merger Sub and with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. In the Merger, the stockholders of Beeline received a total of 69,482,229 shares of Series F and a total of 517,775 shares of Series F-1. The ratio in the Merger was 4.89252978530683 shares of Eastside common stock for each share of Beeline Common Stock, in each case determined on an as-converted basis.

The sale of the Eastside Series F and Series F-1 to the former Beeline stockholders was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506(b) thereunder.

Simultaneously with the Merger, the Company engaged in the following transactions and actions:

First Amended and Restated Debt Exchange Agreement

On September 4, 2024, Eastside and its then subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger, District 2, LDI Investments, LLC (“LDI”), William Esping ((“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), a director of the Company. Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”).

Subsequent to execution of the Debt Exchange Agreement, Eastside organized Spirits as a subsidiary and assigned to Spirits all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Spirits issued 1,000,000 shares of Common Stock to Eastside.

On October 7, 2024 the closing of the following transactions under the Debt Agreement occurred:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C and 119,873 shares of Eastside Common Stock. The lenders also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the lenders.

●	Eastside issued a total of 255,474 shares of Series D to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

44

●	Eastside issued a total of 200,000 shares of Series E to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.

●	Eastside transferred a total of 108,899 shares of Spirits to Bigger, District 2, Esping, WPE and Grammen, and those lenders released Eastside from unsecured debt in the aggregate amount of $888,247.

●	Eastside issued a total of 190,000 shares of Common Stock to Esping, WPE and Grammen, and those lenders released Eastside from liability for $187,189 of unsecured debt.

In accordance with the Debt Agreement on November 7, 2024, Eastside transferred a total of 361,101 shares of Spirits to Aegis, Bigger, District 2 and LDI. In consideration for those shares, those four lenders surrendered to Eastside a total of 580,899 shares of Eastside Common Stock.

Upon completion of the transaction contemplated by the Debt Agreement, Eastside was no longer involved in the business of canning, and presently owns 53% of the capital stock of Spirits, which is in the business of manufacturing and marketing spirits.

Amendment to Articles of Incorporation

On October 7, 2024 Eastside filed with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D and a Certificate of Designation of 200,000 shares of Series E and a Certificate of Designation of 70,000,000 shares of Series F and a Certificate of Designation of Series F-1. The material terms of each class of Preferred Stock are summarized under “Description of Securities” on page 93.

Appointment of Officer and Directors

Pursuant to the terms of the Merger Agreement, in connection with the closing of the Merger, the Board voted to increase the number of members of the Board from four to six and appointed to the vacancies two individuals designated by Beeline: Joseph Freedman and Joseph Caltabiano. In addition, the Eastside Board appointed Christopher Moe, the Chief Financial Officer of Beeline, to serve as the Chief Financial Officer of Eastside. Information concerning the three new members of management is provided under “Management.”

Employment Agreement: Chief Executive Officer

The Merger Agreement provided that, as a condition to closing of the Merger, the Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

(a)	The performance bonuses in Employment Agreement were replaced by a cash bonus of $90,000. At Mr. Gwin’s election, the bonus was satisfied by issuance of 180,000 shares of the Company’s Common Stock.

45

(b)	The Company issued 400,000 shares of Common Stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

(c)	The Company covenanted that, in the event that the conversion price of the Series F is reduced, the Company will issue to Mr. Gwin a number of Common Stock equal to one percent of the additional shares issued as a result of the adjustment.

(d)	The Company agreed to issue 100,000 shares of Common Stock to Mr. Gwin if he is terminated by the Company without cause.

THE PRIVATE PLACEMENT

On November 14, 2024 (the “Closing Date”), the Company sold $1,938,000 in aggregate principal amount of Notes and Warrants and received gross proceeds of $1,615,000 in connection with the Offering. The Notes and Warrants were sold pursuant to a the Purchase Agreement with the Selling Stockholders. The Company is using the net proceeds from the Offering for, among other things, working capital and general corporate expenses.

The Notes have a maturity date of 120 days from issuance, were issued with a 20% original issue discount and do not bear interest unless and until one or more of the customary events of default set forth therein (an “Event of Default”) occurs, whereupon each Note will bear interest at a rate of 18% per annum. If the Note remains outstanding for 180 days, the Note also requires a special one-time interest payment of 30% which will increase the principal of each Note accordingly. Upon the occurrence of an Event of Default, each holder also has the right to require the Company to pay all or any portion of the Note at a 25% premium. Further, the Company is required to prepay the Notes in connection with certain sales of securities or assets at each holder’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the Notes, at its election. The Notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions.

The Warrants have a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.499 per share was pre-funded by each holder which effectively increased the original issue discount). The Warrants will be exercisable beginning upon stockholder approval of the issuance of the Common Stock issuable upon exercise of such Warrants in accordance with the rules of Nasdaq and an increase in the authorized Common Stock of the Company. If at any time after exercising the Warrants, there is no effective Registration Statement registering, or the Prospectus contained therein is not available for use, then the Warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

46

The Company is required to convene a meeting of its stockholders within 150 days of the Closing Date and solicit proxies in favor of resolutions increasing the number of authorized shares of Common Stock and approving the issuance of the Common Stock upon exercise of the Warrants.

Pursuant to the Purchase Agreement, the Company entered into a Shareholder Pledge Agreement by and among the Company and the holders, under which the Company pledged the Company’s equity in Spirits, to secure its obligations under the Purchase Agreement, Notes, Warrants, and the Registration Rights Agreement (collectively, the “Transaction Documents”). Spirits concurrently entered into a Security and Pledge Agreement by and between Spirits and the holders, under which Spirits granted a security interest in all of its property and assets to secure the obligations of the Company under the Transaction Documents. Further, Spirits and Nicholas Liuzza, Jr. Chief Executive Officer of Beeline, guaranteed the Company’s obligations under the Transaction Documents.

Concurrently with the Purchase Agreement, the Company entered into a Registration Rights Agreement with each holder under which the Company agreed to file a Registration Statement to register the shares of Common Stock underlying the Warrants within 30 days of the Closing Date, and to cause such Registration Statement to be declared effective within 60 days thereafter (or 120 days thereafter if such Registration Statement is subject to a full review). The Company filed the Registration Statement, of which this Prospectus is a part, with the SEC registering the sale of the Shares by the Selling Stockholders pursuant to the Registration Rights Agreement.

The Company also entered in three forms of side letters with the holders which (i) permitted one holder which with an affiliate invested $448,333.33 to exchange that amount of stated value of shares of Series F for a $448,333.33 120-day promissory note to another affiliate, which note was issued immediately prior to the closing of the Offering and has substantially identical terms to the Notes issued therein, except it is subordinated with respect to its security interest, (ii) permit two holders to convert Series D beginning on April 7, 2025 at a conversion price equal to the lower of (i) $0.50 per share; or (ii) the five-day volume weighted average price ending on April 7, 2025, subject to a floor price of $0.25 per share, and (iii) permit two holders to receive a number of shares of Series F equal to 50% of their investment amount, or $125,000 each, using the stated value of the Series F, which is $0.50 per share, to determine the number of shares of Series F.

Joseph Gunnar & Co., LLC acted as placement agent receiving a commission of $115,908 and reimbursement of $50,000 in legal fees. The Company entered into a Placement Agency Agreement with the placement agent in connection with the transactions described above. The placement agent received a 12-month right of first refusal with respect to future financings.

All of the securities described above were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

47

Other Recent Financings

As of December 10, 2024, Beeline has outstanding $3.6 million of Debentures accruing interest at 10% per annum. In January 2025, Beeline is required to make monthly payments of $440,328 through September 2025.

From November 26 to December 31, 2024, the Company sold 5,114,889 shares of Series G and five-year Warrants to purchase a total of 2,557,444 shares of Common Stock for total gross proceeds of $2,608,593.

Registered Offering of Common Stock and Pre-Funded Warrants

On September 5, 2024, Eastside entered into a Placement Agent Agreement with Joseph Gunnar & Co., LLC, pursuant to which Eastside has agreed to pay Joseph Gunnar & Co. an aggregate fee equal to 9.0% of the aggregate gross proceeds received by Eastside from the sale of the securities in the offering contemplated thereby. Eastside also agreed to reimburse Joseph Gunnar for all of its actual out-of-pocket accountable expenses in connection with the offering.

On September 5, 2024, the Company entered into a Securities Purchase Agreement with a single institutional investor for the sale by the Company of 92,815 shares of Common Stock and Pre-Funded Warrants to purchase 349,227 shares of Common Stock in a registered direct offering at a purchase price of $1.00 per share or $0.9999 per Pre-Funded Warrant. The closing of the offering occurred on September 6, 2024, at which time the investor exercised each Pre-Funded Warrant to purchase one share of Common Stock at a price per share of $0.0001. The gross proceeds to the Company from the offering were approximately $442,000, before deducting the placement agent fees and other estimated expenses in the offering. Eastside used the net proceeds from the offering for working capital and general corporate purposes.

The offering of the shares was made pursuant to a shelf registration statement on Form S-3 (File No. 333-259295), which was initially filed by Eastside with the SEC on September 3, 2021, and declared effective on September 14, 2021.

48

Registered Offering of Common Stock and Warrants

On November 22 and November 25, 2024, Eastside entered into Securities Purchase Agreements with four accredited investors for the sale by Eastside of units of securities consisting of a total of 686,273 shares of Eastside Common Stock and Warrants to purchase a total of 343,313 shares of Common Stock in a registered direct offering at a purchase price of $510 for each unit consisting of 1,000 shares of Common Stock and a Warrant to purchase 500 Shares. The gross proceeds to Eastside from the offering were $350,000, before deducting the expenses of the offering.

Each Warrant is exercisable to purchase Common Stock at a price per share of $0.65 (as adjusted equitably from time-to-time in accordance with the terms thereof). The Warrants may be exercised after the stockholders of Eastside approve an increase in the authorized shares of Eastside Common Stock. The holder’s ability to exercise a Warrant will terminate on the later of (a) the third anniversary of the issue date for the Warrant or (b) the first anniversary of the stockholder approval. The holder of a Warrant is prohibited from exercising such Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the investor) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise. If the market price of Eastside Common Stock exceeds 175% of the Warrant exercise price for a period of 20 consecutive trading days, Eastside may redeem at a nominal sum on 20 days notice, during which period the holders may exercise the Warrants. The offering described above was made pursuant to a shelf Registration Statement on Form S-3 (File No. 333-282095), which was declared effective by the SEC on October 2, 2024.

Other Agreements

For a description of the Notes and Warrants issued to the Selling Stockholders, see “The Private Placement”.

On December 31, 2024, the Company issued to Joseph Gunnar & Co., LLC 250,000 shares of Series G as consideration for the waiver and release of certain contractual rights under which the Company also paid $100,000 and provided registration rights with respect to the shares of common stock issuable upon conversion of the Series G.

On December 31, 2024 the Company entered into a Common Stock Purchase Agreement and related Registration Rights Agreement (collectively, the “ELOC Agreement”) with C/M Capital Master Fund LP (“C/M”) pursuant to which the Company agreed to sell, and C/M agreed to purchase, up to $35 million of the Company’s common stock, subject to a sale limit of 19.99% of the outstanding shares of the Company’s common stock prior to shareholder approval in accordance with Nasdaq rules. In connection with entering into the ELOC Agreement, the Company agreed to issue C/M shares of Series G or another series of convertible preferred stock having a value of $525,000. The Company and C/M also entered into a side letter agreement pursuant to which the parties agreed to certain future changes to the ELOC Agreement as may be requested based on the Company and its counsel’s review of the ELOC Agreement and as are reasonably acceptable to C/M. The ability of C/M to convert the underlying common stock or comply with the terms of the ELOC Agreement is subject to receiving shareholder approval as required by the rules of Nasdaq.

49

BUSINESS

Following the closing of the Merger on October 7, 2024, and the sale of the Craft business, the Company’s business lines entail the following: (1) Spirits, which operates as a distributor of various liquors, and (2) Beeline, which operates as a fintech mortgage lender and title provider. The following is a description of each of these businesses.

Spirits Business Overview and History

The Company was incorporated in 2004. Eastside commenced its current operations in 2014 as a distillery that markets its own products as well as third party products. During the past decade, the Company diversified by developing a canning and can printing business that marketed to the craft beer industry in the Pacific Northwest, and then, on October 7, 2024, the Company acquired Beeline. Throughout this time, however, the Company remained involved in the business of distributing beverage spirits.

On October 7, 2024, the Company organized Spirits as its subsidiary, and assigned to Spirits all of the assets and liabilities relating to the Company’s spirits operations. As part of a company-wide recapitalization effected on October 7, 2024, the Company assigned 10.9% of the outstanding shares of Spirits to creditors in satisfaction of $888,247 in debt. Later in 2024, the Company exchanged 36.1% of the outstanding shares of Spirits for 580,899 shares of the Company’s Common Stock. The Company retains 53% of the outstanding Spirits capital stock.

Since 2014 we have developed or acquired award-winning spirits while evolving to meet the growing demand for quality products and services associated within the burgeoning craft and premium beverage trade. Our portfolio includes originals like the Quercus garryana barrel-finished Burnside Whiskey family, Portland Potato Vodka, Hue-Hue Coffee Rum, and Azuñia Tequilas:

●	Burnside Whiskey Family – Our Burnside Whiskey Family celebrates the unique attributes of the native Oregon Oak tree (Quercus garryana). The unique complexity of each distinct whiskey comes from blending Oregon Oak barrels of differing sizes, char levels, and ages.

●	Portland Potato Vodka – Our award-winning premium craft vodka is distilled four times to ensure a smooth finish. While most vodka is made from grain, we source award winning premium potato ethanol and blend it with pristine water sourced from Oregon.

●	Hue-Hue (pronounced “way-way”) Coffee Rum – Premium silver rum is blended with concentrated cold-brewed coffee and a small amount of Demerara sugar. We source fair-trade, single-origin Arabica coffee beans from the Finca El Paternal Estate in Huehuetenango, Guatemala that are lightly roasted for us by Portland Coffee Roasters.

●	Azuñia Tequilas – Smooth, clean, additive-free tequilas crafted by Rancho Miravalle, a second generation, family-owned-and-operated estate, bursting with authentic flavor from the local terroir of Tequila Valley, Mexico. 100% pure Weber Blue Agave is harvested by hand, roasted in traditional clay hornos, and finished with a natural, open-air fermentation process. It is bottled on-site in small batches using a consistent process to deliver consistent field-to-bottle quality and exclusively exported by Agaveros Unidos de Amatitán.

●	Eastside Brands – Craft inspired high-quality limited-edition products, which focus on innovation, craftsmanship and curiosity, and creativity.

50

Production and Supply

Our Spirits production and supply chain involves several important stages, including bottle and label design, raw materials procurement, filling the bottles, and packaging the bottles in various configurations for shipment. To achieve a unique flavor profile for each brand, we use one or more of the following techniques: infusion of fruit, addition of natural flavorings, blending of products, and aging in selected casks. Once the final profile is approved and quality control standards are met, we filter the liquid as needed and bottle the product.

We rely on a limited number of suppliers for the sourcing of our spirit products and raw materials, including our distillate products and other ingredients. These suppliers consist of third-party producers in the U.S. and Mexico. One key supplier is Agaveros Unidos de Amatitan, SA. de CV., which supplies tequila to us. We do not have long-term, written agreements with any of our other suppliers for the production of raw materials. However, we believe that we have consistent and reliable third-party sources for the needed materials.

Distribution Network

In the United States, we are required by law to use state-licensed distributors or, in the control states, state-owned agencies performing this function, to sell our brands to retail outlets. In the 33 open states, the distributors are generally large, privately held companies. The distributors and wholesalers in turn sell to individual retailers, such as liquor stores, restaurants, bars, supermarkets and other outlets licensed to sell alcoholic beverages. Through our internal sales team, we have established relationships for our brands with wholesale distributors in six open states: California, Arizona, Colorado, Texas, Washington and Florida.

In the 17 control states, the states themselves function as the distributor, and regulate suppliers, including our Company. In control states, producers and importers sell their products directly to state liquor authorities, which distribute the products and either operate retail outlets or license the retail sales function to private companies, while maintaining strict control over pricing and profit. Our largest distribution channel is in the state of Oregon through the Oregon Liquor Control Commission. Sales to the Oregon Liquor Control Commission, accounted for approximately 19% and 18% of our consolidated sales for the years ended December 31, 2023 and 2022, respectively.

We hold the federal importer and wholesaler license required by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department and the requisite state licenses within the states in which we conduct business.

Our inventory is maintained in offsite bonded warehouses at our producers, our bonded warehouse in Milwaukie, Oregon, and at bonded warehouses managed by Park Street, our fulfillment and logistics partner. We also typically have inventory in transit that we ship nationally through our network of licensed and bonded carriers.

Spirits’ Intellectual Property

Trademarks are an important aspect of our business. We sell our products under a number of trademarks which we own. Our brands are protected by trademark registrations or are the subject of pending applications for trademark registration in the U.S. where we distribute our brands. The trademarks may be registered in the names of our subsidiaries. In the U.S., trademark registrations need to be renewed every 10 years. We expect to register our trademarks in additional markets as we expand our distribution territories.

51

Spirits’ Competition

Over the past 10 years, the U.S. wine and spirits industry has undergone dramatic consolidation and realignment of brands and brand ownership. The number of major importers in the U.S. has declined significantly. Today, we believe seven major companies dominate the market: Diageo PLC, Pernod Ricard S.A., Bacardi Limited, Brown-Forman Corporation, Beam Suntory Inc., Davide Campari-Milano S.p.A., and Rémy Cointreau S.A. These competitors have substantially greater resources than we have due to their scale and ability to more effectively leverage the national distribution system. Our spirits business has been repositioned to compete regionally in key markets where we have the greatest competitive advantage.

Government Regulation Applicable to Spirits

We are subject to the jurisdiction of the Federal Alcohol Administration Act, U.S. Customs laws, and the Alcoholic Beverage Control laws of the states where our products are distributed, among many other regulations. The U.S. Treasury Department’s Alcohol and Tobacco Tax and Trade Bureau regulates the production, blending, bottling, sales and advertising and transportation of alcohol products. Also, each state regulates the advertising, promotion, transportation, sale and distribution of alcohol products within its jurisdiction. We are also required to conduct business in the U.S. only with holders of licenses to import, warehouse, transport, distribute and sell spirits. The distribution of alcohol-based beverages is also subject to extensive federal and state taxation.

We are subject to U.S. regulations on spirits marketing and advertising, such as style, media and messages. Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. All beverage alcohol products sold in the U.S. must include warning statements related to risks of drinking beverage alcohol products.

In the U.S. control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Consumers may purchase products not selected for listings only through special orders, if at all.

52

Craft

In 2019 Eastside acquired Craft, which provided contract bottling, canning, and packaging services for beer, wine and spirits producers. Soon thereafter, Craft expanded the scope of its operations: first to provide mobile canning services to the nascent craft beverages industry in the Pacific Northwest. Then in 2022, Craft initiated operations of an innovative digital can printing facility that allowed it to digitally print high quality graphics on aluminum beverage cans.

The prospects for growth in the digital can printing business were significant; but management determined that the business will require considerable capital investment to provide that revenue growth before achieving profitability. For that reason, on October 7, 2024 Eastside transferred its ownership interest in 100% of the equity in Craft to seven of the Company’s creditors in exchange for release by the seven creditors of the Company from liability on 13 debt instruments as well as their surrender of 44,279 shares of the Company’s Series C. The debt instruments from which the Company was released consisted of:

●	Secured credit facilities in the principal amount of $4,137,581; and
●	Notes payable in the principal amount of $2,465,169.

The 44,279 shares of Series C were surrendered by the SPV, which was owned by four of the creditors. The book value of the 44,279 Series C shares was $1,240,919. On the financial statements of Eastside for the nine months ended September 30, 2024 included in this Prospectus, the Company’s investment in Craft is classified as assets/liabilities held for sale.

Beeline’s Business

Beeline Overview and History

Beeline is a fintech mortgage lender and title provider transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage and title platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in three locations in the United States.

Beeline’s business model is focused on providing an efficient process for consumers to more easily access mortgage lending using our online portal and services. In 2024, approximately 58% of the loans Beeline originated and brokered through October 31, 2024, were Non-QM loans where the consumer, for example, lacked traditional income from employment in contrast to investment, rental income or other 1099 income or where the consumer has sufficient assets to support the loan. Although Beeline faces significant competition from major national, regional and local banks as well as other online lenders and many conventional mortgage lenders, it does not believe that these other lenders seek to originate non-conforming loans in any material way.

53

Beeline primarily serves as the lender for its conventional loan underwriting and on most of its Non-QM loans. Beeline also serves as a mortgage broker for certain loans with third party lenders - primarily for the remainder of Non-QM loans. In the first 10 months of 2024, Beeline has acted as lender in 59% of its loan transactions, and as mortgage broker in 41% of its loan transactions. Beeline leverages its industry-specific knowledge and infrastructure, using a combination of licensed and proprietary technology, to provide an alternative to a more manual, non-technology focused lending process for residential properties in the United States.

Beeline’s Mortgage Lending Business

Beeline is licensed to operate in 28 states including California, Florida and Texas. Beeline’s services and platform are designed to address the evolving real estate market, including the increasing use of online and digital means of financing access as well as a trend away from conventional lending qualification practices, in part by placing consumers in front of financing opportunities that may not be available from lenders using the conventional approach to loan qualification processing. Its focus is on residential properties. However, a small portion of Beeline’s originated loans (less than 10%) are for commercial properties.

Beeline can generate mortgagee approvals that are more reliable than traditional pre-approvals in as little as 7 to 10 minutes and lock rates for borrowers in one session from their mobile device. Beeline’s unique experience was built for digital-first consumers and property investors who grew up in the gig economy and who desire a frictionless, digital experience. Beeline offers a unique variety of mortgage products when compared to other mortgage lenders, including the “top 50” lenders, allowing borrowers a higher probability of home ownership or to take cash out of their property through a refinance transaction.

Most top 50 lenders will deny a borrower if they are not approved for a conventional mortgage backed by Freddie Mac or Fannie Mae, the two government-sponsored enterprises (“GSEs”) that back a majority of mortgages in the U.S. (“QM loans”). In this instance, Beeline will re-route the borrower to a non-traditional mortgage process offering solutions not offered by larger lending institutions. Combining QM loans and Non-QM loans through a single streamlined platform available any time provides strong differentiation and resulting options for Beeline’s customers.

As the real estate industry has evolved, Non-QM loans have become more popular, relying on a different set of underwriting criteria which are more suited to borrowers whose situations do not line up with more stringent guidelines created for and based on the previous generation and economy. Beeline is one of the few direct-to-consumer digital mortgage lenders that offer both QM loans and Non-QM loans from a single platform allowing Beeline to better serve the 100 million Millennials and Gen Z quickly emerging as home buyers and currently representing approximately 60% of the home purchase market. In the first 10 months of 2024 , 24% of Beeline’s loan originations were home purchases, and 76% were refinance transactions.

As described elsewhere in this section, Beeline’s business is multi-faceted, and Beeline can serve multiple roles in the home lending process. In addition to the lending operation, Beeline also has two title agencies in its umbrella. One title agency is wholly owned and the other title agency is a joint venture with an asset manager in which Beeline holds 50.9% of the ownership. Beeline also has a subsidiary focused on the development of artificial intelligence (“AI”) that Beeline’s lending operation leverages in chat on its website.

54

Beeline breaks down the legacy role-based mortgage process into tasks for faster processing. Beeline has built automation to satisfy underwriting conditions in the loan file in real time. This expedites the time to close while minimizing headcount and expense for Beeline. Beeline expects that its technology and systems will continue to evolve, which will permit growth over the next three to five years. However, there are no assurances that Beeline will grow during this period.

Beeline generates its leads exclusively online relying heavily on Google advertising, which generated over 85% of its leads during the 10-month period ended October 31, 2024. One other source accounted for more than 10% of Beeline’s leads. Its marketing processes and strategizes are further described under “Marketing” below.

Beeline’s Services

Beeline is a digital mortgage operation leveraging proprietary AI, streamlined task-based processing, data integrations and human capital for originating, evaluating, approving and closing a mortgage.

●	Marketing and Sales: Beeline uses an AI chatbot to enable cost-effective communication with prospective borrowers to respond to inquiries and answer questions about our lending offerings, enhance borrower engagement and introduce new borrowers to our platform. This AI product is powered by MagicBlocks, Inc. (“MagicBlocks”), a company in which Beeline currently owns a 48% interest. For more information on MagicBlocks, see page 58 of this Prospectus.
●	Application and Pre-Qualification: When borrowers are ready to apply, they are taken through a seven-to-ten-minute journey through a series of conversational-style questions, collecting the information required to complete a loan application.
●	Document Collection and Verification: The system automatically asks for required documents, such as bank statements, tax returns, and employment information based on the loan type and purpose. Many platforms utilize a secure an application programming interface to link directly to borrowers’ financial accounts, making it easier to verify income, assets, and employment information without manual uploads.
●	Approval and Closing: Once underwriting is completed, the borrower receives a conditional approval. Where legally permissible under state law, Beeline schedules online closings, further reducing the need for physical paper and cuts down on signing errors and time to post-close review a loan file. Where that is not possible, the loans close in-person.
●	Post-Closing and Servicing: After closing, loans are sold to aggregators who handle all servicing.
●	Beeline also offers title and closing services. Beeline’s mortgage services and title operations are tightly integrated, providing a seamless customer experience. Beeline acts as the agent in its title and closing services business, selling title insurance policies for some of the largest title underwriters, including First American National Title Insurance Company, Fidelity National Title Insurance Company and Westcor Land Insurance Company.

55

Sources of Revenue

Beeline generates revenue from three key sources, listed below. The numbers reflect the approximate percentages of Beeline’s 2024 revenue through October 31, 2024:

●	Net gain on sale of loans: Once Beeline closes on a loan, it then sells that loan to an aggregator at a predetermined price. The proceeds are recorded as a gain on sale of loans. This source accounted for approximately 66% of revenue.
●	Title fees: Fees associated with closing a mortgage for a lender, which averages approximately $1,700 per closed file. Currently Beeline Title handles the title and escrow services for 60% of the mortgages that Beeline originates while also offering its title and closing services to other lenders. This source accounted for approximately 20% of revenue.
●	Loan origination fees: This is a fee charged to a borrower to offset the costs of origination. This source accounted for approximately 15% of revenue.

Beginning in 2025, Beeline expects to start licensing its proprietary software to other mortgage lenders, which would create recurring revenue if it is successful in implementing this goal.

Marketing

Unlike major national, regional and local banks, Beeline generates new customers solely from online advertising. Beeline has no local branded offices appealing to consumers in contrast to banks which offer deposit services and check cashing at local offices. As stated above, Google advertising has accounted for more than 85% of new customers in 2024; one other source, FreeRateUpdate.com, generated more than 10% of Beeline’s new customers during this same period.

Beeline’s marketing strategy plays a pivotal role in propelling its growth, focusing on key areas to drive customer acquisition, optimize return on investment, and enhance customer satisfaction. Through targeted campaigns, Beeline attracts new customers and explores untapped product and audience segments. The marketing team’s deep analysis of customer value, along with return on ad spend, supports strategic planning and resource allocation. Predictive models that Beeline deploys further estimate customer lifetime value, enabling the Beeline team to tailor campaigns to maximize long-term profitability.

56

Sophisticated measurement, reporting, and attribution methods provide the foundation for assessing campaign performance, ensuring that every marketing dollar spent is contributing toward Beeline’s goals. Beeline often experiments with new traffic sources and campaign types, which positions it well to keep Beeline’s marketing strategy agile and competitive. Through clear and compelling communication of Beeline’s unique value propositions, the marketing team strengthens customer relationships. Simultaneously, its ongoing focus on improvements to the customer experience make Beeline’s offerings more accessible and user-friendly, adding value at every stage of the customer journey. The Beeline marketing team operates within four primary pillars: Acquisition, Marketing Data, Marketing Communications, and Product - each contributing uniquely to its overall growth strategy. An overview of these pillars is included below.

●	Acquisition: As Beeline’s 2024 lead generation reflects, it relies heavily on Google and one other online source for leads. To further its growth, Beeline may need to reduce this dependency and seek other material lead sources. Acquisition efforts are focused on managing advertising budgets efficiently, allocating resources strategically, and meticulously tracking return on ad spending. This approach is designed to maximize returns across various campaigns, ensuring that investments in new customers yield measurable outcomes.
●	Marketing data: Marketing data is the heart of Beeline’s decision-making process. Regular performance reviews provide insights into advertising effectiveness, while advanced reporting and analytic tools generate actionable insights that guide the team’s strategies. By applying sophisticated attribution models, Beeline fosters accurate tracking and analysis of the customer journey, which helps optimize budget allocation. Predictive forecasting models assist Beeline in anticipating long-term customer value, allowing it to invest more effectively. Additionally, Beeline gathers competitive intelligence to stay informed about industry trends, positioning it strategically in a dynamic market.
●	Marketing communications: Beeline deploys automated, periodic emails, sometimes referred to as “drip” campaigns, to nurture potential leads and encourage conversions. It also leverages targeted auto-communications to increase engagement and conversion rates at key points in the customer lifecycle. Social media management allows Beeline to maintain a strong, visible presence across platforms, while AI-driven content generation supports scalable, relevant messaging. Each of these efforts contributes to building a compelling value proposition, strengthening Beeline’s brand identity, and establishing trust with current and potential customers. Additionally, special promotions and offers incentivize new customers and retain existing ones, making the brand more competitive.
●	Product: This focuses on optimizing the customer experience through conversion rate improvements, user experience enhancements, and tailored landing pages that resonate with different customer segments. Beeline’s ongoing product testing ensures that updates are in line with customer needs, while AI-powered solutions are being developed to provide a more personalized experience. These efforts are designed to create a seamless, customer-centric product that adds value to each stage of the user’s journey, reinforcing Beeline’s commitment to customer satisfaction.

Intellectual property

Beeline primarily relies upon a combination of trade secrets, service marks and technology licensing, as described below.

●	POS & Tracker: A sophisticated platform that captures, analyzes and retrieves information to process a mortgage transaction.

57

●	Decision Engine: Data driven platform designed to issue approvals based on the data collected and information provided by the new customer.
●	Resolution Engine: A tool that captures mortgage tasks and completes those tasks with data, documents or human involvement.
●	BlinkQC: An in-house automated quality control (“QC”) solution that can perform a Fannie Mae/Freddie Mac required pre-close audit in approximately three minutes at a closing cost of less than $12.50 per file. By contrast, third party QC firms can take between an hour and 48 hours to complete and cost up to $175.00 per file.
●	MagicBlocks: A platform that allows businesses to build their own custom AI tools through administrative protocols. Bob, the AI chatbot referred to below is powered by MagicBlocks. Beeline leverages its relationship with MagicBlocks to enhance its customers’ experience and drive engagement. Beeline is a founder of MagicBlocks and currently owns 48%; however, MagicBlocks is seeking investment funding and planning to grant equity to employees which will dilute Beeline’s ownership. Beeline currently uses this technology without any license or any agreement to pay royalties. If MagicBlocks were to sever its relationship with Beeline, it would have to locate another AI tool, which could be disruptive to Beeline’s business until it found a replacement and was able to integrate this new AI technology into Beeline’s operations. Beeline believes that other suitable sources exist, although the cost will reduce Beeline’s gross profit margins.
●	“Bob”: is one of the first mortgage AI chatbots, handling incoming chat-based communication through its website on a 24/7 basis. Beeline recently upgraded Bob and since this upgrade, Bob converts conversations into applications at a rate six times more accurate than its human loan officers, who Beeline refers to as “Loan Guides”. Beeline plans for Bob to soon start voice campaigns for generating sales activities and enhancing customer service. By the end of the first quarter of 2025, Bob is expected to start processing files. It will then process some underwriting functions by the end of the third quarter of 2025. A certain level of human interaction and involvement is needed for the mortgage process, therefore Bob will always work in an environment that leverages AI abilities and humans when needed.
●	License for software: Beeline licenses the loan origination software and customer relationship management platform from third party vendors.

Competition

Banks and other savings institutions have historically dominated the mortgage lending business. Their competitive advantages are financial strength, which includes the availability of capital to fund loans, management and employee skills, experience and availability, the ability to use their financial strength to leverage compliance costs and local visibility. Because of policy changes and shifts in the marketplace, nonbank mortgage lenders have come back in force. By 2016, nonbank mortgage origination for the first time surpassed that of banks. The rapid rise of the nonbank mortgage lenders could have been possible only with the assistance of federal subsidies. In the decade from 2010 to 2020, nonbanks effectively doubled their market share of Fannie, Freddie, and FHA lending. In market segments not dominated by government lenders, such as the jumbo mortgage market, banks continued their dominance.

Digital direct-to-consumer mortgage lending has grown rapidly, especially post-COVID, as the trend toward remote communication and digitization of the economy accelerated. As a result, many younger consumers demand a faster, more efficient mortgage processes. Key trends include the adoption of AI and machine learning for underwriting, online document management, and personalized loan options.

58

The market for online mortgage lending is substantial, with projections suggesting continuous growth due to convenience, cost-efficiency, and customer demand for transparency and lower fees.

Beeline’s key online competitors are:

●	Rocket Mortgage: The largest digital mortgage lender in the U.S., known for its streamlined application process and fast approvals. Its online platform is user-friendly, and it offers competitive rates. Rocket Mortgage leverages AI to enhance customer experience and predict borrower needs.
●	Better Home and Finance: Differentiates with its digital-first experience and AI-driven recommendations. It emphasizes transparency and customer support, with a streamlined, all-digital process.
●	SoFi: Targets a younger demographic, particularly first-time homebuyers. SoFi combines mortgage products with personal finance management tools. It emphasizes low fees and offers a diverse array of financial services and non-mortgage loan products.
●	LoanDepot: Strong presence in both direct-to-consumer and retail channels, with its proprietary technology called mello®. LoanDepot aims to combine human assistance with technology-driven processes to cater to diverse customer needs.
●	Ally Home: Part of Ally Bank, Ally Home focuses on an all-digital mortgage process and targets consumers interested in a bundled experience with their banking services.

However, as of the date of this Prospectus, Beeline does not believe that the above competitors provide Non-QM loans in any material way. Beeline believes the combination of its mortgage product offerings and its focus on a digital first experience, provides it with a competitive advantage.

On the other hand, certain of Beeline’s competitors have greater resources and brand recognition than us, or otherwise pose a competitive threat to our business. See “Risk Factors” at page 5 for risks related to the competition Beeline faces in its industry.

Strategy for success

Beeline’s strategy is focused on developing and leveraging excellent technology to enable better scale at a reduced cost while delivering an exceptional customer experience. This will be done through AI, automation and task-based workflows. As mentioned, the cost to originate a mortgage is approximately $9,000 to $13,000. Beeline’s goal is to reduce that to below $6,000.

Additionally, Beeline’s strategy includes the ability to keep the consumer in the Beeline ecosystem - keeping that customer for the title work and escrow/settlement services. This increases Beeline’s revenue per file by an average of $1,700.

59

None of this is possible without a great brand and great user experience when interacting with Beeline’s technology and staff. Beeline’s strategy in this area is to continue to push digital content to the right audiences who are interested in a lending experience like the one it offers. When human touch points are necessary or requested, Beeline provides the consumer with a knowledgeable, friendly and solutions-based support system.

Building different mortgage products at scale is critical as well, therefore another strategy is a separation of the Non-QM and QM loans into their own verticals. Each type of loan has specific needs and nuances so ensuring smooth workflow for each is part of Beeline’s long-term success. Keeping Non-QM and QM products as offerings is important to revenue diversification.

Government Regulations Affecting Beeline

The statements in this section describe the government regulations specific to Beeline’s industry and should be considered carefully in conjunction with other information contained in this Prospectus including the “Risk Factors”.

These statutes and regulations regulate how Beeline operates, and the licenses Beeline and its employees are required to maintain. They also dictate the education and training required by employees, disclosures that are required to be made to consumers, etc. Any changes to the regulatory structure may impact how Beeline does its business.

Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

Under the Dodd-Frank Act, the CFPB was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

60

Effective October 1, 2022, the CFPB revised the definition of a QM which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of TILA and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the FHA, the FTC, and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future. Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

Federal Lending Laws and Regulations

Numerous U.S. federal regulatory consumer protection laws impact Beeline’s business, including but not limited to:

●	the RESPA and Regulation X, which require certain disclosures to be made to the borrower at application, as to the lender’s good faith estimate of loan production costs, and at closing with respect to the actual real estate settlement statement costs (for most loans, such disclosures are in conjunction with those required under the TILA), prohibit kickbacks, referrals, and unearned fees in connection with settlement service business and impose requirements and limitations on affiliates and strategic partners, and certain loan servicing practices including with respect to escrow accounts, requests for information from borrowers, servicing transfers, lender-placed insurance, error resolution and loss mitigation;

61

●	the TILA including HOEPA and Regulation Z, which regulate mortgage loan production and servicing activities, require certain disclosures be made to borrowers throughout the loan process regarding terms of mortgage financing (including those disclosures required under the TRID rule, provide for a three-day right to rescind some transactions, regulate certain higher-priced and high-cost mortgages, require lenders to make a reasonable and good faith determination that consumers have the ability to repay the loan prior to consummation, mandate homeownership counseling for high-cost mortgage applicants, impose restrictions on loan production compensation, and apply to certain loan servicing practices;
●	the Fair Credit Reporting Act and Regulation V, which regulate the use and reporting of information related to the credit history of consumers, require disclosures to consumers regarding the use of credit report information in certain credit decisions and require lenders to take measures to prevent or mitigate identity theft;
●	the Equal Credit Opportunity Act and Regulation B, which prohibit discrimination on the basis of age, race and certain other characteristics in the extension of credit, require creditors to deliver copies of appraisals and other valuations, and require certain notifications to applicants for credit;
●	the Homeowners Protection Act, which requires certain disclosures and the cancellation or termination of private mortgage insurance once certain equity levels are reached;
●	the Home Mortgage Disclosure Act and Regulation C, which require reporting of mortgage loan application, origination and purchase data, including the number of mortgage loan applications originated, approved but not accepted, denied, purchased, closed for incompleteness and withdrawn;
●	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, sex, national origin and certain other characteristics;
●	the Fair Debt Collection Practices Act, which regulates the timing and content of debt collection communications and debt collection practices;
●	the Gramm-Leach-Bliley Act and Regulation P, which require initial and periodic communication with consumers on privacy matters, provide limitations on sharing nonpublic personal information, and the maintenance of privacy and security regarding certain consumer data in our possession;
●	the Bank Secrecy Act (the “BSA”), and related regulations including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“the USA Patriot Act”), which impose certain due diligence and recordkeeping requirements on lenders to detect and block money laundering that could support terrorist activities;
●	the SAFE Act, which imposes state licensing requirements on mortgage loan originators;
●	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and which require creditors and loan servicers to obtain a consumer’s consent to electronically receive disclosures required under federal and state laws and regulations;

62

●	the Electronic Fund Transfer Act of 1978 (“EFTA”) and Regulation E, which protect consumers engaging in electronic fund transfers;
●	the Servicemembers Civil Relief Act, which provides financial protections for eligible service members;
●	the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, which prohibit unfair or deceptive acts or practices and certain related practices;
●	the Telephone Consumer Protection Act (the “TCPA”), which restricts telephone solicitations and automatic telephone equipment in connection with both origination and servicing of loans;
●	the Mortgage Acts and Practices Advertising Rule (“Regulation N”), which prohibits certain unfair and deceptive acts and practices related to mortgage advertising and imposes recordkeeping requirements on advertisers;
●	the CAN-SPAM Act, which makes it unlawful to send certain electronic mail messages that contain false or deceptive information and provide other protections for email users;
●	the Consumer Financial Protection Act, enacted as part of the Dodd-Frank Act, which (among other things) created the CFPB, and gave it broad rulemaking authority over certain enumerated consumer financial laws and supervisory and enforcement jurisdiction over mortgage lenders and servicers, and prohibits any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; and
●	the Bankruptcy Code and bankruptcy injunctions and stays, which can restrict collection of debts.

Beeline is also subject to a variety of regulatory and contractual obligations imposed by entities purchasing loans from Beeline insurers and guarantors of the loans Beeline produces or facilitates.

State Lending Laws and Regulations

Beeline must comply with state laws and regulations, including licensing requirements and other regulations which vary by state, in order to conduct its business.

To conduct residential mortgage lending operations in the United States, Beeline is licensed in 28 states and the District of Columbia including California, Florida and Texas. Its title agencies also maintain licenses to operate in certain of these states. Generally speaking, the licensing process includes the submission and approval of an application to the applicable state agency, a character and fitness review of key individuals, and an administrative review of our business operations. Such requirements occur at the initial stage of license acquisition and throughout the period of licensure.

Under the SAFE Act, all states have laws that require mortgage loan originators employed by non-depository institutions to be individually licensed to offer mortgage loan products. These licensing requirements require individual loan originators to register in a nationwide mortgage licensing system, submit application and background information to state regulators for a character and fitness review, submit to a criminal background check, complete a minimum of 20 hours of pre-licensing education, complete an annual minimum of eight hours of continuing education and successfully complete an examination.

63

In addition to applicable federal laws and regulations governing Beeline’s operations, its ability to originate loans in any particular state is subject to that state’s laws, regulations and licensing requirements, which may differ from the laws, regulations and licensing requirements of other states. State laws often include fee limitations and disclosure and other requirements. Many states have adopted regulations that prohibit various forms of “predatory” lending and place obligations on lenders to substantiate that a customer will derive a tangible benefit from the proposed home financing transaction and/or have the ability to repay the loan. These laws have required most lenders, including Beeline, to devote considerable resources to maintain automated systems to perform loan-by-loan analysis of points, fees and other factors set forth in the laws, which often vary depending on the location of the mortgaged property.

Additionally, our business is subject to numerous types of state laws that are continuously changing, including laws related to mobile-and internet-based businesses, data privacy and advertising laws, which limit how companies can use customer data, impose obligations on companies in their management of such data, and require us to modify our data processing practices and policies, which results in substantial costs and expenses in an effort to comply.

In particular, there are numerous U.S. federal and state laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. In the loan origination process, Beeline obtains substantial personal data including credit reports, tax returns, social security numbers and income and asset sources, all of which must be kept confidential. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. Following the European Union, California became the first state to adopt a data privacy law when in June 2018 it enacted the CCPA. The CCPA requires covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation.

Since the CCPA was enacted, the U.S. has at least 20 states – Colorado, Connecticut, Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah and Virginia - have comprehensive data privacy laws in place or are about to be effective. At least seven additional states have enacted narrower privacy laws – Florida, Maine, Michigan, Nevada, New York, Vermont, and Washington. Other states have introduced privacy bills that address a range of issues, including protecting biometric identifiers and health data, or governing the activities of specific entities. This patchwork approach to privacy legislation could pose compliance and liability risks for companies that have multistate operations. Proposed and enacted bills in various states contemplate similar rights in preexisting privacy legislation but differ in implementation and enforcement. In addition proposed federal legislation could further expand the regulatory framework for data privacy, data security, and other matters that impact our business at the federal level.

64

The costs of compliance with, and other burdens imposed by the CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business.

Beeline’s compliance team strives to comply with all applicable laws and regulations relating to privacy, data security, and data protection and other activities in which Beeline engages or is otherwise subject to in the operation of its business. However, its limited resources may adversely affect its compliance efforts. There has been increased government regulation as governments including the federal government are continuing to focus on updating laws and regulations to address the ever-evolving digital world, including through laws and regulations aimed at privacy and data security, and it is possible that new laws will be passed or existing laws will be amended in a way that is material and adverse to Beeline’s business. As regulation increases, Beeline anticipates an increase in its compliance costs and a higher risk of regulatory fines or sanctions, which may be material.

Beeline’s title agencies are also subject to state laws that may require licensure and prohibit, limit, or require approval to engage in certain conduct. For example, several states have implemented laws and regulations aimed at prohibiting kickbacks and other inducements associated with referrals to or from title insurance agents or corporations. In some instances, these requirements are more extensive than RESPA.

Other Laws

Beeline is also subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which Beeline operates.

As states and possibly the federal government start to enact laws and regulations relating to AI, we will be subject to such changes.

Seasonality

The consumer lending sector, particularly with regard to mortgage loan origination volumes, is shaped by broader economic factors such as interest rates, inflation, unemployment levels, home price trends, and consumer sentiment. Additionally, seasonality plays a key role, as home sales generally experience an uptick in the second and third quarters and see a decline in the first and fourth quarters of the calendar year. This seasonal pattern arises from homebuyers with children preferring to make purchases during the spring and summer months in order to move before the school year begins.

Refinancing mortgage loans are particularly influenced by current levels as well as expected trends in interest rates. Nevertheless, the traditional patterns of seasonality seen in the housing market were less pronounced in 2021, 2022 and 2023 largely due to rising interest rates and a tight housing supply. Currently, Beeline is observing a continued weakening of seasonality’s impact on its operations.

65

Beeline Business Initiatives

Beeline’s business initiatives include adding lending products to its current suite. This may include VA and FHA originated and underwritten fully in-house at Beeline. Additionally, it anticipates expansion of its commercial loan offerings.

Beeline also plans to have direct seller approval with Fannie Mae and Freddie Mac in the second half of 2025. During this timeframe, Beeline may also engage in a holistic hedging strategy to increase the revenue per file by selling loans on a mandatory basis to its investors.

To diversify revenue, Beeline plans to offer SaaS products to the mortgage industry - the MagicBlocks and BlinkQC products referenced previously.

There may be time, resource or other constraints that impeded Beeline’s ability to execute on these initiatives which may delay them or prevent them from occurring.

Warehouse Line of Credit

In addition to traditional equity and debt financing, Beeline uses a warehouse line of credit to provide the capital for it to originate mortgage loans. Generally, warehouse lines of credit are used as interim, short-term financing which bears interest at a fixed margin over an industry index rate. The outstanding balance of the Company’s warehouse line of credit will fluctuate based on its lending volume. The advances received under the warehouse lines of credit are based upon a percentage of the fair value or par value of the mortgage loans collateralizing the advance, depending upon the type of mortgage loan. Should the fair value of the pledged mortgage loans decline, the warehouse provider may require the Company to provide additional cash collateral or mortgage loans to maintain the required collateral level under the relevant warehouse line. The Company did not incur any significant issuance costs related to its warehouse lines of credit. Presently Beeline’s warehouse line of credit has a $5 million limit. As loans are closed, Beeline resells the mortgage note and reduces the balance on its warehouse line. Beeline is working towards increases to this amount but no assurance can be given that an increase will occur.

Cybersecurity

Beeline maintains highly confidential personal information including social security numbers of its borrowers and applicants. Beeline prioritizes the security, confidentiality, integrity, and availability of its systems, data, and other assets. Operating in a highly regulated sector, Beeline understands the critical importance of protecting its infrastructure and sensitive data, including highly confidential information submitted by and relating to consumers and proprietary company data. Its management actively oversees its risk management program, including the management of cybersecurity risks. Its comprehensive cybersecurity and disaster recovery strategy is designed to mitigate a broad spectrum of risks, including unauthorized access, data breaches, system outages, and other potential threats. Its cybersecurity and disaster recovery program includes the following key components:

●	Governance and Risk Management: Beeline maintains a dedicated consulting team responsible for cybersecurity governance, risk management, and compliance. This team manages its cybersecurity policies, which are regularly reviewed and updated to reflect technological advancements, regulatory changes, and evolving threats.

66

●	Security Framework and Controls: Its security controls are aligned with recognized frameworks, such as the NIST Cybersecurity Framework, ISO/IEC 27001, and the CIS Controls. These controls encompass access management, encryption, network security, and system monitoring.
●	Data Protection and Privacy: Beeline employs advanced encryption methods to protect sensitive data. Beeline’s systems are designed to ensure compliance with federal and state regulations.
●	Identity and Access Management (“IAM”): Robust IAM solutions help ensure that only authorized users can access Beeline’s systems and data. This includes multi-factor authentication, role-based access control, and regular access reviews to enhance security.
●	Disaster Recovery and Business Continuity: Beeline uses a comprehensive disaster recovery and business continuity plan to ensure operational resilience. This plan includes strategies for rapid data restoration, backup integrity, and failover capabilities, allowing it to minimize downtime and maintain business operations during disruptions.
●	Incident Response and Recovery: In addition to disaster recovery, Beeline’s incident response program is designed to detect, respond to, and mitigate cybersecurity events. This program is closely integrated with our disaster recovery efforts to ensure seamless coordination during major incidents.
●	Continuous Monitoring and Threat Intelligence: Beeline’s security operations center provides 24/7 monitoring of its infrastructure and systems. Beeline utilizes real-time threat intelligence to identify and address potential vulnerabilities and attacks, allowing proactive measures to mitigate risks.
●	Employee Training and Awareness: Beeline conducts ongoing training to enhance security awareness among employees and contractors. These programs cover current threats, social engineering tactics, and best practices for cybersecurity and disaster recovery.

Despite Beeline’s efforts, no security system can provide absolute protection. Beeline recognizes that a significant cybersecurity breach or disaster event could result in operational disruptions, reputational damage, regulatory scrutiny, financial loss, and potential legal liabilities. Nonetheless, Beeline believes its comprehensive cybersecurity and disaster recovery strategy effectively mitigates these risks and supports its commitment to protecting its customers, investors, and stakeholders.

Employees

At the Eastside holding company level, we have three employees, our Chief Executive Officer, our Chief Financial Officer and our controller.

67

Spirits’ Employees

Spirits, at present, has five employees, who are engaged in production, sales, marketing and executive management. Most of our administrative functions are carried out by employees of Eastside.

Beeline Employees

As of December 10, 2024, Beeline has 67 employees. Certain of its employees serve in dual roles such as Beeline’s Chief Operating Officer who also serves as General Counsel and plays a key role in compliance Beeline also uses certain third parties who operate as independent contractors. Beeline also leverages independent contractors in marketing and technology/development.

Properties

Eastside maintains its principal place of business at 755 Main Street, Monroe CT. The office consists of 1,100 square feet, for which Eastside Distilling pays $1,100 per month.

Spirits carries on its operations at 2150 SE Hanna Harvester Drive, Milwaukie OR. At that location, blending, bottling and warehousing are conducted within 14,644 square feet. Spirits pays $16,841 per month for use of the facility.

Beeline operates out of its headquarters in Providence, Rhode Island where it has a long-term lease of approximately 9,282 square feet with current rent of $19,561 per month. Beeline’s other key facility is located in Burleigh Heads, Australia where an Australian subsidiary leases 3,455 square feet at a rent of approximately $108,781 per annum U.S. dollars based on exchange rates as of October 31, 2024. In addition, Beeline leases small offices in executive suites at three business offices and three virtual regus offices in Virginia, Texas, Louisiana, Massachusetts, and California. The total monthly cost for these facilities is $3,650.

68

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes, and our appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus and see “Risk Factors” for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

Eastside was incorporated in Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our acquisition of Eastside Distilling, LLC. On September 4, 2024, we entered into the Merger Agreement with Beeline. The Merger closed on October 7, 2024, at which time Beeline became a wholly-owned subsidiary of the Company. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors.

On September 4, 2024, we and our then subsidiary, Craft, entered into the Debt Agreement, which closed on October 7, 2024, resulting in 720 barrels of spirits being assigned by the Company to Craft, and Craft being merged into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine month periods ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, we organized Spirits as a subsidiary on October 3, 2024, and assigned to Spirits the Company’s business of manufacturing and marketing spirits. Spirits manufactures (through sub-contractors), acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Spirits’ brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Spirits sells products on a wholesale basis to distributors in open states and through brokers in control states.

The following discussion and analysis relates to the financial condition and results of operations of each of (1) Eastside as of and for the periods ended December 31, 2023 and 2022 and September 30, 2024 and 2023 and (2) Beeline as of and for the periods ended December 31, 2023 and 2022 and September 30, 2024 and 2023.

69

Mission and Strategy

Spirits mission is to offer great products and services in the craft beverage space. Our spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum and tequila.

Our strategy is to expand Spirits in our regional market where our brand equity and concentration of investment will have the greatest return. Our spirits portfolio is to be positioned as a leading regional craft spirits provider that develops brands, expands geographic presence growing revenue and cash flow.

Segments

As of September 30, 2024, our internal management financial reporting consisted of Spirits and corporate. The Spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. Our principal area of operation is in the U.S. Pacific Northwest. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and Board costs, as well as interest on debt.

Spirits

Since 2014, we have developed or acquired award-winning spirits while evolving to meet the growing demand for quality products and services associated within the burgeoning craft and premium beverage trade. Spirits portfolio includes originals like the Quercus garryana barrel-finished Burnside Whiskey family, Portland Potato Vodka, Hue-Hue Coffee Rum, and Azuñia Tequilas.

●	Burnside Whiskey Family – Spirits Burnside Whiskey Family celebrates the unique attributes of the native Oregon Oak tree (Quercus garryana). The unique complexity of each distinct whiskey comes from blending Oregon Oak barrels of differing sizes, char levels, and ages.
●	Portland Potato Vodka – Spirits award-winning premium craft vodka is distilled four times to ensure a smooth finish. While most vodka is made from grain, we source award winning premium potato ethanol and blend it with pristine water sourced from Oregon.
●	Hue-Hue (pronounced “way-way”) Coffee Rum – Premium silver rum is blended with concentrated cold-brewed coffee and a small amount of Demerara sugar. We source fair-trade, single-origin Arabica coffee beans from the Finca El Paternal Estate in Huehuetenango, Guatemala that are lightly roasted for us by Portland Coffee Roasters.
●	Azuñia Tequilas – Smooth, clean, additive-free tequilas crafted by Rancho Miravalle, a second generation, family-owned-and-operated estate, bursting with authentic flavor from the local terroir of Tequila Valley, Mexico. 100% pure Weber Blue Agave is harvested by hand, roasted in traditional clay hornos, and finished with a natural, open-air fermentation process. It is bottled on-site in small batches using a consistent process to deliver consistent field-to-bottle quality and exclusively exported by Agaveros Unidos de Amatitán.
●	Eastside Brands – Craft inspired high-quality limited-edition products, which focus on innovation, craftsmanship and curiosity, and creativity.

70

Recent Developments

Spirits reduced its sale of bulk barrels in the third quarter of 2024 and saw total volume decline by 12% in the quarter. The majority of the decline was driven by the reduction in distribution of Azuñia tequila as we realigned the brand with new distribution partners. Spirits case shipments in the quarter were down 12% with Portland Potato Vodka down 6% and Burnside down 17%.

The following management discussion and analysis includes the results of operations, cash flow activities and liquidity and capital resources for each of East and Beeline and are marked accordingly below.

Eastside Results of Operations

Nine Months ended September 30, 2024 Compared to the Nine Months ended September 30, 2023

Spirits sales were $2.1 million and $3.1 million for the nine months ended September 30, 2024 and 2023, respectively. The primary factor in the year-to-year reduction was tactical: we rationalize our barrel inventory by repositioning our bulk spirits portfolio for anticipated future products and forecasted demand. For example, during the nine months ended September 30, 2024 we sold 65 barrels for gross proceeds of $0.1 million. By comparison, during the nine months ended September 30, 2023, we sold 250 barrels for gross proceeds of $0.6 million. The remainder of the reduction in sales was primarily attributable to lower sales of tequila and bourbon during the 2024 period. For the nine months ended September 30, 2024, spirits sold 17,431 cases compared to 19,485 cases in the prior year.

Cost of sales consists of all direct costs for raw materials, labor, overhead, packaging, and in-bound freight charges. Cost of sales declined by 21% from the first nine months of 2023 to the first nine months of 2024, despite the 32% decline in sales. The discrepancy primarily reflected the inefficiency of our operations when sales decline – the lease for our warehouse, for example, is a fixed cost.

Gross profit was $0.5 million and $1.0 million for the nine months ended September 30, 2024 and 2023, respectively. Gross margin was 25% and 34% for the nine months ended September 30, 2024 and 2023, respectively. Gross profit and gross margin decreased for the nine months ended September 30, 2024 primarily due to the bulk spirit sales during the nine months ended September 30, 2023, which involve much lower cost of sales.

Sales and marketing expenses were $0.7 million and $1.2 million for the nine months ended September 30, 2024 and 2023. The principal reason for the reduction was management’s determination to reduce headcount and enable the spirits division to achieve sustainable operating results. General and administrative expenses were $1.1 million and $1.3 million for the nine months ended September 30, 2024 and 2023, with the reduction primarily attributable due to a reversal of $0.1 million related to compensation expense in the third quarter of 2023.

71

On September 29, 2023, we issued an entity 296,722 shares of Common Stock and 200,000 shares of Series C. In exchange for that equity, our debts to the members of the entity were reduced by a total of $6.5 million. As a result of that transaction, we recognized a non-cash loss on the debt to equity conversion of $1.3 million.

Net loss was $2.3 million and $3.6 million for the nine months ended September 30, 2024 and 2023, respectively. As noted above, our operating results were generally better during the nine months ended September 30, 2023, but were diminished by the loss on debt to equity conversion.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Spirits sales were $4.0 million and $8.7 million for the years ended December 31, 2023 and 2022, respectively. The primary reason for the reduction was significant bulk spirits sales that we completed during 2022. For the year ended December 31, 2023, we sold 300 barrels for gross proceeds of $0.8 million. For the year ended December 31, 2022, we sold nearly 1,500 barrels for gross proceeds of $4.4 million. In addition, sales of tequila decreased during 2023, as we redirected investment into our higher margin Oregon brands. Lower, but more profitable tequila sales substantially reduced revenue in the spirits segment.

Cost of sales were $2.6 million and $5.1 million for the years ended December 31, 2023 and 2022, respectively. Cost of sales decreased primarily due to reductions in overall sales, but the decrease was made greater by a shift to a higher mix of lower cost vodka sales.

Gross profit was $1.2 million and $3.3 million for the years ended December 31, 2023 and 2022, respectively. Bulk sales gross profit was $0.6 million and $2.4 million for the years ended December 31, 2023 and 2022, respectively. Our gross margin was 10% and 18% for the years ended December 31, 2023 and 2022, respectively, again due to the large amount of higher margin bulk sales during 2022.

Total operating expenses were $3.2 million and $5.6 million for the years ended December 31, 2023 and 2022, respectively. The reduction in operating expenses was attributable primarily to lower sponsorship costs, decreased professional fees, and reduced headcount as part of spirits restructuring.

Interest expense was $1.1 million and $2.2 million for the years ended December 31, 2023 and 2022, respectively. Higher interest expense during 2022 was primarily due to the amortization of debt issuance costs on agreements that matured during that year. In 2023, however, we recorded a non-cash $1.3 million loss on the debt to equity conversion that we implemented on September 29, 2023.

Net loss was $7.5 million and $16.3 million for the years ended December 31, 2023 and 2022, respectively, after recording impairment charges of $0.4 million and $7.5 million on the value of the Azuñia assets for the years ended December 31, 2023 and 2022, respectively. During the year ended December 31, 2023, we recognized a loss on the debt to equity conversion of $1.3 million.

72

Beeline Results of Operations

Overview

Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages and providing title services. Beeline also has an emerging business in anonymized data sales and technology licensing.

Year ended December 31, 2023 Compared to the Year Ended December 31, 2022

Beeline generates revenue through the production and sale of mortgage loans and other product offerings. The revenue and mix of revenue as a percentage of total revenue attributable to Beeline’s sale of mortgage loan production, title and data and tech sales for the years ended December 31, 2023 and 2022 was as follows:

	YEARS ENDED DECEMBER 31,
	2023		2022
	Amounts	Percentages	Amounts	Percentages
Mortgage Loan Production, Net	$3,231,436	85%	$2,225,041	76%
Title	559,762	15%	722,703	24%
Data & Tech	2,748	-%	-	-%
Total Net Revenues	$3,793,946		$2,947,744

As the table above indicates, revenue from Beeline’s mortgage loan production increased by 45% in 2023 compared to 2022 while revenue from Beeline’s title operations decreased by 23% in 2023 compared to 2022. Beeline’s total net revenues for the year ended December 31, 2023 increased by 29% compared to the year ended December 31, 2022.

Funding Sources

In the ordinary course of Beeline’s operations, Beeline finances the majority of its loan volume on a short-term basis, typically less than 10 days, mainly utilizing a warehouse line of credit with a capacity of $5 million. The repayments of Beeline’s borrowings come from the revenue generated by selling its loans to a network of purchasers, which includes GSEs. Beeline had approximately $2.8 million and $6.9 million of available capacity under its warehouse facilities as of December 31, 2023 and 2022, respectively.

73

Factors Affecting Beeline’s Performance

Fluctuations in Interest Rates

Changes in interest rates influence mortgage loan refinancing volumes and Beeline’s mortgage loan volumes. In a decreasing interest rate environment, mortgage loan refinance volumes typically increase. Conversely, in an increasing interest rate environment, mortgage loan refinancing volumes and home purchase volumes typically decline, with mortgage loan refinancing volumes being particularly sensitive to increasing interest rates as customers are no longer incentivized to refinance their current mortgage loans at lower interest rates. However, increasing interest rates are also indicative of overall economic growth and inflation that could generate demand for more cash-out refinancings, purchase mortgage loan transactions and home equity loans, which may partially offset the decline in rate and term refinancings resulting from a rising interest rate environment.

For many years, including in particular the year ended December 31, 2020 and the first quarter of 2021, there was a prolonged period of historically low and declining interest rates. Beginning in April 2021, the United States began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation, increases to the federal funds rate and other monetary policy tightening, market capacity constraints and other factors, which continued in 2022 and 2023, resulting in a decrease in overall funding activities in the mortgage market generally. As interest rates increase, the pool of customers who can reduce their monthly payment by refinancing, because their existing mortgage rate is higher than current mortgage rates, declines.

In addition, higher prevailing market rates both reduce the propensity of new home buyers to enter the market and reduce those willing to sell their homes or take existing equity out of their homes through a cash-out refinance. This creates a supply-demand imbalance where mortgage lenders are competing for fewer customers, and become increasingly price competitive to win business, thereby accepting lower potential gain on sale margin. This competition manifests in an industry-wide gain on sale compression and a decreased industry origination volume in higher rate environments. Starting in the second half of 2021, and continuing through the majority of 2023, Beeline experienced this trend where volume declined, and gain on sale margin compressed due to heightened interest rates and an increasingly competitive market for lenders.

Market and Economic Environment

Various economic conditions significantly influence the consumer lending market and the related volumes of mortgage loan origination. Key factors include the interest rate environment, unemployment rates, appreciation in home prices, and consumer confidence. Purchase mortgage loan origination volumes are typically impacted by a wide array of economic elements such as shifts in interest rates, the overall economic health, unemployment levels, and housing prices, in addition to seasonal trends, with home sales generally peaking in the second and third quarters. Nonetheless, in 2022 and 2023, the usual seasonal patterns in the housing market were overshadowed by rising interest rates and ongoing limitations in housing supply. As a result, Beeline is noticing a continued reduction in the influence of seasonality on its business due to these and other factors.

The volume of mortgage loan refinancing is largely influenced by changes in mortgage interest rates. Although the demand for consumer credit from borrowers usually stays robust across various economic conditions, potential borrowers may choose to postpone financing when faced with high or volatile interest rates or unfavorable economic situations. Consequently, Beeline’s revenue can fluctuate considerably from one quarter to the next, and the recent hikes in interest rates, along with inflationary macroeconomic trends, have a notable impact on its financial performance.

74

Limited Housing Supply Ultimately Stimulates Increased Construction and Purchase Activity

The availability of homes for sale and their corresponding market prices are key factors influencing mortgage purchase volumes. Beeline believes that limited housing supply has played a role in curbing both new home sales and mortgage purchase activity. At the same time, this constrained supply—exacerbated by rising interest rates—paired with strong demand has led to escalating home prices, which subsequently hinders the growth of new home sales and mortgage borrowing. Nevertheless, in the long run, Beeline believes that these imbalances between supply and demand could encourage higher levels of home construction, resulting in increased housing supply and a corresponding rise in mortgage purchase volumes in the future.

Ongoing Expansion and Acceptance of Digital Loan Solutions

Beeline’s success in attracting new clients largely hinges on its ability to offer a smooth and exceptional customer experience, maintain competitive pricing, and meet or surpass its customers’ expectations. Consumers are increasingly open to making substantial and intricate purchases through digital channels, a shift that was hastened by the COVID pandemic. In recent years, Beeline has observed a growing consumer inclination to conduct online transactions in higher-value categories such as furniture, travel, and automobiles, a trend that was further propelled by the pandemic. Beeline anticipates that this inclination will also influence consumer preferences regarding loans, especially as homeownership rates among Millennials and Generation Z continue to rise. Beeline’s platform delivers a seamless and convenient customer experience, which gives it a considerable edge over traditional systems.

Advancing Beeline’s Technological Innovation

Beeline’s proprietary technology is designed to enhance the experiences of its customers by increasing efficiency, reducing costs, and improving the quality of loan production. By investing in this proprietary technology, Beeline is automating and streamlining various tasks involved in the origination process for consumers, employees, and partners alike. Beeline’s tailored user interfaces eliminate the need for paper applications and direct human interaction, enabling its customers and partners to quickly and effectively identify, price, apply for, and finalize mortgage loans. Beeline plans to continue its investment in developing technology, tools, and features aimed at further automating the loan manufacturing process, which will help lower its production and customer acquisition costs while enhancing the overall customer experience.

Capability to Acquire New Customers and Expand Customer Acquisitions

Beeline aims to efficiently reach a diverse range of new customers while offering a highly personalized experience during digital interactions throughout the entire customer journey.

If Beeline’s traditional customer acquisition strategies fail to achieve desired growth levels, particularly in a climate of rising interest rates or limited housing availability, or if Beeline falls short of maintaining a prominent position on lead aggregator websites, it may need to allocate additional financial resources and personnel toward its sales and marketing initiatives. This, in turn, would elevate the overall expenses associated with Beeline’s services.

75

Revenue

Total net revenues were $3.79 million and $2.94 million for the years ended December 31, 2023 and 2022, respectively. Gain on sale of loans increased substantially over the prior year offset by lower origination and title fees. Loan origination increased from $132.1 million in 2022 to $144.1 million in 2023.

Operating Expenses

Operating expenses consist of all direct costs related to loan origination and sale activities including salaries, marketing expenses, software and technology development expenses. Total operating expenses were $13.73 million compared to $13.39 million for the years ended December 31, 2023 and 2022, respectively. Employee related expenses increased year over year. Beeline continues to invest heavily in technology development and marketing related expenses in anticipation of the roll out of new AI related selling tools in 2024.

Operating Loss

Beeline’s operating loss was $9.93 million and $10.44 million for the years ended December 31, 2023 and 2022 respectively. Operating losses diminished by 4.9% due to higher revenues compared to the prior year.

Net Loss

Beeline’s net loss was $10.90 million and $10.55 million for the years ended December 31, 2023 and 2022 respectively. Net loss increased by 3.3% due to higher interest expense compared to the prior year.

Nine Months ended September 30, 2024 Compared to Nine Months ended September 30, 2023

Total net revenues were $3.64 million and $2.91 million for the periods ended September 30, 2024 and 2023, respectively. Gain on sale of loans increased by 8.1% over the prior year while loan origination increased by 102.5% and title fees increased by 91%. Loan origination increased from $102.8 million in 2023 to $140.1 million in 2024, an increase of more than 36%.

Operating Expenses

Operating expenses consist of all direct costs related to loan origination and sale activities including salaries, marketing expenses, software and technology development expenses. Total operating expenses were $12.21 million compared to $10.23 million for the periods ended September 30, 2024 and 2023, respectively. Employee related expenses increased year over year. Beeline continues to invest heavily in technology development and marketing related software.

Operating Loss

Beeline’s operating loss was $8.58 million and $7.32 million for the periods ended September 30, 2024 and 2023 respectively. Operating losses increased by 17.2% due to higher professional fees and marketing and advertising expenses compared to the prior year.

Net Income (Loss)

Beeline’s net income was $1.0 million for the period ended September 30, 2024 and the net loss was $7.27 million for the period ended September 30, 2023 respectively. The positive net income for 2024 was wholly related to $11.34 gain on extinguishment of debt.

Liquidity and Capital Resources

Through September 30, 2024, the Eastside’s primary capital requirements have been for cash used in operating activities and for the repayment of debt. Funds for our cash and liquidity needs have historically not been generated from operations but rather from short-term credit in the form of extended payment terms from suppliers as well as proceeds from loans and the sale of convertible debt and equity. We have been dependent on raising capital from debt and equity financing to meet our operating needs.

At September 30, 2024, Eastside had an accumulated deficit of $86,959,000 which reflects our history of continued operating losses. On a pro forma basis assuming we acquired Beeline on September 30, 2024, our accumulated deficit would have been $78,993,141. As of September 30, 2024, we had $0.3 million of cash on hand with negative working capital of $12.6 million.

76

On October 7, 2024 Eastside satisfied all secured debt and $2.5 million of unsecured debt by assigning ownership of Craft to the creditors of that debt, who additionally surrendered to us 44,279 shares of Series C. The transaction substantially reduced our debt obligations. On the same day, however, Eastside acquired Beeline.

Our ability, therefore, to meet our ongoing operating cash needs over the next 12 months will depend, in part, on the success of Beeline in expanding sales and achieving cash-positive operations. In larger part, however, our ability to meet near-term operating cash needs will depend on our success in securing debt and/or equity financing as needed. On November 14, 2024, we closed on a sale of $1.9 million in secured debt, from which we received approximately $1.6 million in net cash before payment of the transaction costs. On November 22 and 25, 2024 we closed on sales of $350,000 in Common Stock and warrants, from which we received approximately $345,000. These funds should be adequate to fund our cash flow requirement into early 2025.

We are presently seeking to raise additional equity capital through the sale of Series G and Warrants. Through December 31, 2024 we have raised $2,608,593 from this offering.

As of December 10, 2024, we have approximately $476,408 in cash. We do not have sufficient capital to meet our working capital and debt obligations for the next 12 months. Among other things, Beeline must pay $2,386,333 of secured Notes by March 13, 2025. In addition, beginning in January 2025, Beeline must make monthly payments of $444,328 to the holders of its $3,600,000 Debentures through the due date of September 5, 2025. The availability of additional financing will be largely dependent on increasing our authorized Common Stock and the operating success of Beeline, including improved gross margins as well as operational improvements, which will be necessary to attract investors.

Eastside Cash Flow Results

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Our cash flow results for the years ended December 31, 2023 and 2022 were as follows:

(Dollars in thousands)	2023	2022
Net cash flows provided by (used in):
Operating activities	$(1.8)	$(0.9)
Investing activities	$0.1	$(2.3)
Financing activities	$1.4	$0.6

Operating Activities

Total cash used in operating activities was $1.8 million during the year ended December 31, 2023 compared to cash used of $0.9 million during the year ended December 31, 2022. The increase in cash used was primarily attributable to our continued net losses and decreased accrued interest.

Investing Activities

Total cash provided by investing activities was $0.1 million during the year ended December 31, 2023 representing net proceeds from purchases and sales of fixed assets. Total cash used in investing activities was $2.3 million during the year ended December 31, 2022 representing our investment in digital can printing equipment.

Financing Activities

Total cash provided by financing activities was $1.4 million during the year ended December 31, 2023 primarily consisted of proceeds from the issuance of stock. Total cash provided by financing activities was $0.6 million during the year ended December 31, 2022 primarily consisted of net proceeds from sale of a note payable to a related party of $4.5 million and the issuance of common stock of $0.2 million, offset by $2.8 million of principal payments to our secured credit facilities and $1.2 million of payments on principal of notes payable.

Nine Months ended September 30, 2024 Compared to Nine Months ended September 30, 2023

Our cash flow results for the nine months ended September 30, 2024 and 2023 (which do not include any cash flows attributable to Beeline) were as follows:

(Dollars in thousands)	2024	2023
Net cash flows provided by (used in):
Operating activities	$(1.6)	$(1.7)
Investing activities	$0.1	$(0.1)
Financing activities	$1.5	$1.4

Operating Activities

Total cash used in operating activities was $1.6 million during the nine months ended September 30, 2024 compared to $1.7 million used during the nine months ended September 30, 2023. The use of cash was similar, even as we lost $1.3 million more during the 2023 period, primarily because the 2023 loss included a $1.3 million loss on the debt to equity conversion that occurred during the nine months ended September 30, 2023

77

Investing Activities

Total cash provided by investing activities was $0.1 million during the nine months ended September 30, 2024, representing net proceeds from the sale by Craft of fixed assets. During the nine months ended September 30, 2023, cash used in investing activities was $0.1 million representing net purchases of fixed assets.

Financing Activities

Total cash provided by financing activities was $1.5 million during the nine months ended September 30, 2024, consisting of $1.1 million from the sale of secured notes in May 2024 and $0.4 million from an at-the-market sale of Common Stock in September 2024. Total cash provided by financing activities was $1.4 million during the nine months ended September 30, 2023 primarily consisted of proceeds from the issuance of securities.

Critical Accounting Policies for Eastside Distilling, Inc.

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These items are monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

In connection with the preparation of our financial statements for the nine months ended September 30, 2024, there was one accounting estimate we made that was subject to a high degree of uncertainty and was critical to our results, as follows:

Intangible Assets

On September 12, 2019, we purchased the Azuñia brand, the direct sales team, existing product inventory, supply chain relationships and contractual agreements from Intersect Beverage, LLC, an importer and distributor of tequila and related products. The Azuñia brand has been determined to have an indefinite life and will not be amortized. We do, however, on an annual basis, test the indefinite life assets for impairment. If the carrying value of the indefinite life assets are found to be impaired, then we will record an impairment loss and reduce the carrying value of the asset’s estimate the useful life of the brand and amortize the asset over the remainder of its useful life.

We estimate the brand’s fair value using market information to estimate future cash flows and will impair it when its carrying amount exceeds its estimated fair value, in which case we will write it down to its estimated fair value. We consider market values for similar assets when available. Considerable management judgment is necessary to estimate fair value, including making assumptions about future cash flows, net sales and discount rates.

We have the option, before quantifying the fair value, to evaluate qualitative factors to assess whether it is more likely than not that our brand is impaired. If we determine that is not the case, then we are not required to quantify the fair value. That assessment also takes considerable management judgment.

As of December 31, 2022, as a result of the review described above, we found the Azuñia brand to be impaired and reduced its carrying cost by $7.5 million. As of December 31, 2023, as a result of the review described above, we found the Azuñia brand to be again impaired and reduced its carrying cost by $0.4 million. Management expects further impairment charges in the year ending December 31, 2024 as a result of the foregoing, which charges may be material.

78

MANAGEMENT

The following is a brief description of the principal occupation and recent business experience of each of our executive officers and directors and their ages:

Name	Age	Position
Geoffrey Gwin	56	Chief Executive Officer and Chairman of the Board
Eric Finnsson (1)(2)	63	Director
Robert Grammen (1)(2)(3)	69	Director
Stephanie Kilkenny	53	Director and Corporate Secretary
Joseph Caltabiano (2)(3)	47	Director
Joseph Freedman(1)(2)	59	Director
Christopher R. Moe	69	Chief Financial Officer
Nicholas Liuzza, Jr.	59	Chief Executive Officer of Beeline

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Our Board currently consists of six members. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification, or removal. Board vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. Our Board may establish the authorized number of directors from time-to-time by resolution.

Our executive officers are each appointed by the Board and serve at the Board’s discretion.

There are no family relationships among our officers or directors.

Executive Officers

Geoffrey Gwin was appointed as our Chief Executive Officer on February 1, 2022. He also served as our Chief Financial Officer from June 15, 2020 until October 7, 2024. Mr. Gwin has served as a member of the Board from August 2019 through June 2020 and again from August 8, 2023 to the present. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and has continuously managed its related strategies as its Chief Investment Officer. From June 2018 until February 2020, Mr. Gwin was a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC.

Christopher R. Moe was appointed as our Chief Financial Officer on October 7, 2024. Since June of 2023, Mr. Moe has served as the Chief Financial Officer of Beeline. Mr. Moe has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since February 16, 2022. From 2018 until 2023, he was the Chief Financial Officer and a director of Yates Electrospace Corporation, a heavy payload, contested logistics drone provider.

Nicholas R. Liuzza Jr. is the Chief Executive Officer of Beeline. Mr. Liuzza co-founded Beeline in 2019 and has served as its Chief Executive Officer since 2019. He has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since June 1, 2019. Beginning 2016, Mr. Liuzza served as Executive Vice President of Real Matters until May, 2018.

79

Non-Employee Directors

Eric Finnsson was appointed to our Board on July 30, 2020. From March 2019 to June 2020 Mr. Finnsson served as Chief Financial Officer of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to joining GLG Life Tech Corporation, Mr. Finnsson worked as an independent consultant, offering finance and business consulting services to start-ups and individuals investing in China. A retired audit partner, Mr. Finnsson worked for KPMG for over 25 years in Canada, Europe and China, including three years specializing in Global Risk Management in KPMG’s International Headquarters. . He received his designation as a Canadian Chartered Accountant in 1990 and his Certified Public Accountant license in 2002 in Illinois, which is currently inactive.

Robert Grammen was appointed to our Board on June 15, 2020. Since 1999, Mr. Grammen has been affiliated with EFO Management, LLC, where he currently serves as a managing director. EFO Management, LLC is a family investment office, where Mr. Grammen is responsible for the origination, analysis, structure and execution of direct debt and equity investments across a wide range of asset classes that include IT, healthcare, hospitality, spirits and real estate.

Stephanie Kilkenny was appointed to our Board on October 24, 2019. Ms. Kilkenny was the former managing director of Azuñia Tequila, and together with her spouse, owns and controls TQLA, LLC (“TQLA”). See “Related Party Transactions.”

Joseph Caltabiano was appointed to our Board on October 7, 2024 in connection with the Merger. Mr. Caltabiano’s career is currently focused on emerging medicine industries. As co-founder and CEO of Healing Realty Trust, a real estate investment company, he is devoted to developing clinical infrastructure necessary to support the administration of healthcare services and novel therapies in the behavioral health market. As founder of JSC Fund, Mr. Caltabiano helps uncover and advance opportunities in cannabis and other regulated sectors. Mr. Caltabiano helped pioneer the cannabis industry by co-founding Cresco Labs, one of North America’s largest vertically integrated cannabis operators, which he grew into a multi-state operator with annualized revenue of over $250 million. Before focusing on emerging medicine industries, Mr. Caltabiano served as Senior Vice President of Mortgage Banking at Guaranteed Rate, one of the largest mortgage providers in the U.S.

Joseph Freedman was appointed to the Board on October 7, 2024 in connection with the Merger. Mr. Freedman joined the Board of Beeline in 2023. Mr. Freedman also serves as Lead Director for Red Cat Holdings Inc. (Nasdaq: RCAT) and as a member of the Board of ResiCom Capital Partners, a real estate investment firm, and Fluid Capital Network, a financial services company. Mr. Freedman co-founded and served as Chief Executive Officer of Event Works Rental, a full-service event rental company, from April 2006 to January 2024. Mr. Freedman is a past president of the Nashville Chapter of Entrepreneurs Organization, and currently serves as its Governance Chair. He also founded Drones for Good Worldwide, a 501(c)(3) organization that provides life-saving drones for humanitarian efforts worldwide.

80

Board Committees

Audit Committee

Our Audit Committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our Audit Committee currently consists of Eric Finnsson, who is the Chair of the Committee, Robert Grammen and Joseph Freedman. Each of Messrs. Finnsson, Grammen and Freedman has been determined by our Board to be independent in accordance with Nasdaq and SEC standards. Our Board has also designated Mr. Finnsson as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that Mr. Finnsson possesses the requisite “financial sophistication” under applicable Nasdaq rules. The Audit Committee operates under a written charter which is available on our website at https://www.eastsidedistilling.com/investors. Our website is not part of this Prospectus. Both our independent registered accounting firm and internal financial personnel regularly meet with our Audit Committee and have unrestricted access to the audit committee. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our Compensation Committee reviews and recommends policies, practices, and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our Compensation Committee currently consists of Joseph Caltabiano, who is the Chair of the Committee, Joseph Freedman, and Robert Grammen. Each of Messrs. Caltabiano, Freedman and Grammen has been determined by our Board to be independent in accordance with Nasdaq standards. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter. Under its charter, the functions of the Compensation Committee include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the Chief Executive Officer;
●	Reviewing and approving the compensation of all other executive officers;
●	Reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans;

81

●	Reviewing and approving any employment agreements, severance agreements or plans or change-in-control arrangements with executive officers;
●	Reviewing director compensation for service on the Board and committees at least once a year and to recommend any changes to the Board; and
●	Developing and recommending to the Board for approval an officer succession plan to develop and evaluate potential candidates for executive positions.

The Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Pursuant to its charter, the compensation committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, outside legal counsel, or other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The compensation committee did not engage any consultants during the year ended December 31, 2023 or subsequently.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has at any time been an officer or employee of Eastside or of any subsidiary or affiliate of Eastside. None of the members was party to any transaction or had any related party relationship with Eastside or any of its subsidiaries or affiliates during the year ended December 31, 2023, except as disclosed in “Related Party Transactions”. In addition, Messrs. Freedman, Moe and Liuzza are members of the Board of Red Cat Holdings, Inc. [Nasdaq: RCAT].

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (“Nominating Committee”) evaluates the composition, size and governance of our Board and its committees, evaluates and recommends candidates for election to our Board, establishes a policy for considering stockholder nominees and reviewing our corporate governance principles and provides recommendations to the Board. Our Nominating Committee currently consists of Robert Grammen, who is the Chair of the Committee, Eric Finnsson and Joseph Caltabiano, each of whom has been determined by our Board to be independent in accordance with Nasdaq standards.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests may be directed to our principal executive offices at 755 Main Street, Monroe, Connecticut 06468. Also, a copy of our Code of Business Conduct and Ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

Recent Auditor Change

On December 4, 2024 the Board dismissed M&K CPAS, PLLC from its position as the principal independent accountant for Eastside. The dismissal was approved by the Audit Committee of the Board.

The audit reports of M&K CPAS, PLLC on Eastside’s financial statements for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion or qualification, except that the audit report of M&K CPAS, PLLC on Eastside’s financial statements for the years ended December 31, 2023 and 2022 did contain a modification expressing substantial doubt about the ability of Eastside to continue as a going concern. M&K CPAS, PLLC did not, during the applicable period, advise Eastside of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through December 4, 2024, there was no disagreement between Eastside and M&K CPAS, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused M&K CPAS, PLLC to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with its audit of the financial statements for the years ended December 31, 2023 and 2022, M&K CPAS, PLLC advised Eastside that there was a material weakness in the internal controls necessary for Eastside to develop reliable financial statements since management lacked a formal policy of inputs in testing for impairment.

Eastside requested M&K CPAS, PLLC to furnish a letter addressed to the Securities Exchange Commission stating whether or not M&K CPAS, PLLC agrees with the foregoing statements pertaining to M&K CPAS, PLLC. A copy of the letter is filed as Exhibit 16.1 to the Registration Statement of which this Prospectus forms a part.

On December 4, 2024, Eastside appointed Salberg & Company, P.A. as its independent registered public accounting firm for the year ending December 31, 2024. During Eastside’s two most recent fiscal years ended December 31, 2023 and 2022, and through December 4, 2024, neither Eastside nor anyone on behalf of Eastside consulted with Salberg & Company, P.A. regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Eastside’s financial statements as to which Eastside received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

82

EXECUTIVE COMPENSATION

Eastside Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officers (principal executive officer) for services rendered during the fiscal years ended December 31, 2024 and 2023. The term “Named Executive Officer” means each of the Company’s principal executive officer, the two most highly paid executive officers with compensation exceeding $100,000 during the fiscal years ended December 31, 2024 and 2023, and two additional individuals for whom the foregoing would apply but for the fact that they were not executive officers of the Company as of December 31, 2024. The executive officers of Beeline are included in the table that follows under “Beeline Summary Compensation Table.”

Name and Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Total ($)
Geoffrey Gwin	2024	325,000	190,000	(2)	232,000	(3)	747,000
Chief Executive Officer and Former Chief Financial Officer (1)	2023	250,000	-		-		250,000

(1)	Mr. Gwin is the Company’s Chief Executive Officer, and also served as Chief Financial Officer until October 7, 2024.
(2)	Represents 32,787 shares of Common Stock issued at $3.05 per share in lieu of a $100,000 bonus payment, and 180,000 shares of Common Stock which the Company issued to Mr. Gwin in lieu of a $90,000 bonus payment for special services performed in 2024, as elected by Mr. Gwin. See “Employment Agreements-Geoffrey Gwin” below for more information.
(3)	Represents 400,000 shares of restricted Common Stock issued at $0.58 per share which the Company issued to Mr. Gwin pursuant to his Employment Agreement, as amended. See “Employment Agreements-Geoffrey Gwin” below for more information.

Beeline Summary Compensation Table

The following table sets forth the compensation awarded to, earned by Beeline’s executive officers for services rendered during the fiscal years ended December 31, 2024 and 2023. Each person is employed under oral agreements.

Name and Position	Year	Salary ($)	Bonus ($)		Total ($)
Nicholas R. Liuzza, Jr	2024	30,000	-		30,000
Chief Executive Officer	2023	30,000	-		30,000

Jessica N. Kennedy	2024	135,000	-		135,000
Chief Operating Officer	2023	135,000	-		135,000

Christopher R. Moe	2024	180,000	140,672	(2)	320,672
Chief Financial Officer (1)	2023	180,000	-		180,000

(1)	Mr. Moe was appointed as the Chief Financial Officer of the Company on October 7, 2024.
(2)	Reflects a cash bonus earned by Mr. Moe in connection with a debt restructuring transaction in June 2024, of which $20,096 has been paid and the balance is accrued for deferred payments.

Outstanding Equity Awards at 2024 Fiscal Year-End

Listed below is information with respect to unvested stock awards for each named executive officer outstanding as of December 31, 2024:

Name	Number of shares of units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)

Geoffrey Gwin (1)	400,000	$385,160

(1)	Represents shares of restricted stock which vest on the earlier of March 31, 2025 and termination of the recipient without cause. The market value is determined based on $0.9629 per share, the closing price of the Company’s common stock on December 31, 2024.

83

Employment Agreements

Geoffrey Gwin. The Company has entered into a three-year Executive Employment Agreement with Geoffrey Gwin dated July 3, 2024, which was amended on October 7, 2024. The effective date of the Agreement, as amended, is as of January 1, 2024. Under the Agreement, as amended, Mr. Gwin serves as Chief Executive Officer of Eastside on a full-time basis. He also served as Eastside’s Chief Financial Officer until October 7, 2024.

The Agreement provides that the Company will pay Mr. Gwin a base salary of $300,000 per year increasing to $350,000 based on performance. In addition, Eastside agreed to also pay Mr. Gwin a bonus of $90,000 for special services during 2024. As authorized by the Agreement, Mr. Gwin accepted 180,000 shares of the Company’s Common Stock during October 2024 in satisfaction of the Company’s special services payment obligation. In addition, the Company issued 400,000 shares of Common Stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause. In the event that the conversion price of the Company’s Series F is reduced, the Company will issue to Mr. Gwin a number of common shares equal to one percent of the additional shares issued as a result of the adjustment.

Either the Company or Mr. Gwin may terminate Mr. Gwin’s employment at will. If Eastside terminates the employment without cause or Mr. Gwin terminates his employment with good reason, Eastside will continue to pay Mr. Gwin’s salary for the lesser of 12 months or the remaining term of employment. The Company also agreed to issue 100,000 shares of Common Stock to Mr. Gwin if he is terminated by the Company without cause.

Christopher R. Moe. Beeline employs Mr. Moe under an offer letter agreement which provides a monthly salary of $15,000. On June 5, 2024 Mr. Moe earned a $140,672 bonus, of which he has been paid $20,096. The bonus related to Beeline’s June 5, 2024 recapitalization which included issuance of the Debentures.

Nicholas R. Liuzza, Jr. Mr. Liuzza is employed by Beeline pursuant to an oral agreement under which he receives the compensation described in the table above.

2024 Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to members of our Board for services rendered as a director during the fiscal year ended December 31, 2024.

Name	Fees Earned ($)	Total ($)
Eric Finnsson	80,000	80,000
Robert Grammen	68,320	68,320
Stephanie Kilkenny	-	-
Elizabeth Levy-Navarro (1)	-	-
Joseph Freedman (2)	20,000	20,000
Joseph Caltabiano (2)	20,000	20,000

(1)	Resigned January 22, 2024.
(2)	Appointed on October 7, 2024.

84

Equity Compensation Plan Information

The following table provides information concerning compensation plans under which our equity securities are authorized for issuance as of December 31, 2024:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders (1)	1,042	$30.43	1,071,730
Equity compensation plans not approved by security holders	-	-	-
Total	1,042	$30.43	1,071,730

(1)	2016 Stock Incentive Plan. On September 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Under the 2016 Plan, 1,316,968 shares are available for future grants. The Board or the Compensation Committee may grant awards of restricted stock, restricted stock units (“RSUs”), stock options and stock appreciation rights. As of December 31, 2024, there were 1,042 options, with a weighted-average exercise price of $30.43 per share, and 244,196 RSUs issued under the 2016 Plan, with vesting schedules varying between immediate and three years from the grant date.

85

RELATED PARTY TRANSACTIONS

The following is a description of transactions during 2023 and 2024 to date as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years, which was $194,000, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements, which are described above under the heading “Executive Compensation.” Certain related party information is also included for Beeline.

LD Investments LLC

On September 29, 2023, the Company entered into a Secured Promissory Note with LD Investments LLC (“LDI”) in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI. Mr. Kilkenny is the spouse of Stephanie Kilkenny, a member of our Board.

On September 29, 2023, the Company entered into the Debt Satisfaction Agreement with LDI and other creditors. See: “Debt Satisfaction Agreement” below. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI held a 21% interest.

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into the Debt Satisfaction Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger, District 2, LDI and TQLA, LLC. The SPV is a special purpose vehicle whose equity is 50% owned by Bigger and District 2 and 50% by Aegis and LDI.

Patrick Kilkenny is the principal owner of LDI and of Aegis. Mr. Kilkenny is the spouse of Stephanie Kilkenny, a member of our Board. Stephanie Kilkenny is the Manager of TQLA, LLC, which is owned jointly by Stephanie Kilkenny and Patrick Kilkenny. Patrick Kilkenny is also a control person of the SPV.

86

Pursuant to the Debt Satisfaction Agreement, on September 29, 2023, the Company issued 296,722 shares of the Company’s Common Stock and 200,000 shares of its Series C to the SPV, and later registered the public resale of that Common Stock and the Common Stock issuable upon conversion of the Series C as required by a Registration Rights Agreement. In exchange for that equity, the Company’s indebtedness to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically with respect to related parties, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million; and

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

Further pursuant to the Debt Agreement:

●	the maturity date of the secured debt listed above as well was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s Common Stock, was amended to prevent any exercise of the warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. This beneficial ownership limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company. Stephanie Kilkenny, a director, and husband own TQLA, LLC.

2024 Secured Notes

On May 16, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2 and LDI. Pursuant to the Loan Agreement, Bigger, District 2 and LDI (the “Subscribers”) loaned the Company for $1,100,000 and received promissory notes in the aggregate principal amount of $1,100,000 (the “2024 Secured Notes”). The 2024 Secured Notes could be satisfied by payment of 105% of principal on or before July 31, 2024, by payment of 110% of principal on or before November 29, 2024, by payment of 130% of principal on or before March 30, 2025 or by payment of 140% of principal on March 31, 2025.

With each 2024 Secured Note, the Company issued a Warrant to purchase a share of the Company’s Common Stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a warrant to purchase 299,011 shares.

87

The Company’s obligations under the 2024 Secured Notes were secured by the Company’s pledge of its assets, subject to certain specified exceptions. In connection with the Loan Agreement, the Company, Aegis, Bigger and District 2 amended and restated the Intercreditor Agreement they had executed on September 29, 2023. In the Amended and Restated Intercreditor Agreement, Aegis, Bigger and District 2 subordinated their liens on any barrels of spirits owned by the Company, and the parties agreed that the net proceeds of any sale of barrels would be paid to the Subscribers in satisfaction of the 2024 Secured Notes. Commencing when all barrels have been sold, the lien of the Subscribers under the Secured 2024 Notes would become pari passu with the senior lien on the remaining collateral. Subsequent to the closing, the 2024 Notes were included in the October 2024 debt exchange with the remaining collateral being contributed with the exchanged assets as detailed in “The Merger – First Amended and Restated Debt Exchange Agreement.”

Debt Exchange Agreement

As mentioned above, on September 4, 2024, Eastside and Craft entered into the Exchange Agreement with the SPV, Aegis, Bigger, District 2, LDI and three individual creditors including Robert Grammen, a director. Subsequent to the execution of the Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement, and the transaction closed on October 7, 2024. For a description of the Exchange Agreement and the transactions pursuant thereto and the related parties’ involvement therein, see “The Merger – First Amended and Restated Debt Exchange Agreement.”

Other Related Parties

Jessica Kennedy, Chief Operating Officer, owns a 5% interest in Tower Title, which is a vendor to certain subsidiaries of Beeline.

Jay Stockwell (a Beeline co-founder and the MagicBlocks CEO) owns an equity interest in SpeedPPC Pty. Ltd., which provides marketing services to Beeline and certain of its subsidiaries.

Beeline Loans, Inc., a Beeline subsidiary, is a member of The Mortgage Collaborative, which is an industry trade group founded by David Kittle. Beeline Loans, Inc. pays membership fees to The Mortgage Collaborative. Mr. Kittle was a member of the Beeline Board until the Merger with the Company.

Manta Reef Holdings, LLC holds a $142,600 note pursuant to a certain Loan Agreement with Beeline dated December 14, 2023. An additional $357,400 was advanced to Beeline with the balance secured by Nicholas R. Liuzza Jr.’s personal property and Mr. Liuzza’s personal guarantee.

Beeline issued a note to a private company in which Joseph Freedman, a Beeline and East director, has an ownership interest. This note is for approximately $124,129. Mr. Freedman is now a Board member of the Company.

On December 31, 2024, Nicholas Liuzza, the Chief Executive Officer of Beeline, the Company’s wholly-owned subsidiary, loaned $700,000 to Beeline Loans Inc. (“Beeline Loans”), an indirect subsidiary of the Company, and in exchange Beeline Loans issued Mr. Liuzza a demand promissory note in the aggregate principal amount of $700,000, which accrues interest at the rate of 8% per annum and is payable within 15 days of demand notice made by Mr. Liuzza. The funds were lent to permit Beeline Loans to increase its ability to make real estate loans and are being held in a restricted account and are not being used for operations

We believe that the foregoing transactions were in the best interests of the Company and Beeline, respectively. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time they are authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

88

PRINCIPAL STOCKHOLDERS

In the Merger, we issued former Beeline stockholders two series of preferred stock – Series F-1 and Series F. Because stockholder approval may be required for the voting and conversion rights of the Series F-1, we do not consider the Series F-1 as beneficially owned by the holders thereof as of the date of and for purposes of this Prospectus. Under the Series F-1 Certificate of Designations, the Series F cannot convert or vote without stockholder approval. Because of the large number of shares of Common Stock ultimately issuable if we obtain stockholder approval, we present the numbers in the following table reflecting beneficial ownership as of the date of this Prospectus and assuming stockholder approval.

Name	Eastside Common Stock Beneficially Owned prior to Stockholder Approval (1)		Eastside Common Stock Percentage prior to Stockholder Approval (1)	Eastside Common Stock Beneficially Owned following Stockholder Approval (1) (2)		Eastside Common Stock Percentage following Stockholder Approval (1) (2)
Geoffrey Gwin, Chief Executive Officer and Director	635,751		13.4%	635,751		*
Christopher R. Moe, Chief Financial Officer	—		—	—		—
Nicholas R. Liuzza, Jr., Chief Executive Officer of Beeline	49,000	(3)	1.0%	18,373,715	(3)	24.7%
Eric Finnsson, Director (4)	19,880		*	19,880		*
Stephanie Kilkenny, Director (5)	154,514		3.3%	154,514		*
Robert Grammen, Director (6)	124,650		2.7%	124,650		*
Joseph Freedman, Director	—		*	895,809	(7)	1.2%
Joseph Caltabiano, Director	—		—	—		—
Totals	983,795		20.8%	20,204,319		27.32%

*Less than 1%.

89

(1) The table provides amounts and percentages of Eastside Common Stock beneficially owned each (i) prior to stockholder approval of the issuances of shares of Common Stock underlying the Series F and Series F-1 issued in the Merger with Beeline, and (ii) after such stockholder approval, thereby giving effect to the convertibility and voting rights of the Series F and Series F-1. While clause (ii) above assumes that the stockholder approval will have occurred within 60 days of the date of this Prospectus, we do not expect that such stockholder approval will be obtained within that timeframe. Applicable percentages are based on 4,689,503 shares of Eastside Common Stock issued and outstanding as of December 31, 2024. Amounts set forth in Common Stock beneficially owned prior to stockholder approval do not give effect to shares of Common Stock underlying the Series F and Series F-1. As of the date of this Prospectus, the Company is in the process of evaluating the timing of the conversion and voting rights of the Series F-1, and is currently taking the position that the Series F-1 cannot convert or vote prior to stockholder approval.

(2) Assumes and gives effect to full conversions and voting rights of all shares of Series F and Series F-1, for a total of 69,603,337 underlying shares of Common Stock, without regard to any beneficial ownership limitations.

(3) For the post-offering columns, includes 18,324,715 underlying shares of Common Stock issuable upon conversion of Series F and Series F-1 held by Mr. Liuzza and the Nicholas R. Liuzza Jr. Trust – 2020. Does not include 1,960,784 shares of Common Stock issuable upon conversion Series G and 980,392 shares of Common Stock issuable upon conversion of Warrants held by Mr. Liuzza, each of which are subject to stockholder approval and a 4.99% beneficial ownership limitation.

(4) Includes 250 shares underlying vested stock options.

(5) Includes 7,292 shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust, 145,833 shares issuable upon exercise of warrants held by TQLA, LLC, which Ms. Kilkenny, together with her spouse, owns and controls; and 1,389 Warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person.

(6) Includes 250 shares underlying vested stock options.

(7) Includes 538,182 shares of Common Stock issuable upon conversion of Series F and Series F-1. Also includes 238,418 shares of Common Stock issuable upon conversion Series G and 119,209 shares of Common Stock issuable upon conversion of Warrants held by Mr. Freedman, each of which are subject to stockholder approval and a 4.99% beneficial ownership limitation.

90

PLAN OF DISTRIBUTION

We are registering the Shares issuable upon exercise of the Warrants to permit the resale of the Shares by the holders of the Warrants from time-to-time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares of Common Stock except we will receive the nominal exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We are bearing all fees and expenses incident to our obligation to register the sale of the Shares.

The Selling Stockholders may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date of this Prospectus;
●	broker-dealers may agree with a selling security holder to sell a specified number of such Shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

91

The Selling Stockholders may also sell Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this Prospectus. In addition, the Selling Stockholders may transfer the Shares by other means not described in this Prospectus. If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and deliver Shares covered by this Prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time-to-time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a Prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the Registration Statement, of which this Prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

92

We are paying all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the Registration Statement, of which this Prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Our Common Stock issued is quoted on Nasdaq under the symbol “EAST.” On December 10, 2024, the last reported sale price of our Common Stock on Nasdaq was $0.84 per share.

As of December 10, 2024, there were an estimated 87 holders of record of our Common Stock. As of that date, a total of 3,090,750 shares of our Common Stock were held in street name by additional beneficial owners.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 6,000,000 shares of Common Stock, par value $0.0001 per share, of which 4,689,503 shares are outstanding as of December 31, 2024, and 100,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, 2,500,000 shares of Series B are authorized and outstanding, 255,474 shares of Series D are authorized, of which 255,474 shares are outstanding, 200,000 shares of Series E are authorized, of which shares 200,000 are outstanding, 70,000,000 shares of Series F are authorized, of which 69,085,562 shares are outstanding, 1,000,000 shares of Series F-1 are authorized, of which 517,775 shares are outstanding, and 6,000,000 shares of Series G are authorized, of which 5,364,889 shares are outstanding. Our Common Stock is traded on the Nasdaq Capital Market under the symbol “EAST.”

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, Certificate of Designations, Rights, and Preferences of the Series B, Series C, Series D, Series E, Series F, Series F-1, and Series G, as applicable, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of Nevada law, including the Nevada Revised Statutes.

93

Common Stock

Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of one-third of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our Common Stock are entitled to receive dividends declared by our Board out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of Common Stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Series B

Each share of Series B has a stated value of $1.00, and the entire series of stock has a liquidation preference of $2.5 million. The Series B is convertible into shares of the Company’s Common Stock at $62.00 per share. The holder of Series B has voting rights on an as-converted basis. The Series B accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. In 2024, it was paid earlier in Common Stock. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of Common Stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of Common Stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the Common Stock (“VWAP”) for the 90 trading days immediately preceding a dividend date. each of the Series B has a liquidation preference equal to the stated value and is senior to all other equity securities. The Series B conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

94

Series D

Each share of Series D has a stated value of $10.00. The Series D is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock (including the Series B), the holder of a share of Series D will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series D will share in the distribution of Eastside’s net assets on an as-converted basis equally with the Series C and Series E, subordinate only to the senior position of the Series B. Each share of Series D is convertible into Common Stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D conversion price. The initial Series D conversion price is $1.80 per share of Common Stock. The two holders of the Series D each were investors in the Private Placement. We entered into a letter agreement in connection with the Private Placement where we agreed that the two holders could convert $333,333 of the stated value of the Series D into Common Stock beginning April 7, 2025 at the lower of $0.50 per share of the five-day VWAP ending on April 7, 2024, subject to a floor of $0.25 per share. The number of shares of Common Stock into which a holder may convert Series D is limited by a beneficial ownership limitation of 9.99%. The Series D conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

Series E

Each share of Series E has a stated value of $10.00. The Series E is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock (including the Series B), the holder of a share of Series E will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series E will share in the distribution of Eastside’s net assets on an as-converted basis together with the holders of the Series C and D, subordinate only to the senior position of the Series B.

Commencing 390 days after October 7, 2024, (the “Measurement Date”), each share of Series E will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E conversion price. The Series E conversion price on and after the Measurement Date will equal the average of the VWAP for the five trading days immediately preceding the Measurement Date, subject to a floor price of $0.25 per share. The Series E conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events. The number of shares of Common Stock into which a holder may convert Series E is limited by a beneficial ownership limitation, which restricts the number of shares of Eastside Common Stock that the holder and its affiliates may beneficially own after the conversion to 9.99%.

Series F

Each share of Series F has a stated value of $0.50. The holders of Series F have no conversion or voting rights prior to stockholder approval of such actions. The Series F was issued to the former Beeline stockholders in the Merger. In the event of a liquidation of Eastside, the holders of Series F will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series C, Series D and Series E.

95

If the stockholders of Eastside approve the conversion of the Series F, each share of Series F will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series F share divided by the Series F conversion price. The initial Series F conversion price is $0.50 per share (or on a one-to-one share basis), subject to adjustment as provided therein including a floor price of 20% of the Nasdaq Minimum Price. Subject to stockholder approval, the Series F has voting rights on an as-converted basis. The Series F conversion price and floor price are subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of Common Stock into which a holder may convert Series F will be limited by a beneficial ownership limitation, which restricts the number of shares of Eastside Common Stock that the holder and its affiliates may beneficially own after the conversion to 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company which presently only applies to Beeline’s Chief Executive Officer. The number of shares of Common Stock issuable upon conversion of the Series F is also subject to adjustment as described below under “Series F and Series F-1 Special Adjustment Feature.”

Series F-1

The Series F-1 was issued to former Beeline stockholders in the Merger. The Series F-1 was designed to be equivalent to our Common Stock. Because of our limited authorized capital, we elected to use the Series F-1. The Series F-1 is convertible into Common Stock by dividing the stated value ($0.50 per share) by the conversion price ($0.50 per share). As a result, upon conversion each share of Series F-1 converts into Common Stock on a one-on-one basis. The Series F-1 has voting rights on an as-converted basis. The number of shares of Common Stock into which a holder may convert Series F-1 will be limited by a beneficial ownership limitation, which is 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company In the event of a liquidation of Eastside, the holders of Series F-1 will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the senior position of the Series B, Series C, Series D and Series E. As the date of this Prospectus, the Company is in the process of evaluating the timing of the conversion and voting rights of the Series F-1, and is currently taking the position that the Series F-1 cannot convert or vote prior to stockholder approval.

Series F and F-1 Special Adjustment Feature

If stockholder approval of the voting and conversion of the Series F and increase in authorized capital occurs, the Series F and Series F-1 were, as of October 7, 2024, equal to 82.5% of Common Stock outstanding on a fully diluted basis (the “Stated Percentage”). In addition, with respect to each of the Series F and Series F-1, if during the two years ending October 7, 2026 the sum of (i) the shares of Common Stock outstanding on October 7, 2024, plus (ii) shares issuable on conversion of Series B, Series C, Series D and Series E, plus (iii) shares issuable on conversion of securities issued in the initial financing of the post-Merger company of at least $1.5 million and less than $3.25 million, (iv) plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485 (the “Maximum Amount”), then the Series F and Series F-1 conversion rates will be adjusted to maintain the Stated Percentage of the shares of Common Stock issuable upon conversion of the Series F and Series F-1 relative to the Measuring Shares, subject to a cap of 70 million shares of Common Stock. Likewise, if the number of Measuring Shares on October 7, 2025, is less than 14,848,485, then the Series F and Series F-1 conversion rates will be adjusted to retain the Stated Percentage of shares issuable on conversion of the Series F and Series F-1 relative to Measuring Shares of 82.5%. All adjustments are subject to a floor price equal to 20% of the Minimum Price as defined in the Nasdaq Rules as long as the Common Stock trades on The Nasdaq Capital Market.

96

In connection with the adjustment provisions described above for a period of one year from the issuance date, 10% of the shares of Common Stock underlying the Series F and Series F-1 are subject to lock-up restrictions, and potential reduction in the underlying shares of Common Stock to the extent the Measuring Shares are less than the Maximum Amount, which if applicable will apply on a pro rata basis as to the holders thereof so as to preserve the Stated Percentage.

If our Common Stock is de-listed from Nasdaq, the various stockholder approvals will not be required for conversion and exercise, except for the increase in authorized Common Stock.

Series G

Each share of Series G has a stated value of $0.51. The holder of Series G has no conversion or voting rights prior to stockholder approval of such actions. In the event of a liquidation of Eastside, the holders of Series G will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series C, Series D and Series E.

If the stockholders of Eastside approve the conversion of the Series G, each share of Series G will be convertible into Common Stock by a conversion ratio equal to the stated value of the Series G share divided by the Series G conversion price. The initial Series G conversion price is $0.51 per share, subject to adjustment as provided therein including in the event of an issuance of Common Stock or Common Stock equivalents at a price per share that is less than the conversion price, subject to a floor price of 20% of the Nasdaq Minimum Price as of the initial closing date of the offering of such Series G. The Series G conversion price is subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of Common Stock into which a holder may convert Series G will be limited by a beneficial ownership limitation, which restricts the number of shares of Eastside Common Stock that the holder and its affiliates may beneficially own after the conversion to 4.99%.

LEGAL MATTERS

The validity of the securities being offered by this Prospectus will be passed upon for us by Robert Brantl, Esq. of Tuckahoe, New York. Nason, Yeager, Gerson, Harris & Fumero, P.A. of Palm Beach Gardens, Florida, has acted as counsel to the Company.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 included in this Prospectus have been so included in reliance on the report of M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Beeline as of December 31, 2023 and 2022 included in this Prospectus have been so included in reliance on the report of Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

97

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus, which constitutes a part of this Registration Statement, does not contain all of the information in this Registration Statement and its exhibits. For further information with respect to us and the Common Stock offered by this Prospectus, you should refer to this Registration Statement and the exhibits filed as part of that document. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this Registration Statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including this Registration Statement, at the SEC’s website at www.sec.gov.

We also maintain a website at www.eastsidedistilling.com/investors and you may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on, or that can be accessed through, our website is not a part of this Prospectus. You may also request a copy of these filings, at no cost, by writing to us at: Eastside Distilling, Inc., 755 Main Street, Building 4, Suite 3, Monroe, Connecticut, 06468, or contacting us at +1 458-800-9154.

98

FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Statements of Operations of Eastside Distilling, Inc. (“Eastside” or the “Company”) for the year ended December 31, 2023 and the nine months ended September 30, 2024 are presented as if the Transactions, as described below, had occurred as of January 1, 2023. The following unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2024 is presented as if the Transactions had occurred on September 30, 2024.

The unaudited Pro Forma Consolidated Financial Statements are presented based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what the Company’s financial position and operating results would have been had the Transaction and related events occurred on the dates indicated above, or to project the Company’s financial position or results of operations for any future date or period. Furthermore, they do not reflect actions that may be undertaken by the Company after the Transactions.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with:

●	The audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

●	The Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024.

The Transactions described below and included in the “First Amended and Restated Debt Exchange Agreement” and “Agreement and Plan of Merger and Reorganization” (together the “Pro Forma Adjustments”) columns in the unaudited Pro Forma Consolidated Statements of Operations and the unaudited Pro Forma Consolidated Balance Sheet reflect pro forma adjustments that are based on available information and assumptions that the Company’s management believes are reasonable and reflect the impact of events directly attributable to the Transactions that are factually supportable, and for purposes of the Pro Forma Consolidated Statements of Operations, are expected to have a continuing impact on the Company. The Pro Forma Adjustments do not reflect future events that may occur after the Transactions.

Historical Eastside Distilling

This column reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transactions and related events. The historical Consolidated Statement of Operations for the year ended December 31, 2023 was derived from the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. The historical Consolidated Balance Sheet as of September 30, 2024 and the historical Consolidated Statement of Operations for the nine months ended September 30, 2024 were derived from the Company’s unaudited Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2024.

First Amended and Restated Debt Exchange Agreement

This column reflects the effect of the closing of the Debt Exchange Agreement that the Company entered into. On September 4, 2024, Eastside and its subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”). Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”). The seven counterparties to the Debt Agreement with Eastside and Craft are referred to in this Report collectively as the “Investors”.

F-1

Subsequent to execution of the Debt Exchange Agreement, Eastside organized a subsidiary named “Bridgetown Spirits Corp.” and assigned to Bridgetown Spirits Corp. all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Bridgetown Spirits Corp. issued 1,000,000 shares of common stock to Eastside.

On October 7, 2024, a closing was held pursuant to the terms of the Debt Exchange Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C Preferred Stock and 119,873 shares of Eastside Common Stock. The Investors also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the Investors.

●	Eastside issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

●	Eastside issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.

●	Eastside transferred a total of 108,899 shares of Spirits to Bigger, District 2, Esping, WPE and Grammen, and those Investors released Eastside from unsecured debt in the aggregate amount of $888,247.

●	Eastside issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released Eastside from liability for $187,189 of unsecured debt.

●	Each of the Investors released and discharged Eastside from all liability, including liability for accrued and unpaid interest.

Agreement and Plan of Merger and Reorganization

This column reflects the effect of the merger that the Company entered into. On September 4, 2024, Eastside entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a privately-held mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Exchange Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside common stock measured by the same ratio.

The Merger Agreement provided that, as a condition to closing of the Merger, the Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

a.	The performance bonuses in Employment Agreement were replaced by a stock bonus of $90,000.

b.	Eastside issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

F-2

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30, 2024

(Dollars in thousands)

(Unaudited)

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total
Assets
Current assets:
Cash	$310	$(60)	$103	$353
Trade receivables, net	105	-	91	196
Inventories	1,793	(636)	-	1,157
Prepaid expenses and other current assets	176	-	6,637	6,813
Current assets held for sale	2,640	(2,640)	-	-
Total current assets	5,024	(3,336)	6,776	8,464
Property and equipment, net	112	-	195	307
Right-of-use assets	430	-	1,412	1,842
Intangible assets, net	4,178	-	6,840	11,018
Other assets, net	182	-	24,677	24,859
Non-current assets held for sale	6,298	(6,298)	-	-
Total Assets	$16,224	$(9,634)	$39,900	$46,490

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$(1,081)	$1,674	$1,981
Accrued liabilities	418	(85)	6,863	7,196
Current portion of secured credit facilities, related party	3,447	(3,447)	908	908
Current portion of secured credit facilities, net of debt issuance costs	728	(728)	2,674	2,674
Current portion of notes payable	8,155	(8,155)	-	-
Current portion of note payable, related party	92	(92)	-	-
Current portion of lease liabilities	191	-	334	526
Other current liability, related party	85	(85)	-	-
Current liabilities held for sale	3,124	(3,124)	-	-
Total current liabilities	17,628	(16,797)	12,454	13,285
Lease liabilities, net of current portion	213	-	1,273	1,486
Secured credit facilities, net of debt issuance costs	-	-	-	-
Notes payable, net of current portion	-	-	185	185
Non-current liabilities held for sale	843	(843)	-	-
Total liabilities	18,684	(17,640)	13,912	14,956

Stockholders’ equity (deficit):
Common stock	-	-	-	-
Preferred stock Series B	-	-	-	-
Preferred stock Series C	-	-	-	-
Preferred stock Series D	-	-	-	-
Preferred stock Series E	-	-	-	-
Preferred stock Series F	-	-	7	7
Preferred stock Series F-1	-	-	-	-
Bridgetown common stock	-	-	-	-
Minority Interest in Bridgetown Spirits Corp	-	(670)	-	(670)
Additional paid-in capital	84,499	10,228	16,461	111,188
Accumulated deficit	(86,959)	(1,552)	9,520	(78,991)
Total stockholders’ equity (deficit)	(2,460)	8,006	25,988	31,534
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$(9,634)	$39,900	$46,490

F-3

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statement of Operations

Nine Months Ended September 30, 2024

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total

Sales	$2,106	$-	$3,637	$5,743
Less customer programs and excise taxes	129	-	-	129
Net sales	1,977	-	3,637	5,614
Cost of sales	1,476	-	-	1,476
Gross profit	501	-	3,637	4,138
Operating expenses:
Sales and marketing expenses	699	-	1,618	2,317
General and administrative expenses	1,149	-	11,084	12,233
(Gain) loss on disposal of property and equipment	(1)	-	-	(1)
Total operating expenses	1,847	-	12,702	14,549
Income (loss) from operations	(1,346)	-	(9,065)	(10,411)
Other income (expense), net
Interest expense	(965)	917	(1,430)	(1,478)
Loss on disposal of Craft	-	(1,973)	-	(1,973)
Loss on debt to equity conversion	-	(402)	-	(402)
Gain on extinguishment of debt	-	-	10,010	10,010
Other income (expense)	37	(94)	(300)	(357)
Total other income (expense), net	(928)	(1,552)	8,280	5,800
Income (loss) before income taxes	(2,274)	(1,552)	(785)	(4,611)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(2,274)	(1,552)	(785)	(4,611)
Net loss from discontinued operations	(1,866)	-	-	(1,866)
Net loss	(4,140)	(1,552)	(785)	(6,477)
Preferred stock dividends	(113)	-	-	(113)
Net loss	$(4,253)	$(1,552)	$(785)	$(6,590)
Net loss attributable to common shareholders				$(6,572)
Net loss attributable to minority shareholders				$(18)

F-4

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2023

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	Agreement and Plan of Merger and Reorganization	Total

Sales	$3,981	$3,794	$7,775
Less customer programs and excise taxes	194	-	194
Net sales	3,787	3,794	7,581
Cost of sales	2,609	-	2,609
Gross profit	1,178	3,794	4,972
Operating expenses:
Sales and marketing expenses	1,473	1,891	3,364
General and administrative expenses	1,768	11,837	13,605
(Gain) loss on disposal of property and equipment	3	-	3
Total operating expenses	3,244	13,728	16,972
Income (loss) from operations	(2,066)	(9,934)	(12,000)
Other income (expense), net
Interest expense	(1,096)	(1,254)	(2,350)
Impairment loss	(364)	-	(364)
Loss on debt to equity conversion	(1,321)	-	(1,321)
Other income (expense)	61	297	358
Total other income (expense), net	(2,720)	(957)	(3,677)
Income (loss) before income taxes	(4,786)	(10,891)	(15,677)
Provision for income taxes	-	8	8
Net income (loss) from continuing operations	(4,786)	(10,899)	(15,685)
Net loss from discontinued operations	(2,749)	-	(2,749)
Net income (loss)	(7,535)	(10,899)	(18,434)
Preferred stock dividends	(150)	-	(150)
Net income (loss)	$(7,685)	$(10,899)	$(18,584)
Net loss attributable to common shareholders			$(18,407)
Net loss attributable to minority shareholders			$(177)

F-5

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Eastside Distilling, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eastside Distilling, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related consolidated notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of Intangible Assets

As discussed in Note 3 and 8 to the consolidated financial statements, the Company acquired two entities during 2019 accounted for as business combinations, which required assets and liabilities assumed to be measured at their acquisition date fair values. At each reporting period, certain intangible assets are required to be assessed annually for impairment based on the facts and circumstances at that time. Auditing management’s evaluation of intangible assets can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determine the impairment evaluation of intangible assets.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

The Woodlands, TX

April 1, 2024 except for presentation of discontinued operations and note 4 for the date which is January 3, 2025

F-7

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2023 and 2022

(Dollars in thousands, except share and per share)

	2023	2022
Assets
Current assets:
Cash	$306	$612
Trade receivables, net	163	413
Inventories	2,686	3,451
Prepaid expenses and other current assets	114	177
Current assets held for sale	1,268	1,967
Total current assets	4,537	6,620
Property and equipment, net	169	255
Right-of-use assets	680	274
Intangible assets, net	4,178	4,517
Other assets, net	247	261
Non-current assets held for sale	7,669	9,549
Total Assets	$17,480	$21,476

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,062	$1,075
Accrued liabilities	465	1,399
Current portion of secured credit facilities, net of debt issuance costs	-	3,442
Current portion of note payable, related party	92	4,598
Current portion of notes payable	486	-
Current portion of lease liabilities	223	255
Other current liability, related party	-	552
Current liabilities held for sale	1,877	1,690
Total current liabilities	4,205	13,011
Lease liabilities, net of current portion	458	23
Secured credit facilities, related party	2,700	-
Secured credit facilities, net of debt issuance costs	342	-
Note payable, related party	-	92
Notes payable, net of current portion	7,556	7,749
Non-current liabilities held for sale	1,366	2,117
Total liabilities	16,627	22,992

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares and 1,750,000 shares authorized as of December 31, 2023 and 2022, respectively; 1,705,987 and 809,963 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 200,000 Series C shares issued and outstanding as of December 31, 2023 and 0 shares issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	83,559	73,505
Accumulated deficit	(82,706)	(75,021)
Total stockholders’ equity (deficit)	853	(1,516)
Total Liabilities and Stockholders’ Equity (Deficit)	$17,480	$21,476

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2023 and 2022

(Dollars and shares in thousands, except per share)

	2023	2022

Sales	$3,981	$8,701
Less customer programs and excise taxes	194	344
Net sales	3,787	8,357
Cost of sales	2,609	5,101
Gross profit	1,178	3,256
Operating expenses:
Sales and marketing expenses	1,473	2,540
General and administrative expenses	1,768	3,063
Loss (gain) on disposal of property and equipment	3	(7)
Total operating expenses	3,244	5,596
Loss from operations	(2,066)	(2,340)
Other income (expense), net
Interest expense	(1,096)	(2,172)
Impairment loss	(364)	(7,453)
Loss on debt to equity conversion	(1,321)	-
Other income (expense)	61	(52)
Total other income (expense), net	(2,720)	(9,677)
Loss before income taxes	(4,786)	(12,017)
Provision for income taxes	-	-
Net loss from continuing operations	(4,786)	(12,017)
Net loss from discontinued operations	(2,749)	(4,249)
Net loss	(7,535)	(16,266)
Preferred stock dividends	(150)	(150)
Net loss attributable to common shareholders	$(7,685)	$(16,416)

Basic and diluted net loss per common share	$(7.04)	$(21.40)
Basic and diluted net loss per common share from continuing operations	$(4.39)	$(15.67)
Basic and diluted net loss per common share from discontinued operations	$(2.25)	$(5.54)
Basic and diluted weighted average common shares outstanding	1,091	767

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity (Deficit)

Years Ended December 31, 2023 and 2022

(Dollars and shares in thousands)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
(Shares and dollars in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2021	2,500	$-	-	$-	740	$-	$72,003	$(58,605)	$13,398
Stock-based compensation	-	-	-	-	-	-	3	-	3
Issuance of common stock for services by third parties	-	-	-	-	28	-	315	-	315
Issuance of common stock for services by employees	-	-	-	-	9	-	205	-	205
Issuance of detachable warrants on notes payable	-	-	-	-	-	-	630	-	630
Shares issued for cash	-	-	-	-	10	-	199	-	199
Preferred stock dividends	-	-	-	-	23	-	150	(150)	-
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(16,266)	(16,266)
Balance, December 31, 2022	2,500	$-	-	$-	810	$-	$73,505	$(75,021)	$(1,516)
Issuance of common stock for services by third parties	-	-	-	-	139	-	568	-	568
Issuance of common stock for services by employees	-	-	-	-	24	-	109	-	109
Shares issued for cash	-	-	-	-	343	-	1,396	-	1,396
Debt to equity conversion	-	-	200	-	297	-	7,831	-	7,831
Preferred stock dividends	-	-	-	-	93	-	150	(150)	-
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(7,535)	(7,535)
Balance, December 31, 2023	2,500	$-	200	$-	1,706	$-	$83,559	$(82,706)	$853

The accompanying notes are an integral part of these consolidated financial statements.

F-10

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2023 and 2022

(Dollars in thousands)

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(7,535)	$(16,266)
Net loss from discontinued operations	2,749	4,249
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	149	161
Bad debt expense	22	31
Impairment loss	339	7,453
Gain on disposal of assets	(376)	(7)
Write off of obsolete fixed assets	-	5
Inventory reserve	(24)	(47)
Loss on debt to equity conversion	1,321	-
Amortization of debt issuance costs	13	1,155
Interest accrued to secured credit facilities	118	142
Payment of accrued interest on secured credit facilities	(142)	(149)
Interest accrued to secured credit facilities, related party	424	-
Payment of accrued interest on secured credit facilities, related party	(348)	-
Interest accrued to notes payable, related party	-	98
Write off of debt issuance costs	-	39
Issuance of common stock in exchange for services of related parties	109	205
Issuance of common stock in exchange of services of third parties	568	315
Stock-based compensation	-	3
Changes in operating assets and liabilities:
Trade receivables, net	228	375
Inventories	789	2,499
Prepaid expenses and other assets	20	45
Right-of-use assets	294	254
Accounts payable	227	85
Accrued liabilities	(732)	463
Other liabilities, related party	556	725
Net lease liabilities	(297)	(251)
Other non-current liabilities	-	(173)
Net cash (used in) provided by operating activities	(1,528)	1,409
Net cash used in operating activities of discontinued operations	(294)	(2,287)
Net cash used in operating activities	(1,822)	(878)
Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	51	6
Purchases of property and equipment	(60)	-
Net cash (used in) provided by investing activities of continuing operations	(9)	6
Net cash provided by (used in) investing activities of discontinued operations	113	(2,323)
Net cash provided by (used in) investing activities	104	(2,317)
Cash Flows From Financing Activities:
Proceeds from issuance of stock	1,396	198
Proceeds from secured credit facilities	56	-
Proceeds from note payable, related party	-	8,000
Payments of principal on notes payable, related party	-	(3,500)
Payments of principal on secured credit facilities	(40)	(2,838)
Payments of principal on notes payable	-	(125)
Net cash provided by financing activities of continuing operations	1,412	1,735
Net cash used in financing activities of discontinued operations	-	(1,093)
Net cash provided by financing activities	1,412	642
Net decrease in cash	(306)	(2,553)
Cash at the beginning of the period	612	3,165
Cash at the end of the period	$306	$612

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$746	$915
Cash paid for amounts included in measurement of lease liabilities	$281	$218

Supplemental Disclosure of Non-Cash Financing Activity
Dividends issued	$150	$150
Issuance of detachable warrants on notes payable	$-	$630
Right-of-use assets obtained in exchange for lease obligations	$700	$-
Debt exchanged for equity	$6,322	$-
Accrued interest rolled into notes payable	$241	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

1. Description of Business

Eastside Distilling (the “Company” or “Eastside Distilling”) was incorporated under the laws of Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, the Company changed its corporate name to Eastside Distilling, Inc. to reflect the acquisition of Eastside Distilling, LLC. On September 4, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). The Merger closed on October 7, 2024. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. The Company currently employs 88 people in the United States, including Beeline’s employees and excluding Craft Canning + Printing (“Craft C+P”) employees.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into a Debt Exchange Agreement (the “Debt Agreement”), which closed on October 7, 2024, resulting in the assignment by the Company of 720 barrels of spirits to Craft C+P, followed by the merger of Craft C+P into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, the Company organized a subsidiary named “Bridgetown Spirits Corp.” (“Bridgetown”), which was incorporated on October 3, 2024, and assigned to Bridgetown the Company’s business of manufacturing and marketing spirits. Bridgetown manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Bridgetown’s brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Bridgetown sells products on a wholesale basis to distributors in open states and through brokers in control states.

2. Liquidity

The Company’s primary capital requirements are for cash used in operating activities and the repayment of debt. Funds for the Company’s cash and liquidity needs have historically not been generated from operations but rather from loans as well as from convertible debt and equity financing. The Company has been dependent on raising capital from debt and equity financing to meet the Company’s operating needs.

The Company had an accumulated deficit of $82.7 million as of December 31, 2023, having incurred a net loss of $7.5 million during the year ended December 31, 2023.

The Company reduced debt in 2023 through a debt for preferred swap. However, the Company’s ability to meet its ongoing operating cash needs over the next 12 months depends on growing revenues and gross margins, and generating positive operating cash flow primarily through increased sales, improved profit growth, and controlling expenses. In addition, the Company has been negotiating with creditors to reduce the interest burden and improve cash flow. if the Company is unable to reach an agreement with creditors or obtain additional financing, or additional financing is not available on acceptable terms, the Company may seek to sell assets, reduce operating expenses, reduce or eliminate marketing initiatives, and take other measures that could impair its ability to be successful.

Although the Company’s audited financial statements for the year ended December 31, 2023 were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanied the financial statements for the year ended December 31, 2023 contained a going concern explanatory paragraph in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the financial statements at that time. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in it.

3. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Eastside Distilling, Inc.’s wholly-owned subsidiaries, including Craft Canning + Bottling, LLC (doing business as Craft Canning + Printing) and its wholly-owned subsidiary Galactic Unicorn Packaging, LLC (the Company’s newly acquired fixed co-packing assets), both of which are presented as assets and liabilities held for sale. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-12

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes spirits sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

In the Craft C+P segment, sales are recognized when printed cans are delivered or when mobile filling services are performed.

Customer Programs

Customer programs, which include customer promotional discount programs, are a common practice in the alcoholic beverage industry. The Company reimburses wholesalers for an agreed amount to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs are recorded as reductions to net sales in accordance with ASC 606 - Revenue from Contracts with Customers. Amounts paid in customer programs totaled $0.1 million for each of the years ended December 31, 2023 and 2022.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.1 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively.

Cost of Sales

Cost of sales consists of all direct costs related to both spirits and canning for service, labor, overhead, packaging, and in-bound freight charges. Raw materials account for the largest portion of the cost of sales, followed by packaging and production costs.

Sales and Marketing Expenses

Sales and marketing expenses consist of sponsorships, agency fees, digital media, salary and benefit expenses, travel and entertainment expenses. Sales and marketing costs are expensed as incurred. Advertising expenses totaled $0.2 million and $0.7 million for the years ended December 31, 2023 and 2022, respectively.

General and Administrative Expenses

General and administrative expenses consist of salary and benefit expenses, travel and entertainment expenses for executive and administrative staff, rent and utilities, professional fees, insurance, and amortization and depreciation expense. General and administrative costs are expensed as incurred.

F-13

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions including expected stock price volatility, expected terms of the awards, risk-free interest rate, and dividend rates, if applicable. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments at the end of each reporting period and as the underlying stock-based awards vest.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. As of December 31, 2023, four distributors represented 84% of trade receivables. As of December 31, 2022, four distributors represented 68% of trade receivables. Sales to one distributor and one wholesale customer together accounted for 72% of consolidated sales for the year ended December 31, 2023. Sales to one distributor and one wholesale customer together accounted for 72% of consolidated sales for the year ended December 31, 2022.

Fair Value Measurements

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of December 31, 2023 and 2022, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP.

The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value as of December 31, 2023 or 2022. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of December 31, 2023 and 2022, the principal amounts of the Company’s notes approximate fair value.

F-14

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Items Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities acquired in a business acquisition are valued at fair value at the date of acquisition due to having indefinite lives. The Company, on an annual basis, tests the indefinite life assets for impairment. If an indefinite life asset is found to be impaired, then the Company will estimate its useful life and amortize the asset over the remainder of its useful life.

Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to 12.5 years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value. As of December 31, 2023, the Company performed a qualitative assessment of certain of its intangible and then performed a quantitative analysis after which it was determined that the Azuñia assets were impaired and reduced its carrying cost by $0.4 million.

Long-lived Assets

The Company accounts for long-lived assets, including certain intangible assets, at amortized cost. Management reviews long-lived assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value. The Company performed a qualitative assessment of certain of its long-lived assets as of December 31, 2023 and determined that they were not impaired.

F-15

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Comprehensive Income

The Company did not have any other comprehensive income items in either the year ended December 31, 2023 or 2022.

Accounts Receivable Factoring Program

The Company had two accounts receivable factoring programs: one for its spirits customers (the “spirits program”) that had a zero balance as of December 31, 2023 and another for its co-packing customers (the “co-packing program”) that terminated in August 2023. Under the programs, the Company has the option to sell certain customer account receivables in advance of payment for 75% (spirits program) or 85% (co-packing program) of the amount due. When the customer remits payment, the Company receives the remaining balance. For the spirits program, interest is charged on the advanced 75% payment at a rate of 2.4% for the first 30 days plus 1.44% for each additional ten-day period. For the co-packing program, interest is charged against the greater of $0.5 million or the total funds advanced at a rate of 1% plus the prime rate published in the Wall Street Journal. Under the terms of both agreements, the factoring provider has full recourse against the Company should the customer fail to pay the invoice. In accordance with ASC Topic 860 – Transfers and Servicing, the Company has concluded that these agreements have met all three conditions identified in ASC Topic 860-10-40-5 (a) – (c) and have accounted for this activity as a sale. Given the quality of the factored accounts, the Company has not recognized a recourse obligation. In certain limited instances, the Company may provide collection services on the factored accounts but does not receive any fees for acting as the collection agent, and as such, the Company has not recognized a service obligation asset or liability. The Company factored $0.2 million of invoices and incurred $13,111 in fees associated with the factoring programs during the year ended December 31, 2023.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 seeks to improve disclosures about a public entity’s reportable segments and add disclosures around a reportable segment’s expenses. The updated guidance is effective for the Company for annual periods beginning January 1, 2024, and interim periods within fiscal years beginning January 1, 2025. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 seeks to improve transparency in income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disclosures. The updated guidance is effective for the Company on January 1, 2025. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its financial statements and disclosures.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

4. Discontinued Operations

Discontinued Operations

The Company reports discontinued operations by applying the following criteria in accordance with ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations: (1) Component of an entity; (2) Held for sale criteria; and (3) Strategic shift.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into the Debt Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), collectively, the “Investors”. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

On October 7, 2024, a closing will be held pursuant to the terms of the Debt Agreement. Aegis, Bigger, District 2 and LDI will transfer to the Company 31,234 shares of Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors will also release the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company will cause Craft C+P to be merged into a limited liability company owned by the Investors. Given that the effect of the Debt Agreement meets all the initial criteria for classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of and for the years ended December 31, 2023 and 2022. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Assets and liabilities related to Craft C+P were as follows as of December 31, 2023 and 2022:

(Dollars in thousands)	2023	2022
Assets
Current assets:
Cash	$96	$111
Trade receivables, net	396	422
Inventories	526	992
Prepaid expenses and other current assets	250	442
Total current assets	1,268	1,967
Property and equipment, net	4,598	5,486
Right-of-use assets	1,923	2,714
Intangible assets, net	827	1,241
Other assets, net	321	108
Total Assets	$8,937	$11,516

Liabilities
Current liabilities:
Accounts payable	$1,014	$654
Accrued liabilities	110	109
Deferred revenue	88	18
Current portion of lease liabilities	665	736
Other current liability, related party	-	173
Total current liabilities	1,877	1,690
Lease liabilities, net of current portion	1,366	2,117
Total liabilities	$3,243	$3,807

Income and expense related to Craft C+P were as follows for the years ended December 31, 2023 and 2022:

(Dollars in thousands)	2023	2022
Sales	$6,817	$5,626
Less customer programs and excise taxes	105	100
Net sales	6,712	5,526
Cost of sales	6,829	6,341
Gross profit	(117)	(815)
Operating expenses:
Sales and marketing expenses	126	85
General and administrative expenses	2,878	3,344
(Gain) loss on disposal of property and equipment	(367)	65
Total operating expenses	2,637	3,494
Loss from operations	(2,754)	(4,309)
Other income (expense), net
Interest expense	(12)	(44)
Other income	17	104
Total other income, net	5	60
Loss before income taxes	(2,749)	(4,249)
Provision for income taxes	-	-
Net loss	$(2,749)	$(4,249)

5. Business Segment Information

The Company’s internal management financial reporting consists of Eastside spirits and corporate. The spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. The Company’s principal area of operation is in the U.S. It has one spirits customer that represents 19% of its revenue. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and board costs, as well as interest on debt.

The measure of profitability reviewed are condensed statements of operations and gross margins. These business segments reflect how operations are managed, operating performance is evaluated and the structure of internal financial reporting. Total asset information by segment is not provided to, or reviewed by, the chief operating decision maker (“CODM”) as it is not used to make strategic decisions, allocate resources or assess performance. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 3.

F-16

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Segment information was as follows for the years ended December 31:

(Dollars in thousands)	2023	2022
Spirits
Sales	$3,981	$8,701
Net sales	3,787	8,357
Cost of sales	2,609	5,101
Gross profit	1,178	3,256
Total operating expenses	1,476	2,532
Net loss	(601)	(6,781)
Gross margin	31%	39%

Depreciation and amortization	$149	$161
Significant noncash items:
(Gain) loss on disposal of property and equipment	3	(7)
Impairment loss	364	7,453

Corporate
Total operating expenses	$1,768	$3,064
Net loss	(4,185)	(5,236)

Interest expense	$1,096	$2,172
Significant noncash items:
Stock compensation	246	325
Loss on debt to equity conversion	1,321	-

F-17

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

6. Inventories

Inventories consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Raw materials	$1,740	$2,170
Finished goods	946	1,281
Total inventories	$2,686	$3,451

7. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Prepayment of fixed assets	$-	$17
Prepayment of inventory	52	52
Other	62	108
Total prepaid expenses and other current assets	$114	$177

8. Property and Equipment

Property and equipment consisted of the following as of December 31:

(Dollars in thousands)	2023	2022	Useful Life (in years)
Furniture and fixtures	$625	$687	3.0 - 7.0
Leasehold improvements	1,386	1,386	3.5 - 5.0
Vehicles	27	27	5.0
Total cost	2,038	2,100
Less accumulated depreciation	(1,869)	(1,845)
Total property and equipment, net	$169	$255

Purchases of property and equipment totaled $0.1 million and $0 for the years ended December 31, 2023 and 2022, respectively. Depreciation expense totaled $0.1 million for both the years ended December 31, 2023 and 2022.

During the year ended December 31, 2023, the Company disposed of fixed assets for proceeds of $0.1 million with a net book value of $0.1 million resulting in a loss of $2,962. During the year ended December 31, 2022, the Company disposed of fixed assets with a net book value of $6,230 resulting in a loss on disposal of fixed assets of $6,230. During the year ended December 31, 2022, the Company wrote off obsolete fixed assets with a net book value of $5,270.

F-18

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

9. Intangible Assets

Intangible assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Permits and licenses	$25	$25
Azuñia brand	4,153	4,492
Intangible assets	$4,178	$4,517

The permits and licenses and the Azuñia brand have all been determined to have an indefinite life and will not be amortized. The Company, on an annual basis, tests the indefinite life assets for impairment. If the carrying value of an indefinite life asset is found to be impaired, then the Company will record an impairment loss and reduce the carrying value of the asset. As of December 31, 2023 and 2022, the Company determined that the Azuñia assets were impaired and recorded an impairment cost of $0.4 million and $7.5 million, respectively.

10. Other Assets

Other assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Product branding	$396	$400
Deposits	172	148
Other	23	-
Total other assets	591	548
Less accumulated amortization	(344)	(287)
Other assets, net	$247	$261

As of December 31, 2023, the Company had $0.4 million of capitalized costs related to services provided for the rebranding of its existing product line. This amount is being amortized over a seven-year life.

Amortization expense totaled $0.1 million for both the years ended December 31, 2023 and 2022.

The deposits represent office lease deposits.

11. Leases

The Company has various lease agreements in place for facilities, equipment and vehicles. Terms of these leases include, in some instances, scheduled rent increases, renewals, purchase options and maintenance costs, and vary by lease. These lease obligations expire at various dates through 2026. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of December 31, 2023, the amount of right-of-use assets and lease liabilities were $0.7 million and $0.7 million, respectively. Aggregate lease expense for the year ended December 31, 2023 was $0.3 million, consisting of $0.3 million in operating lease expense for lease liabilities and $0 million in short-term lease cost.

F-19

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Maturities of lease liabilities as of December 31, 2023 were as follows:

(Dollars in thousands)	Operating Leases	Weighted- Average Remaining Term in Years
2024	$258
2025	266
2026	220
2027	-
2028	-
Thereafter	-
Total lease payments	744
Less imputed interest (based on 6.1% weighted-average discount rate)	(63)
Present value of lease liability	$681	0.12

12. Notes Payable

Notes payable consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Promissory notes payable bearing interest of 6.0%. The notes have a 36-month term with maturity in April 2024. Accrued interest is paid in accordance with a monthly amortization schedule.	$486	$7,749
Amended and restated promissory notes payable bearing interest of 8.0%. The notes mature in March 2025. Accrued interest is paid in accordance with an amortization schedule.	7,556	-
Total notes payable	8,042	7,749
Less current portion	(486)	-
Long-term portion of notes payable	$7,556	$7,749

The Company paid $0.1 million and $0.5 million in interest on notes for the years ended December 31, 2023 and 2022, respectively.

Maturities on notes payable as of December 31, 2023 were as follows:

(Dollars in thousands)
2024		$486
2025		7,556
2026		-
2027		-
2028		-
Thereafter		-
	$8,042

F-20

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

13. Secured Credit Facilities

Note Purchase Agreement

On October 7, 2022, the Company entered into a Note Purchase Agreement dated as of October 6, 2022 with Aegis Security Insurance Company (“Aegis”). Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). Aegis paid for the Aegis Note by paying $3.3 million to TQLA to fully satisfy a secured line of credit promissory note that the Company issued to TQLA on March 21, 2022; and the remaining $1.2 million was paid in cash to the Company. The Aegis Note bears interest at 9.25% per annum, payable every three months. The principal amount of the Aegis Note will be payable on March 31, 2025. The Company pledged substantially all of its assets to secure its obligations to Aegis under the Aegis Note.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with Aegis and other creditors, pursuant to which the Aegis Note was amended and restated. See: Note 15, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest of $1.9 million were exchanged for equity issued to a special purpose vehicle, The B.A.D. Company, LLC (the “SPV”), in which Aegis holds a 29% interest. As of December 31, 2023, the principal balance of the Aegis Note was $2.6 million and interest expense accrued was $0.4 million.

6% Secured Convertible Promissory Notes

On April 19, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with accredited investors (“Subscribers”) for their purchase of up to $3.3 million of principal amount of 6% secured convertible promissory notes of the Company (“Note” or “Notes”), which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share pursuant to the terms and conditions set forth in the Notes with an initial conversion price of $44.00. In connection with the purchase of such Notes, each Subscriber received a warrant (“Existing Warrant”), to purchase a number of shares of common stock (“Warrant Shares”) equal to 60% of the principal amount of any Note issued to such Subscriber divided by the conversion price of the Note issued to such Subscriber, at an exercise price equal to $52.00. In connection with the Purchase Agreement, the Company entered into a Security Agreement under which it granted the Subscribers a security interest in certain assets of the Company (the “Security Agreement”) and a Registration Rights Agreement under which the Company agreed to register for resale the Conversion Shares and the Warrant Shares. Concurrently therewith, the Company and the investors closed $3.3 million of the private offering.

Roth Capital, LLC acted as placement agent in the private offering, and the Company paid the Placement Agent a cash fee of five percent (5%) of the gross proceeds therefrom. The Company received $3.1 million in net proceeds from the closing, after deducting the fee payable to the Placement Agent and the legal fees of the Subscribers in connection with the transaction. The Company used the proceeds to repay prior outstanding notes payable and for working capital and general corporate purposes.

Interest on the Notes accrued at a rate of 6% per annum and was payable either in cash or in shares of the Company’s common stock at the conversion price in the Note on each of the six and twelve month anniversaries of the issuance date and on the maturity date of October 18, 2022.

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes were initially convertible into the Company’s common stock at an initial fixed conversion price of $44.00 per share. This conversion price is subject to adjustment for stock splits, combinations, or similar events, among other adjustments. On April 1, 2022, the Company and the holders agreed to a reduction of the conversion price of the 6% secured convertible promissory notes to $26.00 per share in connection with the Company’s issuance of a common stock purchase warrant to TQLA covering its loan amount of $3.5 million with a common stock value of $24.00 per share.

F-21

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by a subordinated security interest in the Company’s assets pursuant to the terms of a Security Agreement entered into between the Company and the Subscribers.

On October 13, 2022, the Company entered into an Amendment Agreement with the holders of the 6% Secured Convertible Promissory Notes. The Amendment Agreement changed the Maturity Date of the Notes from October 18, 2022 to November 18, 2022. In consideration of the extension, the Company issued 4,808 shares of its common stock to each of the Subscribers.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with the Subscribers and other creditors, pursuant to which the Maturity Date of the Notes was extended from November 18, 2022 to March 31, 2025 and interest accrues at 9% per annum. See: Note 15, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest on the Notes of $3.3 million was exchanged for equity issued to the SPV, in which the Subscribers held a 50% ownership interest, and the Notes were then amended and restated. As of December 31, 2023, the principal balance was $0.4 million and interest expense accrued was $0.1 million.

14. Income Taxes

The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The provision (benefit) for income taxes for the years ended December 31, 2023 and 2022 were as follows, assuming a 21% federal effective tax rate. The Company also has a state tax rate for Oregon of 6.6% for both the years ended December 31, 2023 and 2022.

The provision of income taxes for the years ended December 31, 2023 and 2022 were as follows:

(Dollars in thousands)	2023	2022
Expected federal income tax benefit	$(1,478)	$(3,190)
State income taxes after credits	(497)	(1,074)
Change in allowance	1,975	4,264
Total provision for income taxes	$-	$-

The components of the net deferred tax assets and liabilities as of December 31 consisted of the following:

(Dollars in thousands)	2023	2022
Deferred tax assets
Net operating loss carryforwards	$23,673	$21,325
Stock-based compensation	896	895
Total deferred tax assets	24,569	22,220

Deferred tax liability
Depreciation and amortization	(2,444)	(2,070)
Total deferred tax liability	(2,444)	(2,070)
Valuation Allowance	(22,125)	(20,150)
Net deferred tax assets	$-	$-

F-22

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

As of December 31, 2023, the Company has a cumulative net operating loss carryforward (“NOL”) of approximately $74 million, to offset against future income for federal and state tax purposes. These federal and state NOLs can be carried forward for 20 and 15 years, respectively. The federal NOLs begin to expire in 2034, and the state NOLs begin to expire in 2029. The utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986 (as amended, the Internal Revenue Code) and similar state provisions. In general, if the Company experiences a greater than 50 percentage aggregate change in ownership of certain significant stockholders over a three-year period (a “Section 382 ownership change”), utilization of its pre-change NOL carryforwards are subject to an annual limitation under Section 382 of the Internal Revenue Code (and similar state laws). The annual limitation generally is determined by multiplying the value of the Company’s stock at the time of such ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization and may be substantial.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the realizability of the deferred tax assets, management has determined a full valuation allowance is appropriate.

15. Commitments and Contingencies

Legal Matters

On March 1, 2023, Sandstrom Partners, Inc. filed a complaint in the Circuit Court of the State of Oregon for the County of Multnomah alleging the Company failed to pay for its services pursuant to an agreement entered into on October 16, 2019. The complaint seeks damages of $285,000, plus a judicial declaration, due to the Company’s failure to pay for the services. The Company believes that it paid for services rendered and, if any balance is outstanding, it is minimal. The Company intends to defend the case vigorously.

On December 15, 2020, Grover Wickersham filed a complaint in the United States District Court for the District of Oregon against the Company. Mr. Wickersham, the former CEO and Chairman of the Board of the Company, has asserted causes of action for fraud in the inducement, breach of contract, breach of the implied covenant of good faith and fair dealing, defamation, interference with economic advantage, elder financial abuse, and dissemination of false and misleading proxy materials. The Company disputes the allegations and intends to defend the case vigorously.

The Company is not currently subject to any other material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

16. Net Income (Loss) per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Potentially dilutive securities consist of the incremental common stock issuable upon exercise of stock options, convertible notes and warrants. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. There were no anti-dilutive common shares included in the calculation of income (loss) per common share as of December 31, 2023 and 2022.

F-23

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

17. Stockholders’ Equity

Reverse Stock Split

All shares and per share information in these financial statements has been adjusted to give effect to the 1-for-20 reverse stock split of the Company’s common stock effected on May 12, 2023.

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with the SPV, Aegis, Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”) and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

Pursuant to the DSA, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million;

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1.6 million; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1.6 million.

Further pursuant to the DSA:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7.4 million was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

●	Upon the liquidation, dissolution and winding up of the Company, or upon the effective date of a consolidation, merger or statutory share exchange in which the Company is not the surviving entity, the holder of each share of the Series C Preferred Stock shall be entitled to a distribution prior to and in preference of the holders of the common stock.

●	In the event the Company declares a dividend payable in cash or stock to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s common stock into which that holder’s Series C Preferred Stock could be converted on the record date for the distribution common stock. The dividends issued on the Company s outstanding Series B Preferred Stock are excluded from this provision.

●	The holders of Series C Preferred Stock shall have no voting rights; except that nothing will limit a holder’s voting rights with respect to shares of any other class of the Company’s common stock held from time to time.

F-24

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Issuance of Common Stock

During the year ended December 31, 2023, the Company issued 162,849 shares of common stock to directors and employees for stock-based compensation of $0.7 million. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant, within the range of $1.29 to $7.40 per share and issued within the range of $3.05 to $7.40 per share

During the year ended December 31, 2023, the Company sold 343,495 shares of common stock for net proceeds of $1.4 million in at-the-market public placements.

On September 29, 2023, pursuant to the DSA (see discussion above), the Company issued to the SPV 296,722 shares of common stock and 200,000 shares of its Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million.

During the year ended December 31, 2022, the Company issued 19,265 shares of common stock to directors and 4,808 shares of its common stock to each of the Subscribers of the 6% Secured Convertible Promissory Notes for stock-based compensation of $0.3 million These shares were valued using the closing share price of the Company’s common stock on the date of grant, within the range of $5.60 to $19.20 per share.

On April 5, 2022, the Company sold 10,000 shares of common stock to its Chief Executive Officer for proceeds of $0.2 million based on the market price of the stock at that date.

On February 4, 2022, 8,500 shares were issued at $24.20 per share to the Company’s former Chief Executive Officer pursuant to his separation agreement for stock-based compensation of $0.2 million.

Issuance of Series B Preferred Stock

On October 19, 2021, Company entered into a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) for its purchase of 2.5 million shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company with an initial conversion price of $62.00 per share. 42,500 shares of common stock were reserved for issuance in the event of conversion of the Preferred Shares.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the common stock for the 90 trading days immediately preceding a dividend date (“VWAP”). For the year ended December 31, 2023, the Company issued dividends of 92,957 shares of common stock at a VWAP of $1.61 per share to its Series B Preferred stockholders. For the year ended December 31, 2022, the Company issued dividends of 23,004 shares of common stock at a VWAP of $6.60. For both the years ended December 31, 2023 and 2022, the Company accrued $0.2 million of preferred dividends.

Issuance of Series C Preferred Stock

On September 29, 2023, the Company entered into the DSA, pursuant to which the Company issued to the SVP 200,000 shares of its Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $28.025 and is convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series C Preferred Stock with an initial conversion price of $3.05 per share.

F-25

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Stock-Based Compensation

On September 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the plan, on January 1, 2023 the number of shares available for grant under the 2016 Plan reset to 437,993 shares, equal to 8% of the number of outstanding shares of the Company’s capital stock, calculated on an as-converted basis, on March 31 of the preceding calendar year, and then added to the prior year plan amount. As of December 31, 2023, there were 2,120 options and 196,619 restricted stock units (“RSUs”) outstanding under the 2016 Plan, with vesting schedules varying between immediate or three (3) years from the grant date.

A summary of all stock option activity as of and for the year ended December 31, 2023 is presented below:

	# of Options	Weighted- Average Exercise Price
Outstanding as of December 31, 2022	2,587	$63.20

Options canceled	(467)	87.98
Outstanding as of December 31, 2023	2,120	$57.95

Exercisable as of December 31, 2023	2,120	$57.95

The aggregate intrinsic value of options outstanding as of December 31, 2023 was $0. As of December 31, 2023, all options had vested.

The Company uses the Black-Scholes valuation model to measure the grant-date fair value of stock options. The grant-date fair value of stock options issued to employees is recognized on a straight-line basis over the requisite service period. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments as the underlying stock-based awards vest.

To determine the fair value of stock options using the Black-Scholes valuation model, the calculation takes into consideration the effect of the following:

●	Exercise price of the option
●	Fair value of the Company’s common stock on the date of grant
●	Expected term of the option
●	Expected volatility over the expected term of the option
●	Risk-free interest rate for the expected term of the option

The calculation includes several assumptions that require management’s judgment. The expected term of the options is calculated using the simplified method described in GAAP. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is derived from volatility calculated using historical closing prices of common shares of similar entities whose share prices are publicly available for the expected term of the options. The risk-free interest rate is based on the U.S. Treasury constant maturities in effect at the time of grant for the expected term of the options.

The Company did not issue any additional options during the year ended December 31, 2023.

For the years ended December 31, 2023 and 2022, net compensation expense related to stock options was $0 and $2,926, respectively.

Warrants

On March 21, 2022, the Company entered into a promissory note with TQLA LLC to accept a one year loan of $3.5 million. In addition, the Company issued a common stock purchase warrant to TQLA covering the loan amount with an exercise price of $24.00 per share. The note payable was fully repaid in October 2022. The common stock purchase warrant expires in March 2027. The warrants were amended pursuant to the Debt Satisfaction Agreement (See discussion above) to prevent any exercise that would result in the warrant-holder and affiliates acquiring cumulative voting power in excess of 9.99%. This Beneficial Ownership Limitation may be increased to 19.99% upon 61 days advance notice to the Company.

F-26

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

From April 19, 2021 through May 12, 2021, the Company issued in a private placement Existing Warrants to purchase up to 45,000 shares of common stock at an exercise price of $52.00 per Warrant Share. On July 30, 2021, the Company entered into Inducement Letters with the holders of the Existing Warrants whereby such holders agreed to exercise for cash their Existing Warrants to purchase the 45,000 Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 45,000 shares of common stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $60.00 per share and are exercisable until August 19, 2026. On September 29, 2023, pursuant to the Debt Satisfaction Agreement (see above), the exercise price of the Existing Warrants was reduced to $33.08 per share and the term during which the Existing Warrants may be exercised was extended to June 23, 2028.

On January 15, 2020, the Company and its subsidiaries entered into a loan agreement (the “Loan Agreement”) between the Company and Live Oak Banking Company (“Live Oak”), a North Carolina banking corporation (the “Lender”) to refinance existing debt of the Company and to provide funding for general working capital purposes In connection with the Loan Agreement, the Company issued to the Lender a warrant to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $78.80 per share (the “Warrant”). The Warrant expires on January 15, 2025. In connection with the issuance of the Warrant, the Company granted the Lender piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the Warrant, subject to certain exceptions.

A summary of all warrant activity as of and for the year ended December 31, 2023 is presented below:

	Warrants	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	201,667	3.8	$33.40	$-

Outstanding as of December 31, 2023	201,667	3.4	$34.87	$-

18. Related Party Transactions

The following is a description of transactions since January 1, 2022 as to which the amount involved exceeds the lesser of $0.1 million or one percent (1%) of the average of total assets at year-end for the last two completed fiscal years, which was $0.3 million, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements.

TQLA, LLC

During 2022, the Company entered into a Secured Line of Credit Promissory Note (the “TQLA Note”) with TQLA LLC and amended it twice for total borrowing of $3.3 million. TQLA LLC is owned by Stephanie Kilkenny, a member of the Company’s Board of Directors, and her husband, Patrick Kilkenny.

Aegis Security Insurance Company

On October 7, 2022, the Company entered into a Note Purchase Agreement with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). $3.3 million of the purchase price was paid to TQLA, LLC to satisfy the TQLA Note. See discussion of the Aegis transaction in Note 12. Patrick Kilkenny is the principal owner of Aegis.

LD Investments LLC

On September 29 2023, the Company entered into a Secured Promissory Note with LDI in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI.

On September 29, 2023, the Company entered into the DSA with LDI and other creditors. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI holds a 21% interest.

19. Subsequent Events

During February 2024, LD Investments advanced the Company $0.6 million. The principal owner of LD Investments is Patrick Kilkenny.

F-27

F-28

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except shares and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash	$310	$306
Trade receivables, net	105	163
Inventories	1,793	2,686
Prepaid expenses and other current assets	176	113
Current assets held for sale	2,640	1,269
Total current assets	5,024	4,537
Property and equipment, net	112	169
Right-of-use assets	430	680
Intangible assets, net	4,178	4,178
Other assets, net	182	247
Non-current assets held for sale	6,298	7,669
Total Assets	$16,224	$17,480

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$1,062
Accrued liabilities	418	465
Current portion of secured credit facilities, related party	3,447	-
Current portion of secured credit facilities, net of debt issuance costs	728	-
Current portion of notes payable	8,155	486
Current portion of notes payable, related party	92	92
Current portion of lease liabilities	191	223
Other current liability, related party	85	-
Current liabilities held for sale	3,124	1,877
Total current liabilities	17,628	4,205
Lease liabilities, net of current portion	213	458
Secured credit facilities, related party	-	2,700
Secured credit facilities, net of debt issuance costs	-	342
Notes payable, net of current portion	-	7,556
Non-current liabilities held for sale	843	1,366
Total liabilities	18,684	16,627

Commitments and contingencies (Note 14)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares authorized as of September 30, 2024 and December 31, 2023; and 3,140,625 shares and 1,705,987 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both September 30, 2024 and December 31, 2023	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 117,586 Series C shares and 200,000 Series C shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-

Additional paid-in capital	84,499	83,559
Accumulated deficit	(86,959)	(82,706)
Total stockholders’ equity (deficit)	(2,460)	853
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$17,480

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2024 and 2023

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$783	$849	$2,106	$3,080
Less customer programs and excise taxes	23	43	129	141
Net sales	760	806	1,977	2,939
Cost of sales	560	638	1,476	1,940
Gross profit	200	168	501	999
Operating expenses:
Sales and marketing expenses	218	303	699	1,180
General and administrative expenses	435	172	1,149	1,287
(Gain) loss on disposal of property and equipment	(1)	-	(1)	3
Total operating expenses	652	475	1,847	2,470
Loss from operations	(452)	(307)	(1,346)	(1,471)
Other income (expense), net
Interest expense	(409)	(203)	(965)	(850)
Loss on debt to equity conversion	-	(1,321)	-	(1,321)
Other income	33	25	37	57
Total other income (expense), net	(376)	(1,499)	(928)	(2,114)
Loss before income taxes	(828)	(1,806)	(2,274)	(3,585)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(828)	(1,806)	(2,274)	(3,585)
Net loss from discontinued operations	(531)	(350)	(1,866)	(1,812)
Net loss	(1,359)	(2,156)	(4,140)	(5,397)
Preferred stock dividends	(38)	(38)	(113)	(113)
Net loss attributable to common shareholders	$(1,397)	$(2,194)	$(4,253)	$(5,510)

Basic net loss per common share	$(0.66)	$(2.00)	$(2.28)	$(5.93)
Basic weighted average common shares outstanding	2,116	1,097	1,862	929

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Three and Nine months ended September 30, 2024 and 2023

(Dollars and shares in thousands)

(Unaudited)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2022	2,500	$-	-	$-	810	$-	$73,505	$(75,021)	$(1,516)
Issuance of common stock for services by third parties	-	-	-	-	11	-	83	-	83
Issuance of common stock for services by employees	-	-	-	-	12	-	60	-	60
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(1,598)	(1,598)
Balance, March 31, 2023	2,500	$-	-	$-	833	$-	$73,648	$(76,657)	$(3,009)
Shares issued for cash	-	-	-	-	135	-	651	-	651
Preferred stock dividends	-	-	-	-	-	-	-	(37)	(37)
Net loss	-	-	-	-	-	-	-	(1,643)	(1,643)
Balance, June 30, 2023	2,500	$-	-	$-	968	$-	$74,299	$(78,337)	$(4,038)
Issuance of common stock for services by third parties	-	-	-	-	121	-	373	-	373
Issuance of common stock for services by employees	-	-	-	-	11	-	33	-	33
Shares issued for cash	-	-	-	-	141	-	649	-	649
Debt to equity conversion	-	-	200	-	297	-	7,831	-	7,831
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(2,156)	(2,156)
Balance, September 30, 2023	2,500	$-	200	$-	1,538	$-	$83,185	$(80,531)	$2,654

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2023	2,500	$-	200	$-	1,706	$-	$83,559	$(82,706)	$853
Issuance of common stock for services by third parties	-	-	-	-	2	-	2	-	2
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(1,293)	(1,293)
Balance, March 31, 2024	2,500	$-	200	$-	1,708	$-	$83,561	$(84,037)	$(476)
Issuance of common stock for services by third parties	-	-	-	-	-	-	-	-	-
Issuance of common stock for services by employees	-	-	-	-	55	-	67	-	67
Preferred stock dividends	-	-	-	-	-	-	-	(37)	(37)
Net loss	-	-	-	-	-	-	-	(1,488)	(1,488)
Balance, June 30, 2024	2,500	$-	200	$-	1,763	$-	$83,628	$(85,562)	$(1,934)
Shares issued for cash, net of issuance costs	-	-	-	-	442	-	392	-	392
Common stock issued for conversion of Series C Preferred shares	-	-	(82)	-	757	-	-	-	-
Warrants issued in relation to debt issuance	-	-	-	-	-	-	329	-	329
Preferred stock dividends	-	-	-	-	178	-	150	(38)	112
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(1,359)	(1,359)
Balance, September 30, 2024	2,500	$-	118	$-	3,140	$-	$84,499	$(86,959)	$(2,460)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in thousands)

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(4,140)	$(5,397)
Net loss from discontinued operations	1,866	1,812
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	99	114
Bad debt expense	-	19
Impairment loss	-	(25)
(Gain) loss on disposal of assets	(1)	3
Inventory reserve	(2)	(8)
Loss on debt to equity conversion	-	1,321
Stock dividend payable	-	(113)
Amortization of debt issuance costs	236	-
Interest accrued to secured credit facilities	27	71
Interest accrued to notes payable	481	-
Payment of accrued interest on secured credit facilities	-	(142)
Interest accrued to secured credit facilities, related party	183	-
Payment of accrued interest on secured credit facilities, related party	(81)	-
Interest accrued for amounts due to related parties	-	348
Payment of accrued interest on amounts due to related parties	-	(348)
Issuance of common stock for services by third parties	2	94
Issuance of common stock for services by employees	67	456
Changes in operating assets and liabilities:
Trade receivables, net	59	54
Inventories	259	597
Prepaid expenses and other assets	(1)	(48)
Right-of-use assets	250	233
Accounts payable	(39)	93
Accrued liabilities	(47)	(632)
Other liabilities, related party	81	556
Net lease liabilities	(276)	(236)
Net cash used in operating activities of continuing operations	(977)	(1,178)
Net cash used in operating activities of discontinued operations	(626)	(541)
Net cash used in operating activities	(1,603)	(1,719)
Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	-	51
Purchases of property and equipment	-	(60)
Net cash used in investing activities of continuing operations	-	(9)
Net cash provided by (used in) investing activities of discontinued operations	114	(111)
Net cash provided by (used in) investing activities	114	(120)
Cash Flows From Financing Activities:
Proceeds from issuance of stock	393	1,300
Proceeds from secured credit facilities	1,100	56
Net cash provided by financing activities	1,493	1,356
Net increase (decrease) in cash	4	(483)
Cash at the beginning of the period	306	612
Cash at the end of the period	$310	$129

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$12	$1,056
Cash paid for amounts included in measurement of lease liabilities	$234	$254

Supplemental Disclosure of Non-Cash Financing Activity
Dividends issued	$150	$-
Warrants issued in relation to debt issuance	$329	$-
Debt exchanged for equity	$-	$6,510
Accrued interest rolled into notes payable	$-	$241

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

1. Description of Business

Eastside Distilling (the “Company” or “Eastside Distilling”) was incorporated under the laws of Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, the Company changed its corporate name to Eastside Distilling, Inc. to reflect the acquisition of Eastside Distilling, LLC. On September 4, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). The Merger closed on October 7, 2024. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. The Company currently employs 88 people in the United States, including Beeline’s employees and excluding Craft Canning + Printing (“Craft C+P”) employees.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into a Debt Exchange Agreement (the “Debt Agreement”), which closed on October 7, 2024, resulting in the assignment by the Company of 720 barrels of spirits to Craft C+P, followed by the merger of Craft C+P into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, the Company organized a subsidiary named “Bridgetown Spirits Corp.” (“Bridgetown”), which was incorporated on October 3, 2024, and assigned to Bridgetown the Company’s business of manufacturing and marketing spirits. Bridgetown manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Bridgetown’s brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Bridgetown sells products on a wholesale basis to distributors in open states and through brokers in control states.

2. Liquidity

Through September 30, 2024, the Company’s primary capital requirements have been for cash used in operating activities and for the repayment of debt. Funds for the Company’s cash and liquidity needs have historically not been generated from operations but rather from loans as well as from convertible debt and equity financing. The Company has been dependent on raising capital from debt and equity financing to meet the Company’s operating needs.

The Company had an accumulated deficit of $87.0 million as of September 30, 2024, having incurred a net loss of $4.1 million during the nine months ended September 30, 2024.

On October 7, 2024, the Company satisfied all of its secured debt and $2.5 million of unsecured debt by assigning ownership of its subsidiary, Craft C+P, to the creditors of that debt, who additionally surrendered to the Company 44,279 shares of Series C Preferred Stock. The transaction substantially reduced the Company’s debt obligations. On the same day, Beeline merged into a wholly-owned subsidiary of the Company. Beeline used $8.6 million in operating activities during 2023 and $10.1 million in operating activities during the first six months of 2024, funds that it obtained from a variety of debt and equity financing transactions.

The Company’s ability, therefore, to meet its ongoing operating cash needs over the next 12 months will depend in part on generating positive operating cash flow through increased sales. However, the Company will continue to depend, for the foreseeable future, on debt and/or equity financing. If the Company is unable to obtain additional financing, or additional financing is not available on acceptable terms, the Company may seek to sell assets, reduce operating expenses, reduce or eliminate marketing initiatives, and take other measures that could impair its ability to be successful.

Although the Company’s audited financial statements for the year ended December 31, 2023 were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanied the financial statements for the year ended December 31, 2023 contained a going concern explanatory paragraph in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the financial statements at that time. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in it.

F-33

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

3. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements for Eastside Distilling, Inc. and subsidiaries were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements in accordance with GAAP have been condensed or eliminated as permitted under the SEC’s rules and regulations. In management’s opinion, the unaudited consolidated financial statements include all material adjustments, all of which are of a normal and recurring nature, necessary to present fairly the Company’s financial position as of September 30, 2024, its operating results for the three and nine months ended September 30, 2024 and 2023 and its cash flows for the nine months ended September 30, 2024 and 2023. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Interim results are not necessarily indicative of the results that may be expected for an entire fiscal year. The consolidated financial statements include the accounts of Eastside Distilling, Inc. and its wholly-owned subsidiary Bridgetown. The consolidated financial statements also include the accounts of two other wholly-owned subsidiaries, Craft Canning + Bottling, LLC (doing business as Craft Canning + Printing) and Galactic Unicorn Packaging, LLC, presented as assets and liabilities held for sale. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes spirits sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

In the Craft C+P segment, sales are recognized when printed cans are delivered or when mobile filling services are performed.

Customer Programs

Customer programs, which include customer promotional discount programs, are a common practice in the alcoholic beverage industry. The Company reimburses wholesalers for an agreed amount to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs are recorded as reductions to net sales in accordance with ASC 606 - Revenue from Contracts with Customers. Amounts recorded in customer programs totaled $40,302 and $43,551 for the nine months ended September 30, 2024 and 2023, respectively.

F-34

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.1 million and $0.2 million for the nine months ended September 30, 2024 and 2023, respectively.

Cost of Sales

Cost of sales consists of all direct costs related to both spirits and canning for service, labor, overhead, packaging, and in-bound freight charges. Raw materials account for the largest portion of the cost of sales, followed by packaging and production costs.

Sales and Marketing Expenses

Sales and marketing expenses consist of sponsorships, agency fees, digital media, salary and benefit expenses, travel and entertainment expenses. Sales and marketing costs are expensed as incurred. Advertising expenses totaled $44,480 and $0.1 million for the nine months ended September 30, 2024 and 2023, respectively.

General and Administrative Expenses

General and administrative expenses consist of salary and benefit expenses, travel and entertainment expenses for executive and administrative staff, rent and utilities, professional fees, insurance, and amortization and depreciation expense. General and administrative costs are expensed as incurred.

Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions including expected stock price volatility, expected terms of the awards, risk-free interest rate, and dividend rates, if applicable. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments at the end of each reporting period and as the underlying stock-based awards vest.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of the trade receivables of Bridgetown. As of September 30, 2024, two distributors represented 75% of Bridgetown trade receivables. As of December 31, 2023, three distributors represented 84% of Bridgetown trade receivables. Sales to one distributor accounted for 67% of consolidated sales by Bridgetown for the nine months ended September 30, 2024. Sales to one distributor and one wholesale customer accounted for 69% of consolidated sales of Bridgetown for the nine months ended September 30, 2023.

Fair Value Measurements

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of September 30, 2024 and December 31, 2023, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP.

F-35

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value as of September 30, 2024 or December 31, 2023. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of September 30, 2024 and December 31, 2023, the principal amounts of the Company’s notes approximated fair value.

Items Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities acquired in a business acquisition are valued at fair value at the date of acquisition due to having indefinite lives. The Company, on an annual basis, tests the indefinite life assets for impairment. If an indefinite life asset is found to be impaired, then the Company will estimate its useful life and amortize the asset over the remainder of its useful life.

Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value.

F-36

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Long-lived Assets

The Company accounts for long-lived assets, including certain intangible assets, at amortized cost. Management reviews long-lived assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value.

Comprehensive Income

The Company did not have any other comprehensive income items in either of the nine month periods ended September 30, 2024 or 2023.

Accounts Receivable Factoring Program

The Company had two accounts receivable factoring programs: one for its spirits customers (the “spirits program”) that had a zero balance as of September 30, 2024 and another for its co-packing customers (the “co-packing program”) that terminated in August 2023. Under the programs, the Company had the option to sell certain customer account receivables in advance of payment for 75% (spirits program) or 85% (co-packing program) of the amount due. When the customer remits payment, the Company receives the remaining balance. For the spirits program, interest is charged on the advanced 75% payment at a rate of 2.4% for the first 30 days plus 1.44% for each additional ten-day period. For the co-packing program, interest was charged against the greater of $0.5 million or the total funds advanced at a rate of 1% plus the prime rate published in the Wall Street Journal. Under the terms of both agreements, the factoring provider had full recourse against the Company should the customer fail to pay the invoice. In accordance with ASC Topic 860 – Transfers and Servicing, the Company has concluded that these agreements have met all three conditions identified in ASC Topic 860-10-40-5 (a) – (c) and have accounted for this activity as a sale. Given the quality of the factored accounts, the Company had not recognized a recourse obligation. In certain limited instances, the Company may provide collection services on the factored accounts but did not receive any fees for acting as the collection agent, and as such, the Company had not recognized a service obligation asset or liability. The Company factored $0.7 million of invoices and incurred $20,821 in fees associated with the factoring programs during the nine months ended September 30, 2023.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 seeks to improve information about cost of sales and selling, general, and administrative expenses to assist investors in better understanding an entity’s cost structure and forecasting future cash flows. The updated guidance is effective for the Company for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 seeks to improve transparency in income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disclosures. The updated guidance is effective for the Company on January 1, 2025. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 seeks to improve disclosures about a public entity’s reportable segments and add disclosures around a reportable segment’s expenses. The updated guidance is effective for the Company for annual periods beginning January 1, 2024, and interim periods within fiscal years beginning January 1, 2025. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

4. Discontinued Operations

Discontinued Operations

The Company reports discontinued operations by applying the following criteria in accordance with ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations: (1) Component of an entity; (2) Held for sale criteria; and (3) Strategic shift.

F-37

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into the Debt Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), collectively, the “Investors”. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

On October 7, 2024, a closing will be held pursuant to the terms of the Debt Agreement. Aegis, Bigger, District 2 and LDI will transfer to the Company 31,234 shares of Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors will also release the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company will cause Craft C+P to be merged into a limited liability company owned by the Investors. Given that the effect of the Debt Agreement meets all the initial criteria for classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale during the nine month periods ended September 30, 2024 and 2023, and as of September 30, 2024 and December 31, 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Assets and liabilities related to Craft C+P were as follows:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$135	$96
Trade receivables, net	756	396
Inventories	1,071	526
Prepaid expenses and other current assets	678	250
Total current assets	2,640	1,268
Property and equipment, net	4,156	4,598
Right-of-use assets	1,415	1,923
Intangible assets, net	517	827
Other assets, net	210	321
Total Assets	$8,938	$8,937

Liabilities
Current liabilities:
Accounts payable	$2,130	$1,014
Accrued liabilities	266	110
Deferred revenue	42	88
Current portion of lease liabilities	686	665
Total current liabilities	3,124	1,877
Lease liabilities, net of current portion	843	1,366
Total liabilities	$3,967	$3,243

Income and expense related to Craft C+P were as follows for the nine months ended September 30, 2024 and 2023:

(Dollars in thousands)	2024	2023
Sales	$6,775	$5,637
Less customer programs and excise taxes	117	79
Net sales	6,658	5,558
Cost of sales	6,322	5,378
Gross profit	336	180
Operating expenses:
Sales and marketing expenses	45	81
General and administrative expenses	2,355	2,103
Gain on disposal of property and equipment	(195)	(171)
Total operating expenses	2,205	2,013
Loss from operations	(1,869)	(1,833)
Other income (expense), net
Interest expense	-	(12)
Other income	3	33
Total other income, net	3	21
Loss before income taxes	(1,866)	(1,812)
Provision for income taxes	-	-
Net loss	$(1,866)	$(1,812)

F-38

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

5. Business Segment Information

As of September 30, 2024, the Company’s internal management financial reporting consisted of Bridgetown and corporate. The Bridgetown brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. The Company’s principal area of operation is in the U.S. It has one Bridgetown customer that represents 67% of its revenue. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and board costs, as well as interest on debt.

The measure of profitability reviewed are condensed statements of operations and gross margins. These business segments reflect how operations are managed, operating performance is evaluated and the structure of internal financial reporting. Total asset information by segment is not provided to, or reviewed by, the chief operating decision maker (“CODM”) as it is not used to make strategic decisions, allocate resources or assess performance. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 3.

Segment information was as follows for the nine months ended September 30:

(Dollars in thousands)	2024	2023
Bridgetown
Sales	$2,106	$3,080
Net sales	1,977	2,939
Cost of sales	1,476	1,940
Gross profit	501	999
Total operating expenses	698	1,183
Net loss	(162)	(130)
Gross margin	25%	34%

Depreciation and amortization	99	114

Corporate
Total operating expenses	$1,149	$1,287
Net loss	(2,112)	(3,455)

Interest expense	965	850
Significant noncash items:
Stock compensation	-	98

6. Inventories

Inventories consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Raw materials	$770	$1,740
Finished goods	1,023	946
Total inventories	$1,793	$2,686

F-39

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

7. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Prepayment of inventory	$69	$52
Other	107	61
Total prepaid expenses and other current assets	$176	$113

8. Property and Equipment

Property and equipment consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023	Useful Life (in years)
Furniture and fixtures	$625	$625	3.0 - 7.0
Leasehold improvements	1,386	1,386	3.5 - 5.0
Vehicle	27	27	7.0
Total cost	2,038	2,038
Less accumulated depreciation	(1,926)	(1,869)
Total property and equipment, net	$112	$169

Purchases of property and equipment for the nine months ended September 30, 2024 and 2023 were nil and $0.1 million, respectively. Depreciation expense totalled $0.1 million for both the nine months ended September 30, 2024 and 2023.

During the nine months ended September 30, 2024, the Company did not dispose of any fixed assets. During the nine months ended September 30, 2023, the Company disposed of fixed assets for proceeds of $0.1 million with a net book value of $0.1 million resulting in a loss of $2,962.

9. Intangible Assets

Intangible assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Permits and licenses	$25	$25
Azuñia brand	4,153	4,153
Intangible assets	$4,178	$4,178

The Company’s intangible assets were determined to have an indefinite life and are not amortized. The Company, on an annual basis, tests the indefinite life assets for impairment. If the carrying value of an indefinite life asset is found to be impaired, then the Company will record an impairment loss and reduce the carrying value of the asset. As of December 31, 2023, the Company determined that the Azuñia assets were impaired and recorded an impairment cost of $0.4 million. No further impairment charge was recorded during the nine months ended September 30, 2024.

10. Other Assets

Other assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Product branding	$396	$396
Deposits	171	172
Other	-	23
Total other assets	567	591
Less accumulated amortization	(385)	(344)
Other assets, net	$182	$247

F-40

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

As of September 30, 2024, the Company had $0.4 million of capitalized costs related to services provided for the rebranding of its existing product line. This amount is being amortized over a seven-year life.

Amortization expense totalled $41,250 and $42,857 for the nine months ended September 30, 2024 and 2023, respectively.

The deposits represent the office lease deposits and cash collateral for the Company’s credit cards.

11. Leases

The Company has various lease agreements in place for its warehouse and copier. Terms of these leases include, in some instances, scheduled rent increases, renewals, purchase options and maintenance costs, and vary by lease. These lease obligations expire at various dates through 2026. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of September 30, 2024, the amount of right-of-use assets and lease liabilities were each $0.4 million. Aggregate lease expense for the nine months ended September 30, 2024 was $0.2 million, consisting of $0.1 million in operating lease expense for lease liabilities and $0.1 million in short-term lease cost.

Maturities of lease liabilities as of September 30, 2024 were as follows:

(Dollars in thousands)	Operating Leases	Weighted- Average Remaining Term in Years
2024	$58
2025	210
2026	164
2027	-
2028	-
Thereafter	-
Total lease payments	432
Less imputed interest (based on 6.1% weighted-average discount rate)	(28)
Present value of lease liability	$404	2.06

12. Notes Payable

Notes payable consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023

Promissory notes payable bearing interest of 6.0%. The notes have a 36-month term with maturity in April 2024. Accrued interest is paid in accordance with a monthly amortization schedule.	$486	$486
Amended and restated promissory notes payable bearing interest of 8.0%. The notes mature in March 2025. Accrued interest is paid in accordance with an amortization schedule.	7,669	7,556
Total notes payable	8,155	8,042
Less current portion	(8,155)	(486)
Long-term portion of notes payable	$-	$7,556

F-41

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

The Company paid $11,588 and $1.1 million in interest on notes for the nine months ended September 30, 2024 and 2023, respectively.

Maturities on notes payable as of September 30, 2024 were as follows:

(Dollars in thousands)
2024		486
2025		7,669
2026		-
2027		-
2028		-
Thereafter		-
	$8,155

13. Secured Credit Facilities

Note Purchase Agreement

On October 7, 2022, the Company entered into a Note Purchase Agreement dated as of October 6, 2022 with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). Aegis paid for the Aegis Note by paying $3.3 million to TQLA to fully satisfy a secured line of credit promissory note that the Company issued to TQLA on March 21, 2022; and the remaining $1.2 million was paid in cash to the Company. The Aegis Note bears interest at 9.25% per annum, payable every three months. The principal amount of the Aegis Note will be payable on March 31, 2025. The Company pledged substantially all of its assets to secure its obligations to Aegis under the Aegis Note.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with Aegis and other creditors, pursuant to which the Aegis Note was amended and restated. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest of $1.9 million were exchanged for equity issued to a special purpose vehicle, The B.A.D. Company, LLC (the “SPV”), in which Aegis holds a 29% interest. As of September 30, 2024, the principal balance of the Aegis Note was $2.6 million and interest expense accrued was $0.1 million.

6% Secured Convertible Promissory Notes

On April 19, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with accredited investors (“Subscribers”) for their purchase of up to $3.3 million of principal amount of 6% secured convertible promissory notes of the Company (“Note” or “Notes”), which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share pursuant to the terms and conditions set forth in the Notes with an initial conversion price of $44.00. In connection with the purchase of such Notes, each Subscriber received a warrant (“Existing Warrant”), to purchase a number of shares of common stock (“Warrant Shares”) equal to 60% of the principal amount of any Note issued to such Subscriber divided by the conversion price of the Note issued to such Subscriber, at an exercise price equal to $52.00. In connection with the Purchase Agreement, the Company entered into a Security Agreement under which it granted the Subscribers a security interest in certain assets of the Company (the “Security Agreement”) and a Registration Rights Agreement under which the Company agreed to register for resale the Conversion Shares and the Warrant Shares. Concurrently therewith, the Company and the investors closed $3.3 million of the private offering.

Roth Capital, LLC acted as placement agent in the private offering, and the Company paid the Placement Agent a cash fee of five percent (5%) of the gross proceeds therefrom. The Company received $3.1 million in net proceeds from the closing, after deducting the fee payable to the Placement Agent and the legal fees of the Subscribers in connection with the transaction. The Company used the proceeds to repay prior outstanding notes payable and for working capital and general corporate purposes.

Interest on the Notes accrued at a rate of 6% per annum and was payable either in cash or in shares of the Company’s common stock at the conversion price in the Note on each of the six and twelve month anniversaries of the issuance date and on the maturity date of October 18, 2022.

F-42

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes were initially convertible into the Company’s common stock at an initial fixed conversion price of $44.00 per share. This conversion price is subject to adjustment for stock splits, combinations, or similar events, among other adjustments. On April 1, 2022, the Company and the holders agreed to a reduction of the conversion price of the 6% secured convertible promissory notes to $26.00 per share in connection with the Company’s issuance of a common stock purchase warrant to TQLA covering its loan amount of $3.5 million with a common stock value of $24.00 per share.

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by a subordinated security interest in the Company’s assets pursuant to the terms of a Security Agreement entered into between the Company and the Subscribers.

On October 13, 2022, the Company entered into an Amendment Agreement with the holders of the 6% Secured Convertible Promissory Notes. The Amendment Agreement changed the Maturity Date of the Notes from October 18, 2022 to November 18, 2022. In consideration of the extension, the Company issued 4,808 shares of its common stock to each of the Subscribers.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with the Subscribers and other creditors, pursuant to which the Maturity Date of the Notes was extended from November 18, 2022 to March 31, 2025 and interest accrues at 9% per annum. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest on the Notes of $3.3 million was exchanged for equity issued to the SPV, in which the Subscribers held a 50% ownership interest, and the Notes were then amended and restated. As of September 30, 2024, the principal balance was $0.4 million and interest expense accrued was $27,451.

2024 Secured Notes

On May 15, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2, and LDI.

Pursuant to the Loan Agreement, Bigger, District 2 and LDI purchased from the Company for $1.1 million cash promissory notes in the aggregate principal amount of $1.1 million (the “2024 Secured Notes”). The 2024 Secured Notes may be satisfied by payment of 110% of principal on or before November 29, 2024, by payment of 130% of principal on or before March 30, 2025 or by payment of 140% of principal on March 31, 2025.

With each 2024 Secured Note, the Company issued Warrants to purchase a share of the Company’s common stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant-holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a Warrant to purchase 299,011 shares.

The Loan Agreement provides that if the 2024 Secured Notes have not been satisfied by November 29, 2024, then until March 31, 2025 each of the Subscribers will have the right to purchase a “Kicker Note” in the amount of $0.5 million for LDI or $0.3 million for each of Bigger and District 2 by surrendering debt or equity instruments specified in the Loan Agreement. The Kicker Notes will not bear interest, and may be satisfied by payment of their principal amounts on or before March 31, 2026.

The Company’s obligations under the 2024 Secured Notes and the Kicker Notes (collectively, the “2024 Notes”) are secured by the Company’s pledge of its assets, subject to certain specified exceptions. In connection with the Loan Agreement, the Company, Aegis, Bigger and District 2 amended and restated the Intercreditor Agreement they had executed on September 29, 2023. In the Amended and Restated Intercreditor Agreement, Aegis, Bigger and District 2 subordinate their liens on any barrels of spirits owned by the Company, and the parties agree that the net proceeds of any sale of barrels will be paid to the Subscribers in satisfaction of the 2024 Notes. Commencing when all barrels have been sold, the lien of the Subscribers under the 2024 Notes will become pari passu with the senior lien on the remaining collateral.

F-43

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

14. Commitments and Contingencies

Legal Matters

On March 1, 2023, Sandstrom Partners, Inc. filed a complaint in the Circuit Court of the State of Oregon for the County of Multnomah alleging the Company failed to pay for its services pursuant to an agreement entered into on October 16, 2019. The complaint sought damages of $245,000, plus a judicial declaration, due to the Company’s failure to pay for the services. The Company believes that it paid for services rendered. On October 28, 2024, the Company signed a term sheet to settle the case.

On December 15, 2020, Grover Wickersham filed a complaint in the United States District Court for the District of Oregon against the Company. Mr. Wickersham, the former CEO and Chairman of the Board of the Company, has asserted causes of action for fraud in the inducement, breach of contract, breach of the implied covenant of good faith and fair dealing, defamation, interference with economic advantage, elder financial abuse, and dissemination of false and misleading proxy materials. During June 2024, this case was settled.

The Company is not currently subject to any other material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

15. Net Income (Loss) per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Potentially dilutive securities consist of the incremental common stock issuable upon exercise of stock options, convertible notes and warrants. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. There were no anti-dilutive common shares included in the calculation of income (loss) per common share as of September 30, 2024 and 2023.

16. Stockholders’ Equity

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with the SPV, Aegis, Bigger, District 2, LDI and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

Pursuant to the DSA, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million;

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1.6 million; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1.6 million.

F-44

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Further pursuant to the DSA:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7.4 million was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

●	Upon the liquidation, dissolution and winding up of the Company, or upon the effective date of a consolidation, merger or statutory share exchange in which the Company is not the surviving entity, the holder of each share of the Series C Preferred Stock shall be entitled to a distribution prior to and in preference of the holders of the common stock.

●	In the event the Company declares a dividend payable in cash or stock to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s common stock into which that holder’s Series C Preferred Stock could be converted on the record date for the distribution common stock. The dividends issued on the Company s outstanding Series B Preferred Stock are excluded from this provision.

●	The holders of Series C Preferred Stock shall have no voting rights; except that nothing will limit a holder’s voting rights with respect to shares of any other class of the Company’s common stock held from time to time.

Issuance of Common Stock

During the nine months ended September 30, 2024, the Company issued 1,764 shares of common stock to a director for stock-based compensation of $2,046. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant of $1.16 per share and issued at $3.05 per share. During the nine months ended September 30, 2024, the Company issued 55,738 shares of common stock to employees and a consultant for stock-based compensation of $0.1 million at $1.21 per share.

On September 5, 2024, the Company entered into a Securities Purchase Agreement with a single institutional investor for the sale of 92,815 shares of common stock for $1.00 per share, and the sale of pre-funded warrants for $0.9999 per warrant. The warrants permitted the purchase of 349,227 shares of common stock for $0.0001 per share. The warrants were exercised on September 6, 2024. The Company used the net proceeds for working capital and general corporate purposes.

On September 29, 2023, pursuant to the DSA (see discussion above), the Company issued to the SPV 296,722 shares of common stock and 200,000 shares of its Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million.

During the year ended December 31, 2023, the Company issued 162,849 shares of common stock to directors and employees for stock-based compensation of $0.7 million. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant, within the range of $1.29 to $7.40 per share and issued within the range of $3.05 to $7.40 per share

During the year ended December 31, 2023, the Company sold 343,495 shares of common stock for net proceeds of $1.4 million in at-the-market public placements.

F-45

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Issuance of Series B Preferred Stock

On October 19, 2021, Company entered into a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) for its purchase of 2.5 million shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company with an initial conversion price of $62.00 per share. 42,500 shares of common stock were reserved for issuance in the event of conversion of the Preferred Shares.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the common stock for the 90 trading days immediately preceding a dividend date (“VWAP”). For the year ended December 31, 2024, the Company issued dividends of 177,725 shares of common stock at $0.84 per share to its Series B Preferred stockholders. For the year ended December 31, 2023, the Company issued dividends of 92,957 shares of common stock at a VWAP of $1.61 per share to its Series B Preferred stockholders. For both the nine months ended September 30, 2024 and 2023, the Company accrued $0.1 million of preferred dividends.

Issuance of Series C Preferred Stock

On September 29, 2023, the Company entered into the DSA, pursuant to which the Company issued to the SPV 200,000 shares of its Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $28.025 and is convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series C Preferred Stock with an initial conversion price of $3.05 per share.

On September 6, 2024, the SPV converted 82,415 shares of its Series C Preferred Stock into 757,395 shares of common stock.

Bridgetown Spirits Corp.

Subsequent to execution of the Debt Agreement, Bridgetown issued 1.0 million shares of common stock to the Company, representing all of the issued and outstanding capital stock of Bridgetown.

Stock-Based Compensation

On September 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the plan, on January 1, 2023 the number of shares available for grant under the 2016 Plan reset to 437,993 shares, equal to 8% of the number of outstanding shares of the Company’s capital stock, calculated on an as-converted basis, on March 31 of the preceding calendar year, and then added to the prior year plan amount. As of September 30, 2024, there were 2,120 options and 196,619 restricted stock units (“RSUs”) outstanding under the 2016 Plan, with vesting schedules varying between immediate or three (3) years from the grant date.

A summary of all stock option activity as of and for the nine months ended September 30, 2024 is presented below:

	# of Options	Weighted- Average Exercise Price
Outstanding as of December 31, 2023	2,120	$57.95

Outstanding and Exercisable as of September 30, 2024	2,120	$57.95

The aggregate intrinsic value of options outstanding as of September 30, 2024 was $0. As of September 30, 2024, all options had vested.

The Company uses the Black-Scholes valuation model to measure the grant-date fair value of stock options. The grant-date fair value of stock options issued to employees is recognized on a straight-line basis over the requisite service period. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments as the underlying stock-based awards vest.

F-46

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

To determine the fair value of stock options using the Black-Scholes valuation model, the calculation takes into consideration the effect of the following:

●	Exercise price of the option
●	Fair value of the Company’s common stock on the date of grant
●	Expected term of the option
●	Expected volatility over the expected term of the option
●	Risk-free interest rate for the expected term of the option

The calculation includes several assumptions that require management’s judgment. The expected term of the options is calculated using the simplified method described in GAAP. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is derived from volatility calculated using historical closing prices of common shares of similar entities whose share prices are publicly available for the expected term of the options. The risk-free interest rate is based on the U.S. Treasury constant maturities in effect at the time of grant for the expected term of the options.

The Company did not issue any additional options during the three and nine months ended September 30, 2024.

Warrants

On May 16, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2, and LDI. With each 2024 Secured Note, the Company issued a Warrant to purchase a share of the Company’s common stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant-holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a Warrant to purchase 299,011 shares. The Company recorded debt issuance costs of $0.3 million as of September 30, 2024.

The estimated fair value of the new warrants issued was based on a combination of closing market trading price on the date of issuance for the public offering warrants, and the Black-Scholes option-pricing model, using the assumptions below:

Volatility	100%
Risk-free interest rate	4.4%
Expected term (in years)	5.0
Expected dividend yield	-
Fair value of common stock	$0.55

On March 21, 2022, the Company entered into a promissory note with TQLA LLC to accept a one year loan of $3.5 million. In addition, the Company issued a common stock purchase warrant to TQLA covering the loan amount with an exercise price of $24.00 per share. The note payable was fully repaid in October 2022. The common stock purchase warrant expires in March 2027. The warrants were amended pursuant to the Debt Satisfaction Agreement (See discussion above) to prevent any exercise that would result in the warrant-holder and affiliates acquiring cumulative voting power in excess of 9.99%. This Beneficial Ownership Limitation may be increased to 19.99% upon 61 days advance notice to the Company.

From April 19, 2021 through May 12, 2021, the Company issued in a private placement Existing Warrants to purchase up to 45,000 shares of common stock at an exercise price of $52.00 per Warrant Share. On July 30, 2021, the Company entered into Inducement Letters with the holders of the Existing Warrants whereby such holders agreed to exercise for cash their Existing Warrants to purchase the 45,000 Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 45,000 shares of common stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $60.00 per share and are exercisable until August 19, 2026. On September 29, 2023, pursuant to the Debt Satisfaction Agreement (see above), the exercise price of the Existing Warrants was reduced to $33.08 per share and the term during which the Existing Warrants may be exercised was extended to June 23, 2028.

On January 15, 2020, the Company and its subsidiaries entered into a loan agreement (the “Loan Agreement”) between the Company and Live Oak Banking Company (“Live Oak”), a North Carolina banking corporation (the “Lender”) to refinance existing debt of the Company and to provide funding for general working capital purposes In connection with the Loan Agreement, the Company issued to the Lender a warrant to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $78.80 per share (the “Warrant”). The Warrant expires on January 15, 2025. In connection with the issuance of the Warrant, the Company granted the Lender piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the Warrant, subject to certain exceptions.

F-47

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

A summary of all warrant activity as of and for the nine months ended September 30, 2024 is presented below:

	Warrants	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	201,667	3.8	$34.87	$-

Granted	1,196,043	5.0	5.00	-
Outstanding as of September 30, 2024	1,397,710	4.8	$9.31	$-

17. Related Party Transactions

The following is a description of transactions since January 1, 2023 as to which the amount involved exceeds the lesser of $0.1 million or one percent (1%) of the average of total assets at year-end for the last two completed fiscal years, which was $0.2 million, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements.

Aegis Security Insurance Company

On October 7, 2022, the Company entered into a Note Purchase Agreement with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). $3.3 million of the purchase price was paid to TQLA, LLC to satisfy a Note purchased from TQLA earlier in 2022. See discussion of the Aegis transaction in Note 12. Patrick Kilkenny is the principal owner of Aegis. TQLA LLC is owned by Stephanie Kilkenny, a member of the Company’s Board of Directors, and her husband, Patrick Kilkenny.

LD Investments LLC and Aegis Security Insurance Company

On September 29, 2023, the Company entered into a Secured Promissory Note with LDI in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI. Patrick Kilkenny is the spouse of Stephanie Kilkenny, a member of the Company’s Board of Directors.

On September 29, 2023, the Company entered into the DSA with LDI, Aegis Security Insurance Company (of which Patrick Kilkenny is the principal owned) and other creditors. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI holds a 21% interest.

2024 Secured Notes

During February 2024, LDI advanced the Company $0.6 million. On May 16, 2024, the Company entered into a Loan Agreement with LDI, see: Note 13, Secured Credit Facilities - 2024 Secured Notes.

18. Subsequent Events

Merger Agreement

On September 4, 2024, the Company entered into the Merger Agreement with the Merger Sub and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

F-48

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of the Company, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of the Company’s common stock measured by the same ratio.

The sale of the Company’s common stock and Series F Preferred Stock to the shareholders of Beeline was carried out in a transaction exempt from registration pursuant to SEC Regulation 506(b).

Debt Agreement

On October 7, 2024, a closing was held pursuant to the terms of the Debt Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to the Company a total of 31,234 shares of the Company’s Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors also released the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company caused Craft C+P to be merged into a limited liability company owned by the Investors.

●	The Company issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released the Company from liability for $2.6 million of unsecured debt.

●	The Company issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released the Company from liability for $2.0 million of unsecured debt.

●	The Company transferred a total of 108,899 shares of Bridgetown Spirits Corp. to Bigger, District 2, Esping, WPE and Grammen, and those Investors released the Company from unsecured debt in the aggregate amount of $0.9 million.

●	The Company issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released the Company from liability for $0.2 million of unsecured debt.

Preferred Stock

On October 7, 2024 the Company filed with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D Preferred Stock and a Certificate of Designation of 200,000 shares of Series E Preferred Stock and a Certificate of Designation of 70.0 million shares of Series F Preferred Stock and a Certificate of Designation of 1.0 million shares of Series F-1 Preferred Stock. The material terms of each class of Preferred Stock are:

Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $10.00. The holder of Series D Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series D Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series D Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series D Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series D Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Each share of Series D Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D Conversion Price. The initial Series D Conversion Price is $1.80 per common share, which is subject to equitable adjustment. The number of shares of common stock into which a holder may convert Series D Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

F-49

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $10.00. The holder of Series E Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series E Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series E Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series E Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series E Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Commencing 390 days after the closing under the Debt Agreement (the “Measurement Date”), each share of Series E Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E Conversion Price. The Series E Conversion Price on and after the Measurement Date will equal the average of the VWAPs for the five trading days immediately preceding the Measurement Date, subject to a “Floor Price” of $0.25 per share. The Series E Conversion Price and the Floor Price will be subject to equitable adjustment in the event of stock splits and the like. The number of shares of common stock into which a holder may convert Series E Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value of $0.50. The holder of Series F Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series F Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series F Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series F Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series F Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock.

Series F-1 Preferred Stock. The material terms of the Series F-1 Preferred Stock are identical to the material terms of the Series F Preferred Stock, except that holders of Series F-1 Preferred Stock are entitled to case one vote per share at any meeting of the Company’s shareholders.

Shareholder Approval. If the shareholders of the Company approve the conversion of the Series F and the Series F-1 Preferred Stock at a meeting to be called for that purpose, each such share will be convertible into common stock by a conversion ratio equal to the stated value of the Series F or F-1 share divided by the Series F Conversion Price. The initial Series F Conversion Price is $0.50 per common share, which is subject to a “Floor Price” equal to 20% of the “Minimum Price” as defined in the Nasdaq Rules. The Series F Conversion Price and the Floor Price are subject to equitable adjustment. In addition, if during the next two years the sum of the common shares outstanding on October 7, 2024 plus shares issuable on conversion of Preferred Stock plus shares issuable on conversion of securities issued in the initial financing of the post-merger company plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485, then the Series F Conversion Price will be adjusted to retain the ratio of common share issuable on conversion to the Measuring Shares. Likewise, if the number of Measuring Shares on October 7, 2025 is less than 14,848,485, then the Series F Conversion Price will be adjusted to retain the ration of the Measuring Shares to the number of shares issuable on conversion. The number of shares of common stock into which a holder (other than a holder otherwise subject to Section 16(a) of the Exchange Act) may convert Series F or Series F-1 Preferred Stock will be limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 4.99%.

Series C Preferred Stock

On October 25, 2024, the SPV transferred its remaining Series C Preferred Stock, 117,586 shares, to members in proportion to the membership interest of each. These shares were then converted to 1.1 million shares of the Company’s common stock.

F-50

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Senior Secured Notes

Purchase Agreement

On November 14, 2024, the Company sold $1.9 million in aggregate principal amount of Senior Secured Notes (the “Notes”) and Pre-Funded Warrants to purchase a total of 363,602 shares of common stock (the “Warrants”) for total gross proceeds of $1.6 million in a private placement offering (the “Offering”).The Notes and Warrants were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (each, an “Investor” and together the “Investors”).

The Notes have a maturity date of 120 days from issuance, were issued with a 20% original issue discount and do not bear interest unless and until one or more of the customary events of default set forth therein occurs, whereupon each Note will bear interest at a rate of 18% per annum. If the Note remains outstanding for 180 days, the Note also requires a special one-time interest payment of 30% which will increase the principal of each Note accordingly. Upon the occurrence of an event of default, each Investor also has the right to require the Company to pay all or any portion of the Note at a 25% premium. Further, the Company is required to prepay the Notes in connection with certain sales of securities or assets at each Investor’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the Notes, at its election. The Notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions.

The Warrants have a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.499 per share was pre-funded by each Investor). The Warrants will be exercisable beginning upon shareholder approval of the issuance of the Common Stock issuable upon exercise of such Warrants in accordance with the rules of The Nasdaq Capital Market and an increase in the authorized Common Stock of the Company. If at any time after exercising the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for use, then the Warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

The Company also entered in three forms of side letters with the Investors which (i) permitted one Investor which with an affiliate invested $0.4 million to exchange that amount of stated value of shares of Series F Preferred Stock for a $0.4 million 120-day promissory note to another affiliate, which note was issued immediately prior to the closing of the Offering and has substantially identical terms to the Notes issued therein, except it is subordinated with respect to its security interest, (ii) permit two Investors to convert Series D Preferred Stock beginning on April 7, 2025, and (iii) permit two Investors to receive a number of shares of Series F equal to 50% of their investment amount, or $0.1 million each, using the stated value of the Series F Preferred Stock, which is $0.50 per share, to determine the number of shares of Series F Preferred Stock.

Promissory Note

On October 30, 2024, the Company entered into a Promissory Note with LDI for $0.3 million. A balloon payment of the entire outstanding principal balance of the indebtedness together with all accrued interest shall be due and payable in full on November 24, 2024, totaling $0.4 million.

Employment Agreement: Chief Executive Officer

The Merger Agreement provided that, as a condition to closing of the Merger, The Employment Agreement between the Company and Geoffrey Gwin, the Company’s Chief Executive Officer, would be amended in a manner satisfactory to the Company, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, the Company’s Employment Agreement with Geoffrey Gwin was amended as follows:

●	The performance bonuses in the Employment Agreement were replaced by a bonus of $90,000. On October 15, 2024, the Company issued 180,000 shares of common stock to Mr. Gwin at $0.50 per share in satisfaction of the Company’s bonus obligation.
●	The Company issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.
●	The Company covenanted that, in the event that the conversion price of the Series F Preferred Stock is reduced, the Company will issue to Mr. Gwin a number of common shares equal to one percent of the additional shares issued as a result of the adjustment.
●	The Company agreed to issue 100,000 shares of common stock to Mr. Gwin if he is terminated by the Company without cause.

F-51

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

F-52

BEELINE FINANCIAL HOLDINGS, INC.

December 31, 2023 and 2022

F-53

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Beeline Financial Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Beeline Financial Holdings, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement

As discussed in Note 15 to the consolidated financial statements, the 2023 and 2022 consolidated financial statements, as originally audited by a predecessor auditor, have been restated to correct certain errors.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. The Company had a net loss and cash used in operations of $10,899,722 and $7,275,185, respectively, in 2023 and an accumulated deficit, stockholders’ deficit and working capital deficit of $38,369,200, $16,497,293 and $2,815,232 respectively at December 31, 2023. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-54

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2024.

Boca Raton, Florida

December 13, 2024

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-55

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
	(As Restated)	(As Restated)
Assets
Current Assets
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Mortgage loans held for sale, at fair value	2,301,012	3,022,969
Interest rate lock derivative	57,505	30,757
Prepaid expenses and other current assets	82,137	92,843
Total Current Assets	2,631,011	3,279,792

Property and equipment, net	308,693	460,069
Software development costs, net	4,863,090	5,452,197
Right of use assets	1,643,432	1,947,804
Security deposit	58,181	58,431
Total Assets	$9,504,407	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,349,112	$1,238,369
Warehouse lines of credit	2,157,119	3,060,923
Lease liability, current portion	323,959	309,167
Overdraft liability	35,162	-
Loan payable and accrued interest	91,999	100,000
Loan payable and accrued interest, related party	1,050,179	-
Promissory note	-	112,500
BDCRI loan, current portion	104,346	109,005
Accrued payroll	300,132	412,391
Escrows held for others	4,906	22,195
Accrued expenses and other current liabilities	29,329	54,153
Total Current Liabilities	5,446,243	5,418,704

Long Term Liabilities
Convertible notes	8,889,261	745,238
Convertible notes - related party	8,986,493	3,601,000
Accrued interest on convertible notes, including related party	965,378	77,883
BDCRI Loan	187,500	254,346
Lease liability, net of current portion	1,526,825	1,850,784
Total Long Term Liabilities	20,555,457	6,529,251

Total Liabilities	26,001,700	11,947,955

COMMITMENTS AND CONTINGENCIES (See Note 11)

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	2	5
Series B preferred stock, 3,110,636 designated, none issued and outstanding	-	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	16	16
Additional paid in capital	22,274,390	27,106,404
Accumulated other comprehensive loss	(95,728)	(79,836)
Accumulated deficit	(38,369,200)	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,190,520)	(602,128)
Non-controlling interest	(306,773)	(147,534)
Total Stockholders’ Deficit	(16,497,293)	(749,662)

Total Liabilities & Stockholders’ Deficit	$9,504,407	$11,198,293

The accompanying notes are an integral part of these consolidated financial statements.

F-56

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
	(As Restated)	(As Restated)
Revenues
Gain on sale of loans, net	$2,974,536	$1,835,778
Interest income	132,297	225,848
Interest expense	(179,886)	(249,794)
Loan origination fees	304,488	413,209
Title fees	559,762	722,703
Data and tech services	2,748	-
REVENUES, NET	3,793,946	2,947,744

Operating Expenses
Selling, general and administrative	292,895	267,563
Salaries and benefits	6,418,989	6,052,874
Payroll taxes	415,809	405,065
Professional fees	920,656	920,578
Marketing and advertising	1,891,128	1,788,458
Loan originating expenses	805,996	917,966
Depreciation and amortization	1,591,511	1,161,094
Rent and utilities	369,785	620,779
Computer and software	537,889	842,798
Title operation expense	199,202	140,951
Travel and entertainment	71,976	71,654
Insurance expense	212,546	202,649
Total Operating Expenses	13,728,382	13,392,429

Operating Loss	(9,934,436)	(10,444,685)

Other (Income)/Expenses
Other (income)/expense	(296,553)	-
Interest expense	1,253,728	106,849
Other taxes	8,110	702
Total Other Expenses, Net	965,285	107,551

NET LOSS	$(10,899,722)	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	(159,239)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,740,483)	(10,404,702)

Unrealized foreign currency translation loss	(15,892)	(70,298)
TOTAL OTHER COMPREHENSIVE LOSS	(15,892)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,756,375)	$(10,475,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-57

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2023 AND 2022

(As Restated)

	Common Stock		Series A Preferred Stock		Additional Paid in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Interests	Loss	(Deficit)
Balance, December 31, 2021	1,643,840	$16	269,100	$3	$22,030,739	$(17,224,015)	$-	$(9,538)	$4,797,205

Stock option compensation expense	-	-	-	-	77,217	-	-	-	77,217

Restricted stock unit vesting	200	-	-	-	286,974	-	-	-	286,974

Preferred stock issued under series A warrants exercises	-	-	203,810	2	4,711,474	-	-	-	4,711,476

Foreign currency translation adjustments	-	-	-	-	-	-	-	(70,298)	(70,298)

Net loss	-	-	-	-	-	(10,404,702)	(147,534)	-	(10,552,236)

Balance, December 31, 2022	1,644,040	16	472,910	5	27,106,404	(27,628,717)	(147,534)	(79,836)	(749,662)

Series A Preferred stock exchanged for convertible notes	-	-	(224,950)	(3)	(5,206,760)	-	-	-	(5,206,763)

Stock option compensation expense	-	-	-	-	374,746	-	-	-	374,746

Foreign currency translation adjustments	-	-	-	-	-	-	-	(15,892)	(15,892)

Net loss	-	-	-	-	-	(10,740,483)	(159,239)	-	(10,899,722)

Balance, December 31, 2023	1,644,040	$16	247,960	$2	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

The accompanying notes are an integral part of these consolidated financial statements.

F-58

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	THE YEARS ENDED
	December 31,
	2023	2022
	(As Restated)	(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,899,722)	$(10,552,236)
Adjustments to reconcile net loss to net cash (used in ) provided by operating activities:
Depreciation and amortization	1,591,511	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	(2,974,536)	(1,835,778)
Stock-based compensation	374,746	364,191
Noncash lease expense	(4,795)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	59,831,839	132,474,641
Originations and purchases of mortgage loans held for sale	(56,135,346)	(122,263,204)
Accounts receivable	-	280,285
Derivative assets	(26,748)	(30,757)
Prepaid expenses and other current assets	10,706	209,108
Deposits	250	255,408
Accounts payable and accrued expenses	956,910	277,396
Promissory note issued for lease cancellation	-	225,000
Net Cash (Used in) Provided by Operating Activities	(7,275,185)	289,035

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software and property and equipment	(851,028)	(1,914,773)
Net Cash Used in Investing Activities	(851,028)	(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments/borrowings under warehouse line of credit	(903,804)	(8,237,999)
Repayments under notes payable	(222,500)	(225,000)
Repayments under notes payable, related party	-	(700,000)
Net borrowings under operating lines of credit	-	(1,025)
Borrowings under notes and convertible notes payable	5,129,472	732,612
Borrowings under notes and convertible notes payable, related party	4,196,071	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476
Net Cash Provided by (Used in) Financing Activities	8,199,239	(118,936)

Effect of exchange rate changes on cash	(15,892)	(70,298)
Net increase (decrease) in cash	57,134	(1,814,972)
Cash and cash equivalents - beginning of year	133,223	1,948,195
Cash and cash equivalents - end of year	$190,357	$133,223

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$194,136	$273,509
Income Tax	$8,110	$701

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$4,000,370	$-
Preferred stock exchanged for convertible notes - related party	$1,206,393	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	December 31,
	2023	2022
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Total cash and cash equivalents and restricted cash	$190,357	$133,223

The accompanying notes are an integral part of these consolidated financial statements.

F-59

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), Beeline Mortgage Holdings, Inc. (“Beeline Mortgage”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a majority-owned subsidiary called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

On June 4, 2024, the Company effected a 10-for-1 forward stock split and changed the authorized common and preferred shares and par values. All share and per share data in the accompanying consolidated financial statements and footnotes has been retrospectively adjusted to reflect these changes.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity or sell Beeline to a strategic acquirer. In October 2024, Beeline was acquired by Eastside Distilling, Inc. (see Note 14)

F-60

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in these consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at December 31, 2023 and 2022 is $187,006 and $100,510 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAINS ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

F-61

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

F-62

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40, “Internal-Use Software,” Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 “Subsequent Measurement” on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

F-63

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of December 31, 2023 and 2022.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

F-64

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at December 31, 2023 and 2022.

Assets or liabilities measured at fair value or a recurring basis were as follows at December 31, 2023 and 2022:

	2023			2022
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Mortgage loans held for sale	$-	$2,301,012	$-	$-	$3,022,969	$-
Interest rate lock derivative	$-	$-	$57,505	$-	$-	$30,757

A roll forward of the level 3 valuation financial instruments was as follows:

	For the years ended December 31,
Balance at beginning of year	2023	2022
Initial valuation	$30,757	$-
Change in fair value in gain on sale of loans, net	26,748	30,757
Balance at end of year	$57,505	$30,757

DEBT ISSUANCE COSTS

Beeline’s notes or loans payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in interest expense in the Other (Income)/Expense category in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the year ended December 31, 2023, marketing and advertising expenses were $1,891,128. For the year ended December 31, 2022, they were $1,788,458.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $374,746 for the year ended December 31, 2023, and $364,191 for the year ended December 31, 2022.

F-65

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Foreign Currency TranslatioN AND TRANSACTIONS

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The translation adjustment for years ended December 31, 2023 and 2022 was $15,892 and $70,298, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

Segment Information

The Company operates in one reportable segment as a Direct-to-Consumer lender. The Company’s chief operating decision makers, its Chief Executive Officer and Chief Financial Officer manage the Company’s operations as a whole.

INCOME TAXES

The Company uses the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial statement amounts. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that, more likely than not, will be realized. The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are subject to periodic recoverability assessments. Realization of the deferred tax assets, net of deferred tax liabilities, is principally dependent upon achievement of projected future taxable income.

F-66

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company accounts for uncertainty in income taxes using a two-step approach for evaluating tax positions. Step one, recognition, occurs when the Company concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. Step two, measurement, is only addressed if the position is more likely than not to be sustained. Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company will adopt ASU 2023-7 beginning with its fiscal year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. At December 31, 2023 and 2022, Beeline adjusted its loan balance to estimated fair value based on the eventual sales of loans.

	2023	2022
Mortgage loans held for sale	$2,267,596	$3,104,591
Fair value adjustment	33,416	(81,622)
Mortgage loans held for sale, at fair value	$2,301,012	$3,022,969

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2023 and 2022, consisted of the following:

	2023	2022
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less: accumulated depreciation	(599,942)	(448,566)
Property and equipment, net	$308,693	$460,069

Depreciation expense totaled $151,376 for the year ended December 31, 2023 and $151,376 for 2022.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023. At December 31, 2023 and 2022, capitalized software development costs consisted of the following:

	2023	2022
Software Development Version 1	$1,725,250	$1,725,250
Software Development Version 2	821,983	821,983
Software Development Version 3	3,335,136	3,335,136
Software Development Version 4	1,438,149	1,346,424
Software Development Version 5	759,303	-
	8,079,821	7,228,793
Less: Accumulated Depreciation	(3,216,731)	(1,776,596)
Software Development, net	$4,863,090	$5,452,197

Amortization expense totaled $1,440,135 and $1,009,718 for the years ended December 31, 2023 and 2022, respectively.

F-67

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 7 - WAREHOUSE LINES OF CREDIT

FIRSTFUNDING, INC.

At December 31, 2023, Beeline was engaged with one bank for a secured line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement and contains default provisions as defined. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 at December 31, 2023 .

On September 21, 2021, Beeline entered into an agreement with FirstFunding, Inc. (lender) for a $10,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc upon 60 days notice. The line was renewed on September 30, 2023 with a reduction in available funding from $10,000,000 to $5,000,000. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements, quarterly unaudited financial statements, and monthly interim unaudited financial statements if requested. Beeline is also subject to non-financial covenants. Beeline grants to the lender a security interest in and to all of Beeline’s right, title, and interest in and to each mortgage loan in which the lender has acquired a warehouse interest.

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

The below is a summary of warehouse lines outstanding as of December 31:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused
2023	FirstFunding, Inc.	$5,000,000	$2,157,119	$2,842,881
2022	Flagstar Bank	$10,000,000	$3,060,923	$6,939,077

INTEREST EXPENSE ON WAREHOUSE LINES OF CREDIT

Interest expense on warehouse lines of credit were $179,886 in 2023 and $249,794 in 2022.

F-68

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of December 31, 2023 and 2022, the balance due is $291,846 and $363,351, respectively, net of discounts of $8,154 and $11,649, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182 in 2021, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

The payment schedule for the BDCRI loan is as follows:

Year	Amount
2024	$100,000
2025	100,000
2026	100,000
Total	$300,000

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. As of December 31, 2023 and 2022, the balance due is $60,244 and $100,000, respectively. The balance of the loan was paid in full on June 6, 2024.

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $31,755. This loan was subsequently reclassified as a Convertible Notes when a convertible note agreement was signed by the lender in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. At December 31, 2023 the balance due is $78,826. Beeline was granted an extension on this note until year end 2024.

In September 2023, Beeline entered into a loan for $357,400 and in December 2023, another loan for $142,600 from Manta Reef (Gulp Data). Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024. At December 31, 2023, the balance due on these loans is $587,529.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum and is due on demand. At December 31, 2023, the balance due is $222,544.

F-69

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $25,000,000 as amended, to investors through May 29, 2024.

Beeline issued Convertible Notes totaling $4,436,238 in 2022 and $13,439,516 in 2023. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

The notes contain an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

Mandatory Conversion

If the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline Series A Preferred stock held by the investors for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 224,950 shares of Series A Preferred stock for 2022 Convertible Notes having principal amounts totaling $5,206,763. There were no gains or losses on these exchanges.

All Convertible Notes are three-year notes of: $4,436,238 (raised in 2022) maturing in 2025 and $13,439,516 (raised in 2023) maturing in 2026. As of December 31, 2023 and 2022, interest of $965,378 and $77,883, respectively, has accrued on all these notes. At December 31, 2023 and 2022, the balance due on these notes, consisting of related party and non-related party notes, was $17,875,754 and $4,436,238, respectively.

F-70

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Convertible notes at December 31, were as follows:

	2023	2022
Convertible notes	$8,889,261	$745,238
Convertible notes - related party	8,986,493	3,601,000
Total	$17,875,754	$4,346,238

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable and Convertible Notes with related parties, including officers, directors, and affiliates.

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a ten-for-one (10:1) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Forward Stock Split .

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

SERIES A PREFERRED STOCK

During 2023, three investors exchanged 224,950 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,763. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During 2022, warrants were exercised for 203,810 shares of Series A preferred stock and the company received exercise proceeds of $4,711,476.

The rights and preferences of the Series A preferred stock are as follows:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

F-71

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pari passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of December 31, 2023. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

All outstanding shares of Series A Preferred Stock shall automatically be converted, without the payment of additional consideration by any holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect upon and as of’ the earliest to occur of (the time of such conversion is referred to herein as the “Mandatory Conversion Time”) a Qualified Offering or Qualified Event.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023. See “Equity Compensation Plan” below for 2022 activity.

F-72

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

COMMON STOCK WARRANTS

At December 31, 2023, Beeline has 58,680 outstanding common stock warrants with an exercise price of $23.12 and a remaining contractual life of 2.75 years.

Warrant activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2021	363,360	$23.12	4.75	$-
Expired/Forfeits	(65,290)			-
Granted	-		-	-
Exercises to Series A preferred stock	(203,810)	-	-	-
Balance Outstanding December 31, 2022	94,260	23.12	3.75	-
Forfeits	(35,580)			-
Granted	-	-	-	-
Balance Outstanding December 31, 2023	58,680	$23.12	2.75	$-
Exercisable, December 31, 2023	58,680	$23.12	2.75	$-

In addition to the warrants noted above, Beeline issued warrants in connection with the 2022 Subordinated Convertible Promissory notes to possibly purchase a quantity of shares of the company’s capital stock based on the warrant coverage amount (which as of December 31, 2023 was $17.875 million and $4.346 million as of December 31, 2022) divided by the exercise price as defined which was indeterminant as of December 31, 2023 and 2022 (see Note 8). The warrant coverage amount equaled 100% of the aggregate principal borrowed by the company under all convertible promissory notes then issued by the company and outstanding (excluding interest thereon) as of such date. However, as of December 31, 2023 and 2022, (1) the right to exercise any such warrant, (2) the exercise price of any such warrant, and (3) the type and number of shares of capital stock for which any such warrant might eventually be exercisable, all remained contingent upon various and alternative equity financing events yet to have occurred. As such, no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined. See Note 14 – Subsequent Events for the exchange of these warrants for other equity instruments.

F-73

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

EQUITY INCENTIVE PLANS

Beeline Financial Holdings, Inc.’s Amended Equity Incentive Plan provides employees, consultants, and directors of Beeline and its affiliates awards, including incentive stock options, non-qualified stock options, and restricted stock.

As approved by the Boards of Directors on December 21, 2023, the Plan was amended to increase the number of shares of Common Stock which could be made available for Award under the Plan by 717,160 for a total of one million (1,000,000) shares of Common Stock. As of December 31, 2023, Beeline granted a total of 792,810 awards. As of December 31, 2023, 207,190 shares of Common Stock remain available for grants of awards pursuant to this Plan.

Restricted Stock Awards

In 2020, Beeline granted 123,500 Restricted Common Stock (CRSA’s) shares with an estimated fair value of $597,864 to four employees. The shares vest over 25 months. The company recognized the remaining compensation expense of $286,974 in 2022. All restricted shares issued under the Plan are now fully vested and unrestricted. 200 shares were issued in fiscal 2022 related to this grant while the remainder were issued in 2020.

The following table summarizes activity related to non-vested shares:

	Number of Non-Vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2021	59,280	$4.84
Granted	-	-
Shares vested	(59,280)	$(4.84)
Non-vested, December 31, 2022	-	-
Shares vested	-	-
Non-vested, December 31, 2023	-	$-

Option Awards

During 2023, the Company’s Board of Directors granted 609,090 new stock options to employees as incentive stock options (ISOs). These options have a fair value of approximately $900,000 and carry a four-year vesting period. The issuance of these options, along with a prior year grant, generated stock option compensation expense in the year 2023 in the amount of $374,746. Stock option expense in fiscal 2022, related to prior year grants was $77,217.

F-74

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

At December 31, 2023, the total unrecognized compensation related to unvested stock option awards granted, was approximately $0.8 million, which the Company expects to recognize over a weighted-average period of approximately 3.5 years.

Stock option activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2021	228,810	$4.08	6	$-
Forfeited	(35,090)	-		-
Balance Outstanding, December 31, 2022	193,720	3.94	5	-
Granted	609,090	2.50		-
Forfeited	(66,320)	-		-
Balance Outstanding, December 31, 2023	736,490	$2.89	4.6	$-
Exercisable, December 31, 2023	152,850	$2.89	4.6	$-

The fair value of the stock option grants were estimated using the following assumptions:

	For the Years Ended
	December 31,
	2023	2022
Risk free interest rate	3.88%	1.04% – 3.55%
Expected term in years	5.5	6
Dividend yield	—	—
Volatility of common stock	62% –64%	58% – 60%
Weighted average grant date fair value per option	$2.50	$4.08

Phantom Stock Awards

In 2018, Beeline adopted the Phantom Equity Plan (the “Phantom Plan”), which authorizes up to 100,000 shares (“Phantom Shares”) to be granted to participating employees. The Phantom Shares are a hypothetical equity interest in Beeline and vest over a four-year period. Each award will only vest and become payable upon certain events, such as a change in ownership of Beeline or a liquidation event, as defined in the Phantom Plan agreement. At December 31, 2023 and 2022, the value per share was deminimis. No additional Phantom Shares were granted in 2023 or 2022. There are 39,750 issued and fully vested Phantom Shares at December 31, 2023 and 2022.

401(k) Employee Benefit Plan

Beeline has established a retirement benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees are permitted to contribute a percentage of compensation into the retirement plan up to a maximum determined by the Internal Revenue Code. The plan also allows for discretionary employer matching contributions and profit-sharing contributions to the plan; however, no such contributions were elected for the 2023 year ended.

F-75

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

Beeline leases office space under various operating lease agreements, including an office for its headquarters, for branch location and licensing purposes under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates.

	December 31,
Components of Operating and Finance Lease Cost Table for the years ended	2023	2022
Operating lease cost	$335,353	$482,363

Maturities of lease liabilities as of	December 31,
Operating Leases	2023	2022
Weighted average remaining lease term	3.9 years	4.6 years
Weighted average discount rate	1.41%	1.41%

Supplemental cash flow information related to leases for the years ended	December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:	$-	$-
Operating cash flows from operating leases	340,149	451,199
Operating cash flows from finance leases	-	-
Finance cash flows from finance leases	-	-
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,716,897	$3,716,897
Finance leases	-	-

Right-of-use assets and lease liabilities as of	December 31,
	2023	2022
Assets
Operating lease right-of-use assets	$1,643,432	$1,947,804
Finance lease right-of-use assets	-	-
Total right-of-use assets	$1,643,432	$1,947,804
Liabilities
Current
Operating	$323,959	$309,167
Finance	-	-
Non-current
Operating	1,526,825	1,850,784
Finance	-	-
Total Lease Liabilities	$1,850,784	$2,159,951

F-76

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Maturities of lease liabilities as of	December 31,
Operating Leases	2023
2024	$350,316
2025	360,793
2026	282,758
2027	227,669
2028	234,499
Thereafter	490,314
Total future minimum rental commitments	1,946,349
Less Imputed Interest	(95,565)
Total Lease Liability	$1,850,784

REGULATIONS

Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations.

Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Consumer Financial Protection Bureau (the “CFPB”) was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

F-77

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Effective October 1, 2022, the CFPB revised the definition of a QM which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of the Truth in Lending Act (“TILA”) and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the Federal Housing Authority (the “FHA”), the Federal Trade Commission (the “FTC”), and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future.

Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

NOTE 12 - CONCENTRATIONS

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts. There were no balances that exceeded insured limits as of December 31, 2023 and 2022.

The Company relies on one lender for the warehouse line it uses to fund the mortgage loans it makes to its customers.

The Company sells its mortgage loans primarily to four investors.

F-78

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765 as of December 31, 2022, and $574,012 as of December 31, 2023. Nimble Title held $23,447 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets (liabilities) at December 31, 2023 and 2022 consist of net operating loss carryforwards and differences in the book basis and tax basis of mortgage loans and intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022 were as follows:

Statutory Rate Reconciliation	2023		2022
Loss before taxes	$(2,288,942)	21.00%	$(2,215,970)	21.00%
Effect of permanent differences	4,820	-0.04%	(124,870)	1.18%
State taxes, net of federal benefit	(498,553)	4.57%	(510,933)	4.84%
Valuation Allowance	2,782,675	-25.53%	2,851,773	-27.03%
Total	$0	0.00%	$(0)	0.00%

The Company’s approximate net deferred tax assets as of December 31, 2023 and 2022 were as follows:

Years Ended December 31,	2023	2022
Deferred Tax Asset:
Fixed Assets	$43,031	$43,031
NOL Carryforward	10,160,018	7,370,500
Deferred Income Tax Assets	10,203,049	7,413,531

Deferred Tax Liabilities:
LHFS	(365,031)	(365,031)
Derivatives	(14,712)	(7,869)
Intangible Assets	(142,676)	(142,676)
Deferred Income Tax Liabilities	(522,419)	(515,576)

Valuation Allowance	(9,680,630)	(6,897,955)
Net Deferred Income Tax Asset/(Liability)	$-	$-

The gross operating loss carryforward was approximately $40,439,859 and $29,536,339 at December 31, 2023 and 2022, respectively. The Company provided a valuation allowance equal to the net deferred income tax assets for the years ended December 31, 2023, and 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $2,782,675 in 2023.

The potential tax benefit arising from the net operating loss carryforward of $10,160,018 can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2021, 2022 and 2023 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 14 - SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to December 13, 2024, the date these consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined to disclose the following subsequent events:

Sale of 2022 Convertible Notes

During 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.000 for future services to be rendered, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest.

Exchange of Debt for Equity

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of $2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025.

In October 2024, these convertible notes were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantive. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

During 2024, the Company issued 1,605,935 shares of its common stock for cash proceeds of $2,408,902.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company shall include this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

Series B Preferred Stock

On June 4, 2024, Beeline designated 3,110,636 shares of Series B Preferred Stock at a par value of $0.00001 with the following rights:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

F-79

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were hilly convened (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the

Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pan passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Series B Original Issue date each share of outstanding Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series B Original Issue Price b- the Series B Conversion Price in effect at the time of conversion. The Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be convened into shares of Common Stock, shall be subject to adjustment.

For Series B preferred stock, the conversion price shall mean a price per share of Common Stock equal to the lowest of the following, as applicable at the time of conversion: (a) the price per share of Common Stock resulting from dividing (x) $25,000,000 by (y) the Fully Diluted Capitalization immediately prior to such conversion; (b) the Mandatory Debentures Conversion Price; and (c) a 25% discount to the five-day VWAP of the Common Stock prior to the date that is 366 days after the closing of a Qualified Offering or Qualified Event, subject to a floor price of $0.25 per share.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

F-80

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 15 – RESTATEMENT OF FINANCIALS

The Company has restated its consolidated financial statements for certain errors. In addition, a 10 for 1 forward stock split was retrospectively applied to the restated consolidated financial statements. This retrospective application is not considered a restatement. Below is a reconciliation from the previously reported consolidated financial statements to the restated amounts in the accompanying consolidated financial statements.

The previously reported amounts were included in a Form 8-K filed on November 21, 2024 of Eastside Distilling, Inc., who acquired the Company on October 7, 2024.

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2023
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$190,357	$(187,006)	$3,351
Restricted cash	-	187,006	187,006
Accounts Receivable, net	57,970	(57,970)	-
Mortgage loans held for sale, at fair value	2,243,043	57,969	2,301,012
Interest rate lock derivative	-	57,505	57,505
Prepaid expenses and other current assets	82,137	-	82,137
Total Current Assets	2,573,507	57,504	2,631,011

Property and equipment, net	308,693	-	308,693
Software development costs, net	4,863,090	-	4,863,090
Right of use assets	1,643,432	-	1,643,432
Security deposit	58,181	-	58,181
Total Assets	$9,446,903	$57,504	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,384,275	$(35,162)	$1,349,112
Warehouse lines of credit	2,158,099	(980)	2,157,119
Lease liability, current portion	323,959	-	323,959
Overdraft liability	-	35,162	35,162
Loan payable	91,999	-	91,999
Loan payable, related party	973,173	77,006	1,050,179
BDCRI loan, current portion	-	104,346	104,346
Accrued payroll	300,132	-	300,132
Escrows held for others	4,906	-	4,906
Accrued expenses and other current liabilities	9,404	19,925	29,329
Total Current Liabilities	5,245,946	200,297	5,446,243

Long Term Liabilities
Convertible notes	9,469,018	(579,757)	8,889,261
Convertible notes - related party	9,440,428	(453,935)	8,986,493
Accrued interest on convertible notes	-	965,378	965,378
BDCRI Loan, net	291,846	(104,346)	187,500
Lease liability, net of current portion	1,526,825	-	1,526,825

Total Long Term Liabilities	20,728,117	(172,660)	20,555,457

Total Liabilities	25,974,063	27,636	26,001,700

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	248	(246)	2
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	1,644	(1,628)	16
Additional paid in capital	21,772,516	501,874	22,274,390
Accumulated other comprehensive loss	(95,728)	-	(95,728)
Accumulated deficit	(38,205,841)	(163,359)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,527,161)	336,641	(16,190,520)
Non-controlling interest	-	(306,773)	(306,773)
Total Stockholders’ Deficit	(16,527,161)	29,868	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$9,446,903	$57,504	$9,504,407

F-81

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

	As of December 31, 2022
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$133,223	$(100,510)	$32,713
Restricted cash	-	100,510	100,510
Accounts Receivable, net	29,595	(29,595)	-
Mortgage loans held for sale, at fair value	2,993,374	29,595	3,022,969
Interest rate lock derivative	-	30,757	30,757
Prepaid expenses and other current assets	92,843	-	92,843
Total Current Assets	3,249,035	30,757	3,279,792

Property and equipment, net	460,069	-	460,069
Software development costs, net	5,452,197	-	5,452,197
Right of use assets	1,947,804	-	1,947,804
Security deposit	58,430	1	58,431
Total Assets	$11,167,536	$30,758	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,236,957	$1,412	$1,238,369
Warehouse lines of credit	3,060,923	-	3,060,923
Lease liability, current portion	309,167	-	309,167
Loan payable	100,000	-	100,000
Promissory note	112,500	-	112,500
BDC loan, current portion	-	109,005	109,005
Accrued payroll	412,391	-	412,391
Escrows held for others	22,195	-	22,195
Accrued expenses and other current liabilities	5,767	48,386	54,153
Total Current Liabilities	5,259,901	158,803	5,418,704

Long Term Liabilities
Convertible notes	852,643	(107,405)	745,238
Convertible notes - related party	2,985,148	615,852	3,601,000
Accrued interest on convertible notes	-	77,883	77,883
BDC Loan, net	363,351	(109,005)	254,346
Lease liability, net of current portion	1,850,784	-	1,850,784

Total Long Term Liabilities	6,051,927	477,325	6,529,251

Total Liabilities	11,311,828	636,128	11,947,955

Stockholders’ Deficit
Preferred stock, $0.00001 par value
Series A preferred stock	269	(264)	5
Common stock, $0.00001 par value	1,644	-	16
Additional paid in capital	27,866,976	(760,572)	27,106,404
Accumulated other comprehensive loss	(79,836)	-	(79,836)
Accumulated deficit	(27,933,345)	304,628	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(144,292)	(457,836)	(602,128)
Non-controlling interest	-	(147,534)	(147,534)
Total Stockholders’ Deficit	(144,292)	(605,370)	(749,662)

Total Liabilities & Stockholders’ Deficit	$11,167,536	$30,758	$11,198,293

F-82

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/LOSS

	For the Year Ended December 31, 2023
Revenues	As previously reported	Restatement adjustment	As restated
Gain on sale of loans, net	$2,948,791	$25,745	$2,974,536
Interest income	(47,588)	179,885	132,297
Interest expense	-	(179,886)	(179,886)
Loan origination fees	304,388	100	304,488
Title fees	558,759	1,003	559,762
Data and tech services	2,748	-	2,748
REVENUES, NET	3,767,097	26,848	3,793,946

Operating Expenses
Selling, general and administrative	496,393	(203,498)	292,895
Salaries and benefits	6,422,175	(3,186)	6,418,989
Payroll taxes	31,468	384,341	415,809
Professional fees	920,656	-	920,656
Marketing and advertising	1,883,622	7,506	1,891,128
Loan originating expenses	675,053	130,943	805,996
Depreciation and amortization	1,591,511	-	1,591,511
Rent and utilities	369,785	-	369,785
Computer and software	668,733	(130,844)	537,889
Title operation expense	199,202	-	199,202
Travel and entertainment	71,976	-	71,976
Insurance expense	212,546	-	212,546
Other expenses	215,240	(215,240)	-
Total Operating Expenses	13,758,360	(29,978)	13,728,382

Operating Loss	(9,991,263)	56,826	(9,934,436)

Other (Income)/Expenses
Other (income)/expense	(295,946)	(607)	(296,553)
Interest expense	569,069	684,659	1,253,728
Other taxes	8,110	-	8,110
Total Other Income/Expenses	281,233	684,052	965,285

NET LOSS	$(10,272,496)	$(627,227)	$(10,899,722)
Net loss of subsidiary attributable to noncontrolling interest	-	(159,239)	(159,239)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,272,496)	(467,988)	(10,740,483)

Unrealized foreign currency translation gain (loss)	-	(15,892)	(15,892)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(15,892)	(15,892)

TOTAL COMPREHENSIVE LOSS	$(10,272,496)	$(483,880)	$(10,756,375)

	For the Year Ended December 31, 2022
	As previously reported	Restatement adjustment	As restated
Revenues
Gain on sale of loans, net	$1,854,910	$(19,132)	$1,835,778
Interest income	(23,946)	249,794	225,848
Interest expense	-	(249,794)	(249,794)
Loan origination fees	413,209	-	413,209
Title fees	672,813	49,890	722,703
REVENUES, NET	2,916,987	30,758	2,947,744

Operating Expenses
Selling, general and administrative	-	267,563	267,563
Salaries and benefits	5,812,860	240,014	6,052,874
Payroll taxes	405,065	-	405,065
Professional fees	920,578	-	920,578
Marketing and advertising	1,776,042	12,416	1,788,458
Loan originating expenses	1,047,241	(129,275)	917,966
Depreciation and amortization	1,161,094	-	1,161,094
Rent and utilities	620,779	-	620,779
Computer and software	922,527	(79,729)	842,798
Title operation expense	140,951	-	140,951
Travel and entertainment	71,655	(1)	71,654
Insurance expense	202,649	-	202,649
Other expenses	260,991	(260,991)	-
Total Operating Expenses	13,342,430	49,997	13,392,429

Operating Loss	(10,425,443)	(19,239)	(10,444,685)

Other (Income)/Expenses
Interest expense	283,187	(176,338)	106,849
Other taxes	701	1	702
Total Other Income/Expenses	283,888	(176,337)	107,551

NET LOSS	$(10,709,332)	$157,098	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	-	(147,534)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,709,332)	304,632	(10,404,702)

Unrealized foreign currency translation gain (loss)	-	(70,298)	(70,298)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(70,298)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,709,332)	$234,334	$(10,475,000)

F-83

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023
	As previously reported	Restatement adjustment	As restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,272,496)	$(627,227)	$(10,899,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,591,511	-	1,591,511
Allowance for change in fair market value	24,552	(24,552)	-
Gain on sale mortgage loans held for sale, net of direct costs	-	(2,974,536)	(2,974,536)
Stock-based compensation	374,746	-	374,746
Noncash lease expense	-	(4,795)	(4,795)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	59,831,839	59,831,839
Originations and purchases of mortgage loans held for sale	-	(56,135,346)	(56,135,346)
Derivative asset	-	(26,748)	(26,748)
Accounts receivable	(28,375)	28,375	-
Loans held for sale	725,779	(725,779)	-
Prepaid expenses and other current assets	10,706	-	10,706
Deposits	250	-	250
Accounts payable	147,317	809,593	956,910
Accrued payroll	(112,259)	112,259	-
Right of use asset	304,371	(304,371)	-
Escrows held	(17,289)	17,289	-
Warehouse lines of credit, net	(902,824)	902,824	-
Lease liability	(309,170)	309,170	-
Promissory note	(112,500)	112,500	-
Accrued expenses and other liabilities	3,640	(3,640)	-
Net Cash Used in Operating Activities	$(8,572,041)	$1,296,857	$(7,275,185)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of software and property and equipment	$(851,028)	$-	$(851,028)
Net Cash Used in Investing Activities	$(851,028)	$-	$(851,028)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	$(71,505)	$71,505	$-
Net borrowings under warehouse line of credit	-	(903,804)	(903,804)
Repayments under notes and convertible notes payable	-	(222,500)	(222,500)
Proceeds from convertible notes issued	3,940,403	1,189,069	5,129,472
Proceeds from convertible notes issued - related party	4,662,026	(465,955)	4,196,071
Proceeds from demand notes	153,454	(153,454)	-
Proceeds from demand notes - related party	811,718	(811,718)	-
Net Cash Provided by Financing Activities	$9,496,096	$(1,296,857)	$8,199,239

Effect of exchange rate changes on cash	$(15,892)	$-	$(15,892)
Net increase (decrease) in cash	57,134	-	57,134
Cash and cash equivalents - beginning of year	133,223	-	133,223
Cash and cash equivalents - end of year	$190,357	$-	$190,357

	For the Year Ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES	As previously reported	Restatement adjustment	As restated
Net Loss	$(10,709,332)	$157,098	$(10,552,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for gain/loss on loans held for sale	111,216	111,216	-
Depreciation and amortization	1,161,094	-	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	-	(1,835,778)	(1,835,778)
Stock-based compensation	364,191	-	364,191
Noncash lease expense	-	(276,113)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	132,474,641	132,474,641
Originations and purchases of mortgage loans held for sale	-	(122,263,204)	(122,263,204)
Accounts receivable	200,452	79,833	280,285
Derivative asset	-	(30,757)	(30,757)
Loans held for sale	8,294,039	(8,294,039)	-
Prepaid expenses and other current assets	266,443	(57,335)	209,108
Deposits	254,276	1,132	255,408
Accounts payable	330,123	(52,727)	(277,396)
Promissory note issued for lease cancellation	-	225,000	225,000
Accrued payroll	(96,159)	96,159	-
Right of use asset	(1,947,804)	1,947,804	-
Escrows held	(30,524)	30,524	-
Warehouse lines of credit, net	(8,237,999)	8,237,999	-
Deferred rent	(641,627)	641,627	-
Lease liability	2,159,951	(2,159,951)	-
Other changes	145,691	(145,691)	-
Accrued expenses and other liabilities	(60,908)	60,908	-
Net Cash Provided by (Used in) Operating Activities	$(8,436,877)	$8,948,344	$289,035

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(26)	26	-
Purchases of software and property and equipment	(1,914,772)	(1)	(1,914,773)
Net Cash Used in Investing Activities	$(1,914,798)	$25	$(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	(71,575)	71,575	-
Net borrowings under warehouse line of credit	-	(8,237,999)	(8,237,999)
Net borrowings under operating lines of credit	-	(1,025)	(1,025)
Repayments under notes and convertible notes payable	-	(225,000)	(225,000)
Proceeds from promissory note	225,000	(225,000)	-
Repayment of promissory note	(112,500)	112,500	-
Series A warrants exercised	4,711,476	(4,711,476)	-
Proceeds from convertible notes issued	852,642	(120,030)	732,612
Proceeds from convertible notes issued - related party	2,985,148	615,852	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476	4,711,476
Amortization of debt discount	254,223	(254,223)	-
2022 warrants issued	169,442	(169,442)	-
2022 warrants issued - related party	593,226	(593,226)	-
Repayments of demand notes - related party	(700,000)	-	(700,000)
Proceeds from corporation note	100,000	(100,000)	-
Net Cash Provided by (Used in) Financing Activities	$9,007,082	$(9,126,018)	$(118,936)

Effect of exchange rate changes on cash	$70,298	$(140,596)	(70,298)
Net decrease in cash	(1,274,295)	(540,675)	(1,814,972)
Cash and cash equivalents - beginning of year	1,407,520	540,675	$1,948,195
Cash and cash equivalents - end of year	$133,223	$-	$133,223

F-84

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2024 and 2023

(Unaudited)

F-85

BEELINE FINANCIAL HOLDINGS, INC.

F-86

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$102,672	$3,351
Restricted cash	91,041	187,006
Mortgage loans held for sale, at fair value	6,271,551	2,301,012
Interest rate lock derivative	62,796	57,505
Prepaid expenses and other current assets	247,441	82,137
Total Current Assets	6,775,501	2,631,011

Property and equipment, net	195,161	308,693
Software development costs, net	4,030,624	4,863,090
Right of use assets	1,412,131	1,643,432
Equity method investment	96,500	-
Security deposit	58,492	58,181
Total Assets	$12,568,409	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities:
Accounts payable	$1,672,225	$1,349,112
Debt, convertible notes, net of debt discount	2,265,438	-
Warehouse lines of credit	5,996,846	2,157,119
Lease liability, current portion	335,416	323,959
Overdraft liability	-	35,162
Loan payable	-	91,999
Loan payable, related party	908,432	1,050,179
BDC loan, current portion	109,005	104,346
Accrued payroll	712,381	300,132
Escrows held for others	42,885	4,906
Accrued expenses and other current liabilities	110,907	29,329
Total Current Liabilities	12,153,535	5,446,243

Long Term Liabilities:
Debt, convertible notes	-	8,889,261
Debt, convertible notes - related party	-	8,986,493
Accrued interest on convertible notes	-	965,378
BDC Loan	185,462	187,500
Lease liability, net of current portion	1,273,314	1,526,825
Total Long Term Liabilities	1,458,776	20,555,457

Total Liabilities	13,612,311	26,001,700

COMMITMENTS AND CONTINGENCIES (See Note 12)

Stockholders’ Deficit:
Preferred stock, $0.00001 par value, 3,282,896 shares authorized:
Series A preferred stock, 172,260 shares designated, and 172,260 and 247,960 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	2	2
Series B preferred stock, 3,110,636 shares designated, and 2,386,653 and 0 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	24	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 10,255,302 and 1,644,040 shares issued and outstanding as of September 30, 2024 and December 31, respectively	102	16
Additional paid in capital	36,681,230	22,274,390
Accumulated other comprehensive loss	(88,095)	(95,728)
Accumulated deficit	(37,252,280)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit
Non-controlling interest	(384,885)	(306,773)
Total Stockholders’ Deficit	(1,043,902)	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$12,568,409	$9,504,407

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-87

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023
Revenues
Gain on sale of loans, net	$2,394,250	$2,215,221
Interest Income, net	(45,058)	(39,344)
Loan origination fees	503,306	248,573
Title fees	756,411	396,086
Data and tech services	28,298	91,990
REVENUES, NET	3,637,207	2,912,526

Operating Expenses
Salaries and benefits	4,885,059	4,380,769
Payroll taxes	365,294	302,702
Professional fees	1,641,025	955,121
Marketing and advertising	1,618,472	1,356,123
Loan originating expenses	1,076,853	644,592
Depreciation and amortization	1,325,505	1,187,641
Rent and utilities	312,391	386,523
Computer and software	435,105	474,460
Title operation expense	234,971	156,732
Travel and entertainment	38,196	58,800
Insurance expense	132,193	158,094
Other expenses	147,480	172,327
Total Operating Expenses	12,212,544	10,233,884

Operating Loss	(8,575,337)	(7,321,358)

Other Income/Expenses
Other income	350	245,369
Interest expense	(1,430,412)	(198,846)
Legal settlement	(300,000)	-
Gain on extinguishment of debt	11,344,207	-
Total Other Income	9,614,145	46,523

NET INCOME (LOSS)	$1,038,808	$(7,274,835)
Net loss of subsidiary attributable to noncontrolling interest	78,112	120,875
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	1,116,920	(7,153,960)

OTHER COMPREHENSIVE INCOME
Unrealized foreign currency translation gain	7,663	3,608
TOTAL OTHER COMPREHENSIVE INCOME	7,663	3,608

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,202,695	$(7,029,477)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-88

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2023	247,960	$2	-	$-	1,644,040	$16	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

Sale of common stock for cash	-	-	-	-	1,278,055	13	1,917,128	-	-	-	1,917,141

Preferred stock exchanged for convertible notes	(75,700)	-	-	-	-	-	(1,750,079)	-	-	-	(1,750,079)

Shares issued for conversion of debt	-	-	1,646,157	17	7,333,207	73	13,468,955	-	-	-	13,469,045

Series B preferred stock issued in connection with convertible debt	-	-	740,496	7	-	-	770,836	-	-	-	770,843

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	7,633	7,633

Net income	-	-	-	-	-	-	-	1,116,920	(78,112)	-	1,038,808

Balance, September 30, 2024	172,260	$2	2,386,653	$24	10,255,302	$102	$36,681,230	$(37,252,280)	$(3384,885)	$(88,095)	$(1,043,902)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2022	472,190	$5	-	$-	164,440	$16	$27,106,404	$(27,628,717)	$(147,534)	$(79,836)	$(749,662)

Preferred stock exchanged for convertible notes	(203,320)	(2)	-	-	-	-	(4,706,536)	-	-	-	(4,706,538)

Stock-based compensation expense	-	-	-	-	-	-	281,060	-	-	-	281,060

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	3,608	3,608

Net loss	-	-	-	-	-	-	-	(7,153,960)	(120,875)	-	(7,274,835)

Balance, September 30, 2023	268,870	$3	-	$-	164,440	$16	$22,680,928	$(34,782,677)	$(268,409)	$(76,228)	$(12,446,367)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-89

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,038,808	$(7,274,835)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,325,505	1,187,641
Gain on sale mortgage loans held for sale, net of direct costs	(705,967)	(373,162)
Amortization of debt discount to interest expense	519,902	2,621
Stock-based compensation	-	281,060
Non-cash gain on extinguishment of debt	(11,344,207)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	70,737,835	75,299,655
Originations and purchases of mortgage loans held for sale	(74,002,407)	(74,002,407)
Accounts receivable	-	-
Derivative assets	(5,291)	-
Prepaid expenses and other current assets	(15,304)	(413,545)
Deposits	(311)	1,184
Accounts payable and accrued expenses	819,757	206,525
Promissory note issued for lease cancellation	-	-
Accrued interest payable	629,917	(77,883)
Lease liability	(10,753)	(3,030)
Net Cash Used in Operating Activities	(11,012,516)	(5,166,176)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in equity method investee	(96,500)	-
Purchases of software and property and equipment	(379,507)	(665,806)
Net Cash Used in Investing Activities	(476,007)	(665,806)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under warehouse line of credit	3,839,727	(1,038,794)
Repayments under notes and convertible notes payable	(91,999)	(104,745)
Net borrowings under operating lines of credit	-	-
Borrowings under notes and convertible notes payable	5,961,124	7,025,665
Borrowings under notes and convertible notes payable, related party	(141,747)	-
Proceeds from the sale of common stock	1,917,141	-
Net Cash Provided by Financing Activities	11,484,246	5,882,126

Effect of exchange rate changes on cash	7,633	3,608
Net increase in cash	3,356	53,752
Cash and cash equvalents - beginning of period	190,357	133,223
Cash and cash equivalents - end of period	$193,713	$186,975

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$-	$-
Income Tax	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$1,750,079	$4,706,538
Convertible notes and accrued interest exchanged for common stock and Series B preferred stock	$13,469,045	$-
Issuincxe of Series B reflects as debt discount	$770,843	$-
Convertible note issued for future services	$150,000	$-
Convertible note issued for accrued interest	$10,000	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	September 30,
	2024	2023
Cash and cash equivalents	$102,672	$-
Restricted cash	91,041	186,975
Total cash and cash equivalents and restricted cash	$193,713	$186,975

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-90

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a joint venture called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These unaudited consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity and stock or sell Beeline to a strategic acquirer.

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

F-91

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The unaudited consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in thee consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at September 30, 2024 and December 31, 2023 and 2022 is $91,041 and $187,006 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAIN ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

F-92

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40 Internal-Use Software, Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 Subsequent Measurement on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company included this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

F-93

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of September 30, 2024 and December 31, 2023.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at September 30, 2024 and December 31, 2023.

A roll forward of the level 3 valuation financial instruments is as follows:

	September 30, 2024			December 31, 2023
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate lock derivative	$-	$-	$62,796	$-	$-	$57,505

	For the Nine Months Ended September 30,
	2024	2023
Balance at beginning of period	$57,505	$30,757
Change in fair value included in derivative expense (income)	5,291	-
Balance at end of period	$62,796	$30,757

F-94

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DEBT ISSUANCE COSTS

Beeline’s notes payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the nine months ended September 30, 2024 and 2023, marketing and advertising expenses were $1,618,472 and $1,356,123, respectively.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $0 and $281,060 for the nine months ended September 30, 2024 and 2023, respectively.

F-95

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Foreign Currency Translation

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2024 and 2023 was $7,633 and $3,608, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

INCOME TAXES

Deferred tax assets and liabilities are recorded for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2023, the amount of the deferred tax assets of approximately $38 million arising principally from the net operating loss carryforward was reduced to $0 by a valuation allowance of the same amount.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The adoption of ASU 2023-7 had no effect on the Company’s financial position or results of operations.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. As of September 30, 2024 and December 31, 2023, Beeline recognized an allowance for estimated fair value on the eventual sales of loans.

	September 30, 2024	December 31, 2023
Mortgage loans held for sale	$6,116,847	$2,267,596
Fair value adjustment	154,704	33,416
Mortgage loans held for sale, at fair value	$6,271,551	$2,301,012

F-96

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2024 and December 31, 2023, consisted of the following:

	September 30, 2024	December 31, 2023
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less accumulated depreciation	(713,474)	(599,942)
Property and equipment, net	$195,161	$308,693

Depreciation expense totaled $113,532 and $113,532 for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023.

As of September 30, 2024 and December 31, 2023, capitalized software development costs consisted of the following:

	September 30, 2024	December 31, 2023
Software development costs capitalized	$8,459,328	$8,079,821
Less accumulated amortization	(4,428,704)	(3,216,731)
Software development costs, net	$4,030,624	$4,863,090

Amortization expense totaled $1,211,973 and $1,074,109 for the nine months ended September 30, 2024 and 2023, respectively.

F-97

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 7 - WAREHOUSE LINES OF CREDIT

Beeline engaged with one bank for a line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 as of September 30, 2024.

FIRSTFUNDING, INC.

On October 1, 2022, Beeline entered into an agreement with FirstFunding, Inc. for a $5,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements and monthly interim unaudited financial statements. Beeline is also subject to non-financial covenants.

The below is a summary of warehouse lines outstanding as of September 30, 2024 and December 31, 2023:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused

December 31, 2023	First Funding, Inc.	$5,000,000	$2,157,119	$2,841,901
September 30, 2024	First Funding, Inc.	$5,000,000	$5,996,846	$4,003,154

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of September 30, 2024 and December 31, 2023, the balance due is $294,467 and $291,846, respectively, net of discounts of $5,533 and $8,154, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. The balance was paid in full in June 2024. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $60,244, respectively.

F-98

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $31,755, respectively. This note was subsequently reclassified as a Convertible Note when the agreement was signed in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. As of September 30, 2024 and December 31, 2023, the balance due is $78,826 and $78,826, respectively.

In September 2023, Beeline received $310,000 and in December 2023, Beeline received $130,500 Manta Reef (Gulp Data), in the form of loans payable. Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024, As of September 30, 2024 and December 31, 2023, the balance due on these loans is $511,502 and $511,502, respectively.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $318,104 and $221,565, respectively.

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $20,000,000, to investors through March 31, 2024.

Beeline raised total proceeds of $17,875,754 with Convertible Notes, $4,436,238 in 2022 and $13,439,516 in 2023.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline securities held by the investor for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 22,495 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,706,559.

Additionally, during the nine months ended September 30, 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.00 for future services to be rendered, which as of September 30, 2024 is included reflected in prepaid expenses on the accompanying unaudited consolidated balance sheet, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest. Warrants were issued with these rates with the same terms as the 2022 convertible notes issued in previous years. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

We have added an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

F-99

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Mandatory Conversion

We have provided that, if the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207, which is reflected in other income on the accompanying unaudited consolidated statement of operations and comprehensive loss.

As of September 30, 2024 and December 31, 2023, interest of $0 and $965,378 has accrued on all these notes, respectively. As of September 30, 2024 and December 31, 2023, the balance due on these notes was $0 and $17,875,754, respectively.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of 2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025. In October 2024, these 2024 Convertible Notes were amended (See Note 12).

During the nine months ended September 30, 2024, amortization of debt discount amounted to $517,281 which is included in interest expense on the accompanying statement of operations and comprehensive loss.

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable, convertible notes with related parties, including officers and directors.

F-100

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

On June 4, 2024, all of the related party convertibles notes were converted to common stock and series B preferred stock (see Note 8).

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a one-for-ten (1:10) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the unaudited consolidated financial statements to reflect the Reverse Stock Split.

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023.

During the nine months ended September 30, 2024, the Company issued 1,278,055 shares of its common stock for cash proceeds of $1,917,141.

During the nine months ended September 30, 2024, the Company issued 7,333,207 shares of its common stock in connection with the conversion of convertible notes (See Note 8).

PREFERRED STOCK

Series A preferred stock

During 2023, three investors exchanged 224,950 shares of Series A preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,559. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During the nine months ended September 30, 2024, Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079,

The agreement for the sale of shares of the Series A Preferred Stock states a par value $0.00001 per share. In connection with that agreement, such purchasers of Preferred Stock are provided with the right, among other rights, to designate the election of certain members of the board of directors of the Corporation (the “Board”) in accordance with the terms of the agreement.

F-101

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Dividends

Beeline shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of Beeline (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock.

As of September 30, 2024 and December 31, 2023, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Beeline, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of Beeline available for distribution to its stockholders.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of September 30, 2024. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

Upon any of (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the closing of a Going-Public Transaction; or (c) the time and date, or the occurrence of an event, specified by vote or written consent of at least 65% of the issued and outstanding shares of Preferred Stock.

Series B preferred stock

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011. The Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. (See Note 8).

On June 5, 2024, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such share, which was reflected as a debt discount to be amortized over the note term (See Note 8).

NOTE 11 - CONCENTRATIONS OF CREDIT RISK

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts.

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765.12 as of December 31, 2022, and $574,012.33 as of December 31, 2023. Nimble Title held $23,446.78 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

F-102

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 12 - SUBSEQUENT EVENTS

2024 Convertible Notes Amendment

In October 2024, the 2024 Convertible Notes (See Note 8) were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantial. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

Subsequent to September 30, 2024 through the date of this report, Beeline sold 327,880 shares of common stock for proceeds of $491,761, or $1.50 per share.

Merger Agreement

On September 4, 2024, the Company entered into the Merger Agreement with the Merger Sub and Eastside Distilling, Inc. (“Eastside”). On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

F-103

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file documents with the SEC pursuant to the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Proxy and Information Statements. The SEC maintains an Internet site that contains such documents and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents filed with the SEC. This Prospectus incorporates by reference the Company’s documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares under this Prospectus. The information that we subsequently file with the SEC, other than information that is furnished rather than filed, is incorporated by reference and considered to be a part of this Prospectus, and will automatically update and supersede the information contained in this Prospectus. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, www.eastsidedistilling.com/ investors, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to the Company at Eastside Distilling, Inc., 755 Main Street, Building 4, Suite 3, Monroe, Connecticut, 06468, Attention: Investor Relations, or an oral request by calling the Company at +1 458-800-9154. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

99

PROSPECTUS

Eastside Distilling, Inc.

Offering of 545,406 Shares of Common Stock

January 14, 2025